CALCULATION OF REGISTRATION FEE
                                                                      Amount of
                                               Maximum Aggregate    Registration
Title of Each Class of Securities Offered        Offering Price        Fee(1)

NYSE 25 Notes		 			$2,500,000	       $98.25


    (1) Pursuant to Rule 457(p) under the Securities Act of 1933, filing fees of $94,671.00 have already been paid with respect to unsold securities that were previously registered pursuant to a Registration Statement on Form F-3 (No. 333-89136) of ABN AMRO Bank N.V. (the "Prior Registration Statement"), which was initially filed on May 24, 2002 and for which a post-effective amendment was filed on September 17, 2003 and have been carried forward. The $98.25 fee with respect to the $2,500,000 NYSE 25 Notes due January 29, 2010 sold pursuant to this registration statement is offset against those filing fees,and $27,171.50 remains available for future registration fees. No additional fee has been paid with respect to this offering.

PRICING SUPPLEMENT                                 PRICING SUPPLEMENT NO. 432 TO
(TO PROSPECTUS DATED                     REGISTRATION STATEMENT NOS. 333-137691,
SEPTEMBER 29, 2006                                                 333-137691-02
AND PROSPECTUS SUPPLEMENT                                 DATED JANUARY 27, 2008
DATED SEPTEMBER 29, 2006)
CUSIP: 00078U4G2
                                 [ABN AMRO LOGO]
                                   $2,500,000
                               ABN AMRO BANK N.V.
                                   ABN NOTES(SM)
                             SENIOR FIXED RATE NOTES
          FULLY AND UNCONDITIONALLY GUARANTEED BY ABN AMRO HOLDING N.V.
                                ----------------
                  24 MONTH YIELD DISCOVERY NOTES LINKED TO THE
       CURRENT COMPONENTS OF THE NYSE(R) INTERNATIONAL TARGET 25 PORTFOLIO
                              DUE JANUARY 29, 2010

THE SECURITIES ARE PRINCIPAL PROTECTED SUBJECT TO THE CREDIT OF ABN AMRO BANK, N.V. AS THE ISSUER OF THE SECURITIES AND ABN AMRO HOLDING N.V. AS THE GUARANTOR OF THE ISSUER'S OBLIGATIONS UNDER THE SECURITIES. THE PAYOUT AT MATURITY WILL BE BASED ON THE CAPPED PERFORMANCE DURING THE TERM OF THE SECURITIES OF THE COMMON STOCKS, AMERICAN DEPOSITORY SHARES AND AMERICAN DEPOSITORY RECEIPTS OF THE 25 COMPONENTS OF THE NYSE(R) INTERNATIONAL TARGET 25 PORTFOLIO AS OF THE PRICING DATE, WHICH WE REFER TO AS THE UNDERLYING BASKET, DURING THE LIFE OF THE SECURITIES. THE SECURITIES DO NOT PAY INTEREST.

SECURITIES                    24 Month Yield Discovery Securities linked to the
                              current components of the NYSE(R) International
                              Target 25 Portfolio due January 29, 2010.

PRINCIPAL AMOUNT              $2,500,000

UNDERLYING BASKET             A basket consisting of the 25 Common Stocks,
                              Global Shares, and American Depository Shares included in the NYSE(R) International Target 25
                              Portfolio as of the pricing date, namely: Royal
                              Bank of Canada, France Telecom, Repsol YPF, S.A.,
                              Deutsche Telekom AG, Daimler AG, Canadian Imperial
                              Bank of Commerce, Mitsubishi UFJ Financial Group,
                              Inc., Honda Motor Co., Ltd., Telecom Italia
                              S.p.A., Nippon Telegraph and Telephone
                              Corporation, Aegon N.V., Lloyds TSB Group plc,
                              Royal Bank of Scotland Group plc, Deutsche Bank
                              Corporation, Toyota Motor Corporation, Allied
                              Irish Banks, plc, Eni SpA, Kookmin Bank, Allianz
                              SE, Credit Suisse Group, ING Groep N.V., UBS AG,
                              Korea Electric Power Corporation, Barclays Plc,
                              Statoil ASA. We refer to each of the Common
                              Stocks, Global Shares, and American Depository
                              Shares comprising the Underlying Basket as a basket stock.

DENOMINATIONS                 The Securities may be purchased in denominations
                              of $1,000 and integral multiples thereof.

ISSUE PRICE                   100%

PRICING DATE                  January 28, 2008

ORIGINAL ISSUE DATE           January 31, 2008

MATURITY DATE                 January 29, 2010

PRINCIPAL PROTECTION
LEVEL 100% subject to the credit of the issuer and the guarantor. At maturity holders of the Securities are only entitled to receive $1000 in principal per $1,000 principal amount of Securities. Any additional payment at maturity is dependent on the basket return.

PAYMENT AT MATURITY           The payment at maturity for each $1,000 principal
                              amount of the Securities is based on the performance of the Underlying Basket as follows:

                          o If the basket return is positive, we will pay you an amount in cash equal to the sum of $1000 + ($1,000 x basket return).

                          o If the basket return is zero or negative, we will pay you $1000.

                              IF THE BASKET RETURN IS POSITIVE, YOUR PAYMENT AT MATURITY WILL REFLECT THE 17% CAP ON THE STOCK RETURN ON EACH BASKET STOCK, SO YOUR RETURN ON THE SECURITIES MAY BE LESS THAN THE ACTUAL RETURN ON THE BASKET STOCKS.

BASKET RETURN                 The sum of the products of the capped stock return
                              of each basket stock times the weight assigned to such basket stock.

CAPPED STOCK RETURN           For each basket stock, the lesser of (i) the stock
                              return of such basket stock and (ii) 17%.

STOCK RETURN                  For each basket stock, the percentage change in
                              its price per share, calculated as follows:

                                   Final Price-Initial Price
                                   -------------------------
                                        Initial Price

WEIGHT                        0.04 (or 4.0%) for each basket stock.

INITIAL PRICE                 For each basket stock, the closing price per share
                              of such basket stock on the pricing date. The initial price and therefore the stock return for each basket stock and the basket return is subject to adjustment for certain corporate events affecting the basket stocks, which we describe in "Description of Securities -- Adjustment Events").

FINAL PRICE                   For each basket stock, the closing price of such
                              basket stock on the determination date.

CONTINGENT PAYMENT            3.16%
DEBT INSTRUMENT
COMPARABLE YIELD

GUARANTEE                     The Securities will be fully and unconditionally
                              guaranteed by ABN AMRO Holding N.V.

NO AFFILIATION WITH           We are not affiliated with any of the issuers of
ISSUERS OF THE                the basket stocks and the issuers of the basket
BASKET STOCKS                 stocks are not involved with this offering in any
                              way. The obligations represented by the Securities are our obligations, not those of the issuers of the basket stocks. Investing in the Securities is not equivalent to investing directly in the any or all of the individual basket stocks or in the NYSE(R) International Target 25 Portfolio.

LISTING We do not intend to list the Securities on any securities exchange.

The Securities are not insured by the Federal Deposit Insurance Corporation or any other federal agency.

The Securities involve risks not associated with an investment in conventional debt securities. See "Risk Factors" beginning on PS-8.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these Securities, or determined if this Pricing Supplement or the accompanying Prospectus Supplement or Prospectus is truthful or complete. Any representation to the contrary is a criminal offense. The agents are not obligated to purchase the Securities but have agreed to use reasonable efforts to solicit offers to purchase the Securities. To the extent the full aggregate principal amount of the Securities being offered by this Pricing Supplement is not purchased by investors in the applicable offering, one or more of our affiliates have agreed to purchase the unsold portion, which may constitute a substantial portion of the total aggregate principal amount of the Securities, and to hold such Securities for investment purposes. See "Holdings of the Securities by Our Affiliates and Future Sales" under the heading "Risk Factors" and "Plan of Distribution." This Pricing Supplement and the accompanying Prospectus Supplement and Prospectus may be used by our affiliates in connection with offers and sales of the Securities in market-making transactions.

                                                  PRICE $1,000 PER SECURITY

                                PRICE TO PUBLIC    AGENT'S COMMISSIONS(1)    PROCEEDS TO ABN AMRO BANK N.V.
Principal Protected Securities       100%                  2.00%                          98.00%
Total                              $2,500,000              $50,000                     $2,450,000

(1) For additional information see "Plan of Distribution" in this pricing supplement.

                              ABN AMRO INCORPORATED

    In this Pricing Supplement, the "Bank," "we," "us" and "our" refer to ABN AMRO Bank N.V. and "Holding" refers to ABN AMRO Holding N.V., our parent company. We refer to the Securities offered hereby and the related guarantees as the "Securities" and to each individual security offered hereby as a "Security."

    ABN Notes(SM) is a service mark of ABN AMRO Bank N.V.

      NYSE(R) and NYSE International 100 Index(SM) are service marks of NYSE Group, Inc. NYSE Group, Inc. has no relationship to ABN AMRO Bank N.V., other than the licensing of the service marks for use in connection with the Securities. NYSE Group, Inc. does not: sponsor, endorse, sell or promote the Securities; recommend that any person invest in the Securities or any other securities; have any responsibility or liability for or make any decisions about the timing, amount, pricing or the calculation of any payment at maturity of the Securities; have any responsibility or liability for the administration, management or marketing of the Securities; consider the needs of the Securities or the owners of the Securities in determining, composing or calculating the NYSE International 100 Index(SM) or have any obligation to do so.

    ANY SECURITIES ISSUED, SOLD OR DISTRIBUTED PURSUANT TO THIS PRICING SUPPLEMENT MAY NOT BE OFFERED OR SOLD (i) TO ANY PERSON/ENTITY LISTED ON SANCTIONS LISTS OF THE EUROPEAN UNION, UNITED STATES OR ANY OTHER APPLICABLE LOCAL COMPETENT AUTHORITY; (ii) WITHIN THE TERRITORY OF CUBA, SUDAN, IRAN AND MYANMAR; (iii) TO RESIDENTS IN CUBA, SUDAN, IRAN OR MYANMAR; OR (iv) TO CUBAN NATIONALS, WHEREVER LOCATED.

                                     SUMMARY

    THE FOLLOWING SUMMARY ANSWERS SOME QUESTIONS THAT YOU MIGHT HAVE REGARDING THE SECURITIES IN GENERAL TERMS ONLY. IT DOES NOT CONTAIN ALL THE INFORMATION THAT MAY BE IMPORTANT TO YOU. YOU SHOULD READ THE SUMMARY TOGETHER WITH THE MORE DETAILED INFORMATION THAT IS CONTAINED IN THE REST OF THIS PRICING SUPPLEMENT AND IN THE ACCOMPANYING PROSPECTUS AND PROSPECTUS SUPPLEMENT. YOU SHOULD CAREFULLY CONSIDER, AMONG OTHER THINGS, THE MATTERS SET FORTH UNDER THE HEADING "RISK FACTORS." IN ADDITION, WE URGE YOU TO CONSULT WITH YOUR INVESTMENT, LEGAL, ACCOUNTING, TAX AND OTHER ADVISORS WITH RESPECT TO ANY INVESTMENT IN THE SECURITIES.

WHAT ARE THE SECURITIES?

       The Securities are non-interest paying senior notes issued by us ABN AMRO Bank N.V., and are fully and unconditionally guaranteed by our parent company, ABN AMRO Holding N.V. The Securities have a maturity of two years. The Securities combine certain features of debt and equity by providing for the payment at maturity of 100% of the principal plus an additional amount equal to the capped percentage increase, if any, of the Underlying Basket during the life of the Securities. The payment at maturity will be limited because the percentage increases, if any, of the stock returns used to calculate the Basket Return as of the determination date are capped, on a per share basis, at a maximum of 17% for each basket stock. This means that if the price of a basket stock increases more than 17% during the term of the Securities, you will not receive a return on the Securities equal to the actual appreciation of the Underlying Basket. The Securities have a minimum return amount of $1,000 per $1,000 principal amount of Securities.

WHAT WILL I RECEIVE AT MATURITY OF THE SECURITIES?

For each $1,000 principal amount of the Securities, at maturity:

     If the basket return is positive, we will pay you an amount in cash equal to the sum of $1,000 + ($1000 x basket return).

     If the basket return is zero or negative, we will pay you $1,000.

     IF THE BASKET RETURN IS ZERO OR NEGATIVE YOU WILL BE ENTITLED TO RECEIVE ONLY THE PRINCIPAL AMOUNT OF $1,000 PER SECURITY AT MATURITY. IN SUCH A CASE, YOU WILL RECEIVE NO RETURN ON YOUR INVESTMENT AND YOU WILL NOT BE COMPENSATED FOR ANY LOSS IN VALUE DUE TO INFLATION AND OTHER FACTORS RELATING TO THE VALUE OF MONEY OVER TIME.

HOW IS THE BASKET RETURN CALCULATED?

The basket return will be equal to the sum of the capped stock returns for each of the 25 basket stocks times the weight of each basket stock. The weight of each basket stock is 0.04 or 4.0%.

WHAT IS THE STOCK RETURN AND THE CAPPED STOCK RETURN AND HOW ARE THEY
CALCULATED?

   The stock return, which is calculated for each basket stock, is the percentage change in the price per share of such basket stock from the pricing date when the initial price is set to the determination date when the final price is determined. The stock return is calculated as follows:

                    Final Price-Initial Price
                    -------------------------
                         Initial Price

     The capped stock return is the lesser of (i) the stock return with respect to the relevant basket stock and (ii) 17%. The 17% represents a cap on the appreciation of the basket stock during the term of the Securities. BECAUSE OF THE CAP, EVEN IF THE PRICE OF A BASKET STOCK APPRECIATES MORE THAN 17%, THE STOCK RETURN FOR SUCH BASKET STOCK CAN NEVER EXCEED 17%.

WILL I RECEIVE INTEREST PAYMENTS ON THE SECURITIES?

     No. You will not receive any interest payments on the Securities.

WILL I GET MY PRINCIPAL BACK AT MATURITY?

        Subject to the credit of ABN AMRO Bank, N.V. as the issuer of the Securities and ABN AMRO Holding N.V. as the guarantor of the issuer's obligations under the Securities, you will receive at maturity at least $1,000 per $1,000 principal amount of Securities, regardless of the basket return on the Underlying Basket on the determination date. However, if you sell the Securities prior to maturity, you will receive the market price for the Securities, which may or may not include the return of $1,000 for each $1,000 principal amount of Securities. There may be little or no secondary market for the Securities. Accordingly, you should be willing to hold your Securities until maturity.

     CAN YOU GIVE ME EXAMPLES OF THE PAYMENT I WILL RECEIVE AT MATURITY DEPENDING ON THE PERCENTAGE CHANGE IN THE VALUE OF THE UNDERLYING BASKET?

EXAMPLE 1: If, for example, the stock returns on 3 of the 25 basket stocks are each .10, the stock returns on 4 of the 25 basket stocks are each .20, the stock returns on 5 of the 25 basket stocks are each .25, the stock returns on 6 of the 25 basket stocks are each -.15 and the stock returns on 7 of the 25 basket stocks are each -.07 and the corresponding capped stock returns are .10 for each of 3 basket stocks, .17 for each of 4 basket stocks, .17 for each of 5 basket stocks, -.15 for each of 6 basket stocks, and -.07 for each of the remaining 7 basket stocks, the basket return would be calculated as:

    ((.10 x .04) x 3) + ((.17 x .04) x 4) + ((.17 x .04) x 5) + ((-.15 x .04) x
6) + ((-.07 x .04) x 7) = .0176 or 1.76%

Because the basket return is positive, at maturity, we would pay you:

              $1000 + ($1,000 x .0176) = $1017.60

      Accordingly, at maturity, you would receive a total payment of $1,017.60 for each $1,000 principal amount of the Securities. In this case, the Underlying Basket increased by a weighted average of 7.44% over the life of the Securities. Because the stock return on each basket stock is capped at 17%, the increase in the Underlying Basket is 1.76% and you would have received a 1.76% return on your initial principal investment. Your return is less than the actual increase in the Underlying Basket because the stock return on each basket stock is capped at 17%.

     EXAMPLE 2: If, for example, the stock returns on 3 of the 25 basket stocks are each .10, the stock returns on 4 of the 25 basket stocks are each .15, the stock returns on 5 of the 25 basket stocks are each .20, the stock returns on 6 of the 25 basket stocks are each .25 and the stock returns on 7 of the 25 basket stocks are each .30 and the corresponding capped stock returns are .10 for each of 3 basket stocks, .17 for each of 4 basket stocks, .17 for each of 5 basket stocks, .17 for each of 6 basket stocks, and .17 for each of the remaining 7 basket stocks, the basket return would be calculated as:

   ((.10 x .04) x 3) + ((.15 x .04) x 4) + ((.17 x .04) x 5) + ((.17 x .04) x 6)
+ ((.17 x .04) x 7) = .1584 or 15.84%

     Because the basket return is positive, at maturity, we would pay you:

            $1000 + ($1,000 x .1584) = $1158.40

Accordingly, at maturity, you would receive a total payment of $1158.40 for each $1,000 principal amount of the Securities. In this case, the Underlying Basket increased by a weighted average of 37.84% over the life of the Securities. Because the stock return on each basket stock is capped at 17%, the increase in the Underlying Basket is 15.84% and you would have received a 15.84% return on your initial principal investment. Your return is less than the actual increase in the Underlying Basket because the stock return on each basket stock is capped at 17%.

 EXAMPLE 3: If, for example, the stock returns on 3 of the 25 basket stocks are each -.10, the stock returns on 4 of the 25 basket stocks are each -.20, the stock returns on 5 of the 25 basket stocks are each -.30, the stock returns on 6 of the 25 basket stocks are each -.15 and the stock returns on 7 of the 25 basket stocks are each .07. These stock returns are not capped because the 17% cap does not apply to negative amounts. Accordingly, the basket return would be calculated as:

(-.10 x .04 x 3) + (-.20 x .04 x 4) + (-.30 x .04 x 5) + (-.15 x .04 x 6) + (.07
x .04 x 7) = -.1204 or -12.04%

Because the basket return is negative, at maturity, we would pay you the sum of $1000.

    Accordingly, at maturity, you would receive $1000 for each $1,000 principal amount of the Securities. In this case, the Underlying Basket decreased by -12.04% over the life of the Securities and you would not have lost any of your initial principal investment. YOU WILL NOT HAVE RECEIVED ANY RETURN ON YOUR INVESTMENT AND YOU WILL NOT BE COMPENSATED FOR ANY LOSS IN VALUE DUE TO INFLATION AND OTHER FACTORS RELATING TO THE VALUE OF MONEY OVER TIME.

    THESE EXAMPLES ARE FOR ILLUSTRATIVE PURPOSES ONLY. IT IS NOT POSSIBLE TO PREDICT THE CLOSING PRICES OF THE BASKET STOCKS ON THE DETERMINATION DATE, AND THUS THE STOCK RETURNS AND BASKET RETURN. THE INITIAL PRICE OF EACH BASKET STOCK IS SUBJECT TO ADJUSTMENT AS SET FORTH IN "DESCRIPTION OF

SECURITIES- ADJUSTMENT EVENTS" IN THIS PRICING SUPPLEMENT.

    In this Pricing Supplement, we have provided under the heading "Hypothetical Return Analysis of the Securities at Maturity" additional examples of hypothetical returns of owning the Securities through maturity based on certain assumptions, including hypothetical closing prices of the basket stocks, hypothetical stock returns and hypothetical basket returns of the Underlying Basket.

DO I BENEFIT FROM ANY APPRECIATION IN THE UNDERLYING BASKET OVER THE LIFE OF THE SECURITIES?

    You benefit from any appreciation in the Underlying Basket, but your return in the event of such appreciation is capped at 17% so you do not benefit from 100% of any appreciation in the Underlying Basket to the extent the price of any basket stock appreciates more than 17%.

WHAT IS THE MINIMUM REQUIRED PURCHASE?

    You may purchase Securities in minimum denominations of $1,000 or in integral multiples thereof.

IS THERE A SECONDARY MARKET FOR SECURITIES?

    We do not intend to list the Securities on any securities exchange. Accordingly, there may be little or no secondary market for the Securities and, as such, information regarding independent market pricing for the Securities may be limited. You should be willing to hold your Securities until the maturity date.

    Although it is not required to do so, we have been informed by our affiliate that when this offering is complete, it intends to make purchases and sales of the Securities from time to time in off-exchange transactions. If our affiliate does make such a market in the Securities, it may stop doing so at any time.

    In connection with any secondary market activity in the Securities, our affiliate may post indicative prices for the Securities on a designated website or via Bloomberg. However, our affiliate is not required to post such indicative prices and may stop doing so at any time. INVESTORS ARE ADVISED THAT ANY PRICES SHOWN ON ANY WEBSITE OR BLOOMBERG PAGE ARE INDICATIVE PRICES ONLY AND, AS SUCH, THERE CAN BE NO ASSURANCE THAT ANY TRADE COULD BE EXECUTED AT SUCH PRICES. Investors should contact their brokerage firm for further information.

    In addition, the issue price of the Securities includes the selling agents' commissions paid with respect to the Securities and the cost of hedging our obligations under the Securities. The cost of hedging includes the profit component that our affiliate has charged in consideration for assuming the risks inherent in managing the hedging transactions. The fact that the issue price of the Securities includes these commissions and hedging costs is expected to adversely affect the secondary market prices of the Securities. See "Risk Factors--The Inclusion of Commissions and Cost of Hedging in the Issue Price is Likely to Adversely Affect Secondary Market Prices" and "Use of Proceeds."

WHAT IS THE UNDERLYING BASKET AND HOW HAVE THE BASKET STOCKS PERFORMED HISTORICALLY?

    The Underlying Basket consists of the 25 Common Stocks, American Depository Shares and American Depository Receipts, which we collectively refer to as basket stocks, which comprise the NYSE(R) International Target 25 Portfolio. These 25 basket stocks were selected by First Trust Portfolios L.P., which is not an affiliate of ABN AMRO Bank N.V. or ABN AMRO Holding N.V., to comprise the components of a unit investment trust sponsored by First Trust Portfolios L.P. First Trust Portfolios L.P. selected these 25 basket stocks from among the stocks which comprise the NYSE International 100 Index(SM). The Securities reference these 25 basket stocks only because the stocks are components of the NYSE(R) International Target 25 Portfolio. We had no control over the selection of the basket stocks and did not participate in the selection of the basket stocks, nor have we reviewed or approved the methodology by which First Trust Portfolios L.P. selected the basket stocks. You should read "Risk Factors -- The Basket Stocks were Chosen Only Because they are Included in the NYSE(R) International Target 25 Portfolio" in this Pricing Supplement for additional information regarding the Underlying Basket.

    During the term of the Securities, First Trust may issue one or more additional unit investment trusts bearing the same name (NYSE(R) International Target 25 Portfolio) comprising 25 common stocks, American Depository Shares or American Depository Receipts which may be different from those in the Underlying Basket. Whether or not First Trust does this, we do not intend to change the basket stocks during the term of the Securities.

    Because each of the basket stocks is registered under the Securities Exchange Act of 1934, as amended, each of the 25 issuers of the basket stocks is required periodically to file certain financial and other information specified by the Securities Exchange Commission which is available to the public. You should read "Public Information Regarding the Basket Stocks" in this Pricing Supplement to learn how to obtain public information regarding the issuers of the basket stocks and other important information. The historical highest intra-day price, lowest intra-day price and end of quarter closing price per share of each of the basket stocks for each quarter since 2003 are set forth under the heading "Public Information Regarding the Basket Stocks - Historical Information" in this Pricing Supplement. Investors are advised that past performance of the basket stocks, however, is not necessarily indicative of how the basket stocks will perform in the future.

TELL ME MORE ABOUT ABN AMRO BANK N.V. AND ABN AMRO HOLDING N.V.

    ABN AMRO Bank N.V. is an international banking group offering a wide range of banking products and financial services on a global basis through our network of offices and branches in 56 countries and territories as of year-end 2006. ABN AMRO Holding N.V. is the parent company of ABN AMRO Bank N.V. Holding's main purpose is to own the Bank and its subsidiaries. All of the Securities issued by the Bank hereunder are fully and unconditionally guaranteed by Holding.

    On November 2, 2007 a consortium (the "Consortium") of the Royal Bank of Scotland Group plc, Fortis SA/NV and Fortis N.V., and Banco Santander Central Hispano SA, which had made a tender offer for the shares of Holding, announced that approximately 98.8% of the shares of Holding had been tendered to the Consortium as of October 31, 2007.

    Holding is currently listed on Euronext and the New York Stock Exchange. ABN AMRO Bank N.V. is rated AA- by Standard & Poor's and Aa2 by Moody's.

WHO WILL DETERMINE THE FINAL PRICES OF THE BASKET STOCKS, THE CAPPED STOCK RETURN AND THE BASKET RETURN?

     We have appointed ABN AMRO Incorporated, which we refer to as AAI, to act as calculation agent for Wilmington Trust Company, the trustee for the Securities and Citibank, N.A., the securities administrator. As calculation agent, AAI will determine the final prices of the basket stocks, the capped stock return and the basket return. In calculating the stock return of each of the basket stocks, the calculation agent may be required to adjust the initial price for one or more of the basket stocks, which we describe in the section called "Description of Securities--Adjustments Events".

WHO INVESTS IN THE SECURITIES?

     The Securities are not suitable for all investors. The Securities might be considered by investors who:

o are willing to risk receiving no return on their initial investment in exchange for the opportunity to benefit from the capped appreciation, if any, in the value of the Underlying Basket over the life of the Securities;

o   do not require an interest income stream;

o prefer an investment that is principal protected notwithstanding the actual appreciation or depreciation of the Underlying Basket or the individual basket stocks; and

o   are willing to hold the Securities until maturity.

    You should carefully consider whether the Securities are suited to your particular circumstances before you decide to purchase them. In addition, we urge you to consult with your investment, legal, accounting, tax and other advisors with respect to any investment in the Securities.

WHAT ARE SOME OF THE RISKS IN OWNING THE SECURITIES?

    Investing in the Securities involves a number of risks. We have described the most significant risks relating to the Securities under the heading "Risk Factors" in this Pricing Supplement which you should read before making an investment in the Securities.

     Some selected risk considerations include:

o MARKET RISK. The Securities do not pay any interest. The rate of return, if any, will depend on the performance of the basket stocks. If the basket return is zero or negative you will be entitled to receive only the principal amount of $1,000 per Security at maturity. In such a case, you will receive no return on your investment and you will not be compensated for any loss in value due to inflation and other factors relating to the value of money over time.

o CREDIT RISK. Because you are purchasing a security from us, you are assuming our credit risk. In addition, because the Securities are fully and unconditionally guaranteed by Holding, you are assuming the credit risk of Holding in the event that we fail to make any payment required by the terms of the Securities.

o LIQUIDITY RISK. The Securities will return the principal amount only if held to maturity. If you sell your Securities in the secondary market, if any, prior to maturity, you will receive the market price for the Securities, which may or may not include the return of $1,000 for each $1,000 principal amount of Securities. We do not intend to list the Securities on any securities exchange. Accordingly, there may be little or no secondary market for the Securities, and information regarding independent market pricing for the Securities may be limited. The value of the Securities in the secondary market, if any, will be subject to many unpredictable factors, including then prevailing market conditions.

WHAT IF I HAVE MORE QUESTIONS?

    You should read "Description of Securities" in this Pricing Supplement for a detailed description of the terms of the Securities. The Securities are senior notes issued as part of our ABN Notes(SM) program and guaranteed by Holding. The Securities offered by the Bank will constitute the Bank's unsecured and unsubordinated obligations and rank pari passu without any preference among them and with all our other present and future unsecured and unsubordinated obligations. The guarantee of Holding will constitute Holding's unsecured and unsubordinated obligations and rank pari passu without any preference among them and with all Holding's other present and future unsecured and unsubordinated obligations. You can find a general description of our ABN Notes(SM) program in the accompanying Prospectus Supplement. We also describe the basic features of this type of note in the sections called "Description of Notes" and "Notes Linked to Commodity Prices, Single Securities, Baskets of Securities or Indices".

    You may contact our principal executive offices at Gustav Mahleraan 10, 1082 PP Amsterdam, The Netherlands. Our telephone number is (54-20) 628-9393.

                                  RISK FACTORS

    This section describes the most significant risks relating to the Securities. For a discussion of certain general risks associated with your investment in the Securities, please refer to the section entitled "Risk Factors" beginning on page S-3 of the accompanying prospectus supplement. YOU SHOULD CAREFULLY CONSIDER WHETHER THE SECURITIES ARE SUITED TO YOUR PARTICULAR CIRCUMSTANCES BEFORE YOU DECIDE TO PURCHASE THEM. IN ADDITION, WE URGE YOU TO CONSULT WITH YOUR INVESTMENT, LEGAL, ACCOUNTING, TAX AND OTHER ADVISORS WITH RESPECT TO ANY INVESTMENT IN THE SECURITIES.

THE SECURITIES ARE NOT ORDINARY SENIOR NOTES

    The Securities combine certain features of debt and equity. The terms of the Securities differ from those of ordinary debt securities in that we will not pay interest on the Securities. In addition, if the percentage change in the value of the Underlying Basket is zero or negative, you will be entitled to receive only the principal amount of $1,000 per Security at maturity. IN SUCH A CASE, YOU WILL RECEIVE NO RETURN ON YOUR INITIAL PRINCIPAL INVESTMENT IN THE SECURITIES AND YOU WILL NOT BE COMPENSATED FOR ANY LOSS IN VALUE DUE TO INFLATION AND OTHER FACTORS RELATING TO THE VALUE OF MONEY OVER TIME. We cannot predict the future performance of the Underlying Basket based on the historical performance of the basket stocks or any other factors.

    Furthermore, even if the basket return is positive, the return you will receive on the Securities may be less than the return you would have received had you invested your entire principal amount in a conventional debt security with the same maturity issued by us or a comparable issuer. The return you will receive on the Securities, if any, may be minimal and may not compensate you for any losses incurred due to inflation or the value of money over time. We cannot predict the future performance of any of the basket stocks based on historical performance.

INVESTMENT IN THE SECURITIES IS NOT THE SAME AS A DIRECT INVESTMENT IN THE BASKET STOCKS THAT COMPRISE THE UNDERLYING BASKET OR IN THE NYSE(SM) INTERNATIONAL TARGET 25 PORTFOLIO

    An investment in the Securities is not the same as a direct investment in the basket stocks that comprise the Underlying Basket. This is due in part to the fact that any appreciation in the prices of the basket stocks is capped at 17%. The 17% cap means that your return may be less than the actual appreciation, if any, in the prices of the basket stocks. Even if the price of a basket stock appreciates more than 17%, the stock return for such basket stock can never exceed 17%. Accordingly, the return on your investment in the Securities could be less than if you had invested directly in the basket stocks or a product that tracks the return of the NYSE(SM) International Target 25 Portfolio.

    In addition the return on your Securities could be less than if you had invested directly in the basket stocks because the basket return does not account for the return associated with the reinvestment of dividends that you would have received if you had invested directly in the basket stocks. The calculation agent does not adjust the valuations of the basket stocks, and therefore the calculation of the stock returns, capped stock returns and the basket return, for the payment of cash dividends on the basket stocks. You will not receive any payment of dividends on any of the basket stocks. Accordingly, the return on your investment in the Securities could be less than if you had invested directly in the basket stocks.

    Furthermore, price movements in the basket stocks may not correlate with each other. The Underlying Basket represents a group of common stocks, American Depositary Shares and America Depositary Receipts. At a time when the price of one or more of the basket stocks increases, the price of one or more of the other basket stocks may not increase as much or may decrease. Therefore, in calculating the basket return on the determination date, increases in the price of one or more of the basket stocks may be moderated, or be wholly offset, by lesser increases or declines in the price of one or more of the other basket stocks. See "Public Information Regarding the Basket Stocks -Historical Prices."

MARKET PRICE OF THE SECURITIES INFLUENCED BY MANY UNPREDICTABLE FACTORS

    The value of the Securities may move up and down between the date you purchase them and the maturity date. Several factors, most of which are beyond our control, will influence the value of the Securities, including:

o the relative performance of each of the basket stocks which can fluctuate significantly and will be determined on the determination date for purposes of determining the basket return;

o   interest and yield rates in the market;

o the volatility (frequency and magnitude of changes in price) of each of the basket stocks;

o economic, financial, political, regulatory, judicial or other events that affect the basket stocks or stock markets generally, and which may affect the prices of the basket stocks;

o   the time remaining until the maturity of the Securities;

o the volatility of foreign exchange rates, since the issuers of the basket stocks are non-U.S. companies;

o the dividend rate on the basket stocks that comprise the Underlying Basket. While dividend payments, if any, on the basket stocks that comprise the Underlying Basket, are not paid to holders of the Securities, such payments may have an influence on the market price of such stocks and therefore on the Securities; and

o the creditworthiness of the Bank as issuer of the Securities and Holding as the guarantor of the Bank's obligations under the Securities. Any person who purchases the Securities is relying upon the creditworthiness of the Bank and Holding and has no rights against any other person. The Securities constitute the general, unsecured and unsubordinated contractual obligations of the Bank and Holding.

    Some or all of these factors will influence the price that you will receive if you sell your Securities prior to maturity in the secondary market, if any. If you sell your Securities prior to maturity, the price at which you are able to sell your Securities may be at a discount, which could be substantial, from the principal amount. For example, there may be a discount on the Securities if at the time of sale the prices of the basket stocks are at or below their respective initial prices or if market interest rates rise. Even if there is an appreciation in the prices of the basket stocks from their initial prices, there may be a discount on the Securities based on the time remaining to the maturity of the Securities. THUS, IF YOU SELL YOUR SECURITIES BEFORE MATURITY, YOU MAY NOT RECEIVE BACK YOUR ENTIRE PRINCIPAL AMOUNT.

    Some or all of these factors will influence the return, if any, that you receive upon maturity of the Securities. You cannot predict the future performance of the Securities or the basket stocks based on the historical performance of the basket stocks. NONE OF THE BANK, HOLDING OR ANY OF THEIR AFFILIATES CAN GUARANTEE THAT THE BASKET RETURN WILL INCREASE SO THAT YOU WILL RECEIVE AT MATURITY AN AMOUNT IN EXCESS OF THE PRINCIPAL AMOUNT OF YOUR SECURITIES.

THE INCLUSION OF COMMISSIONS AND COST OF HEDGING IN THE ISSUE PRICE IS LIKELY TO ADVERSELY AFFECT SECONDARY MARKET PRICES.

    Assuming no change in market conditions or any other relevant factors, the price, if any, at which the selling agents are willing to purchase Securities in secondary market transactions will likely be lower than the issue price, since the issue price included, and secondary market prices are likely to exclude, commissions paid with respect to the Securities, as well as the cost of hedging our obligations under the Securities. In addition, any such prices may differ from values determined by pricing models used by the selling agents, as a result of dealer discounts, mark-ups or other transaction costs.

WE DO NOT INTEND TO LIST THE SECURITIES ON ANY SECURITIES EXCHANGE; SECONDARY TRADING MAY BE LIMITED

    You should be willing to hold your Securities until the maturity date. We do not intend to list the Securities on any securities exchange; accordingly, there may be little or no secondary market for the Securities and information regarding independent market pricing for the Securities may be limited. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the Securities easily. Upon completion of the offering, our affiliate has informed us that it intends to purchase and sell the Securities from time to time in off-exchange transactions, but it is not required to do so. If our affiliate does make such a market in the Securities, it may stop doing so at any time. In addition, to the extent the total principal amount of the Securities being offered is not purchased by investors in the offering, one or more of our affiliates has agreed to purchase the unsold portion. Such affiliate or affiliates intend to hold the Securities for investment purposes, which may affect the supply of Securities available for secondary trading and therefore adversely effect the price of the Securities in any secondary trading. If a substantial portion of any Securities held by our affiliates were to be offered for sale following this offering, the market price of such Securities could fall, especially if secondary trading in such Securities is limited or illiquid.

THE BASKET STOCKS WERE CHOSEN ONLY BECAUSE THEY ARE INCLUDED IN THE NYSE(SM) INTERNATIONAL TARGET 25 PORTFOLIO AND THE PRICE MOVEMENTS OF THE BASKET STOCKS MAY NOT CORRELATE WITH EACH OTHER

    The Securities reference these basket stocks only because the stocks are components of the NYSE(SM) International Target 25 Portfolio as of the pricing date. These 25 basket stocks were selected by First Trust Portfolios L.P., which we refer to as First Trust, which is not an affiliate of ABN AMRO Bank N.V. or ABN AMRO Holding N.V., to comprise the components of a unit investment trust sponsored by First Trust. First Trust selected these 25 basket stocks from among the stocks which comprise the NYSE International 100 Index(SM).

    The NYSE(SM) International Target 25 Portfolio was determined, composed and calculated by First Trust without regard to ABN AMRO Bank N.V. or the Securities. First Trust had no obligation to take the needs of ABN AMRO Bank N.V. or the owners of the Securities into consideration in determining, composing or calculating the NYSE(SM) International Target 25 Portfolio. We had no control over the selection of the basket stocks and did not participate in the selection of the basket stocks, nor have we reviewed or approved the methodology by which First Trust selected the basket stocks. See "What is the Underlying Basket and how have the basket stocks performed historically?" in this pricing supplement.

    During the term of the Securities, First Trust may issue one or more additional unit investment trusts bearing the same name (NYSE(R) International Target 25 Portfolio) comprising 25 common stocks, American Depository Shares or American Depository Receipts which may be different from those in the Underlying Basket. Whether or not First Trust does this, we do not intend to change the basket stocks during the term of the Securities.

    Although some of the issuers of the basket stocks operate in different industry sectors, you should not purchase the Securities as a means of diversification in the equity markets because having the return on the Securities linked to the performance of the Underlying Basket, actually increases your risk of loss since a decline in the price of only one basket stock could reduce your return on the Securities.

TAX TREATMENT

    You should also consider the tax consequences of investing in the Securities. The Securities may be best suited for accounts (including non-U.S. accounts) not subject to U.S. federal income taxes. IF YOU ARE A U.S. INVESTOR SUBJECT TO U.S. TAXATION, REGARDLESS OF THE FINAL RETURN ON THE SECURITIES, YOU WILL BE SUBJECT TO ANNUAL INCOME TAX BASED ON THE COMPARABLE YIELD OF THE SECURITIES OF 3.16% COMPOUNDED SEMI-ANNUALLY, AS DETERMINED BY US, EVEN THOUGH YOU RECEIVE NO PAYMENT ON THE SECURITIES UNTIL MATURITY. In addition, any gain recognized by a U.S. taxable investor on the sale, exchange or retirement of the Securities will generally be treated as ordinary income. Please read carefully the section below entitled " Taxation--United States Federal Income Taxation." You should consult your tax advisor regarding the tax treatment of the Securities in light of your particular situation.

NO AFFILIATION WITH ISSUERS OF THE BASKET STOCKS

    We are not affiliated with any of the issuers of the basket stocks and the issuers of such basket stocks are not involved with this offering in any way. Consequently, we have no ability to control the actions of the issuers of the basket stocks. The issuers of the basket stocks have no obligation to consider your interests as an investor in the Securities in taking any corporate actions that might affect the value of your Securities. None of the money you pay for the Securities will go to the issuers of the basket stocks.

WE MAY ENGAGE IN BUSINESS WITH OR INVOLVING ONE OR MORE OF THE ISSUERS OF THE BASKET STOCKS WITHOUT REGARD TO YOUR INTERESTS

    We or our affiliates may presently or from time to time engage in business with one or more of the issuers of the basket stocks without regard to your interests, including extending loans to, or making equity investments in, providing investment advisory services to, one or more of such issuers or their affiliates or subsidiaries. In the course of our business, we or our affiliates may acquire non-public information about one or more of the issuers of the basket stocks. None of us, Holding or any of our affiliates undertakes to disclose any such information to you. In addition, we or our affiliates from time to time have published, and in the future may publish, research reports with respect to the basket stocks. These research reports may or may not recommend that investors buy or hold the basket stocks. The Underlying Basket was compiled independently of any research recommendations and may not be consistent with such recommendations.

HEDGING AND TRADING ACTIVITIES BY US OR OUR AFFILIATES COULD AFFECT PRICES OF SECURITIES

    We and our affiliates may carry out activities that minimize our risks related to the Securities. In particular, on or prior to the date of this Pricing Supplement, we, through our affiliates, hedged our anticipated exposure in connection with the Securities by taking positions in the basket stocks (or options or futures contracts on such stocks) or in other instruments that we deemed appropriate in connection with such hedging. Such hedging is carried out in a manner designed to minimize any impact on the value of the Underlying Basket. Our trading activities, however, could potentially have altered the market price of one or more basket stocks and therefore affected the calculation of one or more capped stock returns and therefore the basket return. We or our affiliates are likely to modify our hedge position throughout the term of the Securities by purchasing and selling the basket stocks (or options or futures contracts on such stocks), or other instruments that we deem appropriate. Although we have no reason to believe that our hedging activity or other trading activities which we, or any or our affiliates, engage in or may engage in have had or will have a material impact on the prices of the basket stocks, we cannot give any assurance that we have not or will not affect such prices as a result of our hedging or trading activities. It is also possible that we or any of our affiliates could receive substantial returns from these hedging activities while the value of the Securities may decline.

    We or any of our affiliates may also engage in trading the basket stocks (or options or futures contracts on such stocks) on a regular basis as part of our or their general broker-dealer activities and other businesses, for proprietary accounts, for other accounts under management or to facilitate transactions for customers, including through block transactions. Any of these activities could adversely affect the prices of the basket stocks and, therefore, the value of the Securities.

    We or any of our affiliates may also issue or underwrite other securities or financial or derivative instruments with returns linked or related to changes in the value of the Underlying Basket or any of the basket stocks that comprise the Underlying Basket. By introducing competing products into the marketplace in this manner, we or one or more of our affiliates could adversely affect the value of the Securities.

NO SECURITY INTEREST OR SHAREHOLDER RIGHTS IN THE BASKET STOCKS THAT COMPRISE THE UNDERLYING BASKET HELD BY US

    Neither we nor Holding nor any of our affiliates will pledge or otherwise hold the basket stocks (or options or futures contracts on such stocks) that comprise the Underlying Basket, or any other asset for the benefit of holders of the Securities under any circumstances. Consequently, in the event of a bankruptcy, insolvency or liquidation involving us or Holding, as the case may be, any of such assets will be subject to the claims of our creditors or Holding's creditors generally and will not be available specifically for the benefit of the holders of the Securities. In addition, as an investor in the Securities, you will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the basket stocks.

    Moreover, the indenture governing the Securities does not contain any restriction on our ability or the ability of any of our affiliates to buy, sell, pledge or otherwise convey all or any portion of basket stocks (or options or futures contracts on the such stocks) or other instruments that we deemed appropriate.

INFORMATION REGARDING BASKET STOCKS

    Neither we nor Holding nor any of our affiliates assume any responsibility for the accuracy or adequacy of the information about any of the basket stocks contained in this Pricing Supplement or in any of the publicly available filings of the issuers of the basket stocks. As an investor in the Securities, you should make your own investigation into the issuers of the basket stocks. ABN AMRO BANK N.V. AND ITS AFFILIATES HAVE NO AFFILIATION WITH ISSUERS OF THE BASKET STOCKS, AND ARE NOT RESPONSIBLE FOR SUCH ISSUERS' PUBLIC DISCLOSURE OF INFORMATION, WHETHER CONTAINED IN SEC FILINGS OR OTHERWISE.

POTENTIAL CONFLICTS OF INTEREST BETWEEN SECURITY HOLDERS AND THE CALCULATION
AGENT

    As calculation agent, AAI will calculate the payout to you at maturity of the Securities. AAI and other affiliates may carry out hedging activities related to the Securities, including trading in the basket stocks, as well as in other instruments related to the basket stocks. AAI and some of our other affiliates also trade the basket stocks on a regular basis as part of their general broker dealer businesses. Any of these activities could influence AAI's determinations as calculation agent and any such trading activity could potentially affect the price of the basket stocks and, accordingly could affect the payout on the Securities. AAI IS AN AFFILIATE OF ABN AMRO BANK N.V.

    In addition, if certain reorganization events occur as defined under "Description of Securities--Adjustment Events" the calculation agent may adjust the initial price of one or more of the basket stocks and consequently the capped stock return and basket return to reflect the new securities issued in such reorganization event. The calculation agent may make such adjustment based on its assessment of the market value and volatility of those new securities, which may adversely affect the value of the Securities. The calculation agent's adjustment to the Securities may be influenced by, among other things, our or our affiliates' hedging transactions with respect to the Securities and our or their ability to hedge our obligations under the Securities following those reorganization events. While we do not currently anticipate the occurrence of a reorganization event, there can be no assurance that a reorganization event will not occur or that the calculation agent's adjustments upon a reorganization event will not adversely affect the value of the Securities.

    Moreover, the issue price of the Securities includes the agents' commissions and certain costs of hedging our obligations under the Securities. Our affiliates through which we hedge our obligations under the Securities expect to make a profit. Since hedging our obligations entails risk and may be influenced by market forces beyond our affiliates' control, such hedging may result in a profit that is more or less than initially projected.

HOLDINGS OF THE SECURITIES BY OUR AFFILIATES AND FUTURE SALES

    Certain of our affiliates have agreed to purchase for investment any portion of the Securities that has not been purchased by investors in this offering, which they intend to hold for investment purposes. As a result, upon completion of this offering, our affiliates may own a substantial portion of the aggregate principal amount of the Securities. Circumstances may occur in which our interests or those of our affiliates could be in conflict with your interests.

    In addition, if a substantial portion of the Securities held by our affiliates were to be offered for sale in the secondary market, if any, following this offering, the market price of the Securities may fall. The negative effect of such sales on the price of the Securities could be more pronounced if secondary trading in the Securities is limited or illiquid.

NYSE(SM)  DISCLAIMER

NYSE(R) and NYSE International 100 Index(SM) are service marks of NYSE Group, Inc. NYSE Group, Inc. has no relationship to ABN AMRO Bank N.V., other than the licensing of the service marks for use in connection with the Securities. NYSE Group, Inc. does not: sponsor, endorse, sell or promote the Securities; recommend that any person invest in the Securities or any other securities; have any responsibility or liability for or make any decisions about the timing, amount, pricing or the calculation of any payment at maturity of the Securities; have any responsibility or liability for the administration, management or marketing of the Securities; consider the needs of the Securities or the owners of the Securities in determining, composing or calculating the NYSE International 100 Index(SM) (the "Index") or have any obligation to do so.

NYSE GROUP, INC. WILL NOT HAVE ANY LIABILITY IN CONNECTION WITH THE SECURITIES. SPECIFICALLY, NYSE GROUP, INC. DOES NOT MAKE ANY WARRANTY, EXPRESS OR IMPLIED, AND NYSE GROUP, INC. DISCLAIMS ANY WARRANTY ABOUT: THE RESULTS TO BE OBTAINED BY THE SECURITIES, THE OWNER OF THE SECURITIES OR ANY OTHER PERSON IN CONNECTION WITH THE USE OF THE INDEX AND THE DATA INCLUDED IN THE INDEX; THE ACCURACY OR COMPLETENESS OF THE OF THE INDEX AND ITS DATA; THE MERCHANTABILITY AND THE FITNESS FOR A PARTICULAR PURPOSE OR USE OF THE INDEX AND ITS DATA. NYSE GROUP, INC. WILL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS IN THE INDEX OR ITS DATA. UNDER NO CIRCUMSTANCES WILL NYSE GROUP, INC. OR ANY OF ITS AFFILAITES BE LIABLE FOR ANY LOST PROFITS OR INDIRECT, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES OR LOSSES, EVEN IF NYSE GROUP, INC. KNOWS THAT THEY MIGHT OCCUR.

THE LICENSING AGREEMENT BETWEEN ABN AMRO BANK N.V. AND NYSE GROUP, INC. IS SOLEY FOR THEIR BENEFIT AND NOT FOR THE BENEFIT OF THE OWNERS OF THE SECURITIES OR ANY OTHER THIRD PARTIES.

                 HYPOTHETICAL RETURN ANALYSIS OF THE SECURITIES
                                   AT MATURITY

    The following table and examples illustrate potential return scenarios on a Security that is held to maturity by an investor who purchases the Security on the original issue date. These examples are based on various assumptions, including hypothetical basket returns and hypothetical final prices of the basket stocks, set forth below. WE CANNOT, HOWEVER, PREDICT THE PRICES OF THE BASKET STOCKS ON THE DETERMINATION DATE OR AT ANY OTHER TIME IN THE FUTURE OR THE BASKET RETURN. THEREFORE, THE TABLE AND EXAMPLES SET FORTH BELOW ARE FOR ILLUSTRATIVE PURPOSES ONLY AND THE RETURNS SET FORTH MAY NOT BE THE ACTUAL RETURNS APPLICABLE TO A HOLDER OF THE SECURITIES. YOUR TOTAL RETURN ON THE SECURITIES MAY BE SIGNIFICANTLY LOWER THAN THE RETURN THAT WOULD BE PAYABLE ON A DIRECT INVESTMENT IN THE BASKET STOCKS COMPRISING THE UNDERLYING BASKET. Please refer to the risk factors entitled "Investment in the Securities is Not the Same as a Direct Investment in the basket stocks Comprising the Underlying Basket or the NYSE(R) International Target 25 Portfolio." MOREOVER, THE BASKET STOCKS MAY NOT APPRECIATE OR DEPRECIATE OVER THE TERM OF THE SECURITIES IN ACCORDANCE WITH ANY OF THE HYPOTHETICAL EXAMPLES BELOW, AND THE SIZE AND FREQUENCY OF ANY FLUCTUATIONS IN THE PRICES OF THE BASKET STOCKS OVER THE TERM OF THE SECURITIES, WHICH WE REFER TO AS THE VOLATILITY OF THE BASKET STOCKS, MAY BE SIGNIFICANTLY DIFFERENT THAN THE VOLATILITY IMPLIED BY ANY OF THESE EXAMPLES.

ASSUMPTIONS:
------------

Principal Amount per Security:    $1,000

Term of the Securities:           2 years

Exchange Factor:                  1.0 (we have assumed that no market disruption
                                    event occurs and the calculation agent does not need to adjust the exchange factor for any adjustment events during the term of the Securities).

                     HYPOTHETICAL
                     BASKET RETURN
    HYPOTHETICAL        OF THE
      AGGREGATE       UNDERLYING                                               HYPOTHETICAL
        STOCK         BASKET(B)       HYPOTHETICAL CALCULATION OF      TOTAL RETURN ON EACH SECURITY
     RETURNS(A)          (%)             PAYMENT AT MATURITY(C)          ($)(D) (F)        (%)(E) (F)
     ------------ ----------------  ------------------------------- ----------------------------------
         45%            17.00%           $1000 + ($1,000 x 17%)          $1,170.00         17.00%
         40%            17.00%           $1000 + ($1,000 x 17%)          $1,170.00         17.00%
         35%            17.00%           $1000 + ($1,000 x 17%)          $1,170.00         17.00%
         30%            17.00%           $1000 + ($1,000 x 17%)          $1,170.00         17.00%
         25%            17.00%           $1000 + ($1,000 x 17%)          $1,170.00         17.00%
         22%            17.00%           $1000 + ($1,000 x 17%)          $1,170.00         17.00%
         20%            17.00%           $1000 + ($1,000 x 17%)          $1,170.00         17.00%
         17%            15.00%           $1000 + ($1,000 x 15%)         $1,150.00          15.00%
         15%            14.00%           $1000 + ($1,000 x 14%)          $1,140.00         14.00%
         12%            10.00%           $1000 + ($1,000 x 10%)          $1,100.00         10.00%
         8%              6.00%           $1000 + ($1,000 x 6%)           $1,060.00          6.00%
         5%             5.00%            $1000 + ($1,000 x 5%)           $1,050.00          5.00%
         4%             4.00%            $1000 + ($1,000 x 4%)           $1,040.00          4.00%
         2%             2.00%            $1000 + ($1,000 x 2%)           $1,020.00          2.00%
         1%             1.00%            $1000 + ($1,000 x 1%)           $1,010.00          1.00%
         0%             0.00%                   $1000.00                 $1,000.00           0%
         -1%             -1%                    $1000.00                 $1,000.00           0%
         -5%             -5%                    $1000.00                 $1,000.00           0%
        -10%             -10%                   $1000.00                 $1,000.00           0%
        -20%             -20%                   $1000.00                 $1,000.00           0%
        -30%             -30%                   $1000.00                 $1,000.00           0%
        -40%             -40%                   $1000.00                 $1,000.00           0%

(a) The hypothetical aggregate stock return is the sum of the weighted average amounts by which each basket stock hypothetically appreciated or depreciated, without giving effect to the 17% cap.

(b) The hypothetical basket return shown in this table is calculated by adding together the weighted average capped stock returns for each of the five basket stocks. The hypothetical capped stock return for each basket stock is equal to the lesser of (i) the stock return and (ii) 17%, so the maximum basket return is 17%. The 17% cap does not apply to negative stock returns. Examples illustrating the calculation of hypothetical stock returns are set out below and on the following pages.

     There will not necessarily be a correlation between the sum of the uncapped stock returns and the basket return due to the 17% cap. If the price of one or more basket stocks increases by more than 17%, the application of the cap will result in the basket return being lower than the sum of the uncapped stock returns, even if the sum of the uncapped stock returns is less than 17%, as shown in the following examples:

    -------------------------------- ---------------------------------------------------
    Number of Basket Stocks          Hypothetical Stock Return on Each Basket Stock
    -------------------------------- ---------------------------------------------------
                   3                                        .21
    -------------------------------- ---------------------------------------------------
                   4                                        .20
    -------------------------------- ---------------------------------------------------
                   5                                        .09
    -------------------------------- ---------------------------------------------------
                   6                                        .18
    -------------------------------- ---------------------------------------------------
                   7                                        .17
    -------------------------------- ---------------------------------------------------

       The hypothetical weighted average percentage increase in the Underlying Basket based on the above hypothetical stock returns would be equal to the sum of the weighted average stock returns, calculated as follows:

       ((.21 x .04) x 3) + ((.20 x .04) x 4) + ((.09 x .04) x 5) + ((.18 x .04)
       x 6) + ((.17 x .04) x 7) = 16.84%

       But because the 17% cap is applied in calculating the basket return, the hypothetical capped stock returns are .17, .17, .09, .17 and .17. The sum of the capped stock returns and thus the hypothetical basket return would be reduced to 15.40% as shown in the following calculation:

       ((.17 x .04) x 3) + ((.17 x .04) x 4) + ((.09 x .04) x 5) + ((.17 x .04)
       x 6) + ((.17 x .04) x 7) = 15.40%

       However, if the hypothetical stock return for each of the 25 basket stocks is .17 then the hypothetical basket return is unaffected by the 17% cap because no stock return of a basket stock exceeds 17% and the basket return is calculated as follows:

       ((.17 x .04) x 3) + ((.17 x .04) x 4) + ((.17 x .04) x 5) + ((.17 x .04)
       x 6) + ((.17 x .04) x 7) = 17%

(c) At maturity you will receive, for each $1,000 principal amount of Securities, a cash payment as follows:

            (i) if the basket return is positive, an amount in cash equal to the sum of:

                       $1000 + ($1,000 x basket return).

            (ii) if the basket return is zero or negative, $1000.

IF THE BASKET RETURN IS ZERO OR NEGATIVE YOUR CASH PAYMENT AT MATURITY WILL BE EQUAL TO THE INITIAL PRINCIPAL AMOUNT OF YOUR SECURITIES AND YOU WILL NOT BE COMPENSATED FOR ANY LOSS IN VALUE DUE TO INFLATION AND OTHER FACTORS RELATING TO THE VALUE OF MONEY OVER TIME.

(d)  Represents the total dollar return on each Security.

(e)  Represents the percentage total return on each Security.

(f) The total return presented is exclusive of any tax consequences of owning the Securities. You should consult your tax adviser regarding whether owning the Securities is appropriate for your tax situation. See the sections titled "Risk Factors" and "Taxation" in this Pricing Supplement.

                    CALCULATION OF HYPOTHETICAL STOCK RETURNS

EXAMPLE 1

CALCULATION OF STOCK RETURNS, CAPPED STOCK RETURNS, BASKET RETURN AND PAYMENT AT MATURITY IF THE CLOSING PRICES OF MOST OF THE BASKET STOCKS ARE BELOW THEIR RESPECTIVE INITIAL PRICES ON THE DETERMINATION DATE:

-------------------------- ------------ --------------- ---------------- -------------- ------------ -------------
 HYPOTHETICAL NUMBER OF    HYPOTHETICAL  HYPOTHETICAL    HYPOTHETICAL    HYPOTHETICAL   HYPOTHETICAL HYPOTHETICAL
 BASKET STOCKS WITH THE      INITIAL     FINAL PRICE    CALCULATION OF   STOCK RETURN     CAPPED        BASKET
    SAME HYPOTHETICAL         PRICE        OF EACH       STOCK RETURN     BEFORE 17%       STOCK      RETURN(c)
    INITIAL PRICE AND        OF EACH     BASKET STOCK     PER BASKET          CAP        RETURN(B)
      HYPOTHETICAL           BASKET                        STOCK(A)
       FINAL PRICE            STOCK
                                $             $                %               %             %            %
-------------------------- ------------ --------------- ---------------- -------------- ------------ -------------
            3                                             38.00-41.00
                                                          -----------
                             $41.00         $38.00           41.00          -7.32%        -7.32%
                                                          34.25-37.25
                                                          -----------
            4                $37.25         $34.25           37.25          -8.05%        -8.05%
                                                          28.00-31.40
                                                          -----------
            5                $31.40         $28.00           31.40          -10.83%       -10.83%
                                                          28.00-27.00
                                                          -----------
            6                $27.00         $28.00           27.00           3.7%          3.70%
                                                          30.00-42.50
                                                          -----------
            7                $42.50         $30.00           42.50          -29.41%       -29.41%
-------------------------- ------------ --------------- ---------------- -------------- ------------ -------------
                                                                                                       -11.68%
-------------------------- ------------ --------------- ---------------- -------------- ------------ -------------


(a) The Stock Return is calculated as Final Price - Initial Price
                                      ---------------------------
                                            Initial Price

(b) The 17% cap does not apply to negative stock returns, only to positive stock returns.

(c) The hypothetical basket return in the example is calculated as:

((-7.32% x .04) x 3) + ((-8.05% x .04) x 4) + ((-10.83% x .04) x 5) + ((3.70% x
     .04) x 6) + ((-29.41% x .04) x 7) = -11.68%

Since the basket return is negative, the hypothetical payment at maturity per $1,000 principal amount of Securities would be $1000.00.

In this case, while the basket return was -11.68% your return per Security would have been 0%.

EXAMPLE 2:

CALCULATION OF STOCK RETURNS, CAPPED STOCK RETURNS, BASKET RETURN AND PAYMENT AT MATURITY IF THE CLOSING PRICES OF ALL OF THE BASKET STOCKS ARE ABOVE THEIR RESPECTIVE INITIAL PRICES ON THE DETERMINATION DATE:

-------------------------- ------------ --------------- ---------------- -------------- ------------ -------------
 HYPOTHETICAL NUMBER OF    HYPOTHETICAL
 BASKET STOCKS WITH THE      INITIAL
    SAME HYPOTHETICAL         PRICE      HYPOTHETICAL    HYPOTHETICAL    HYPOTHETICAL   HYPOTHETICAL HYPOTHETICAL
    INITIAL PRICE AND        OF EACH     FINAL PRICE    CALCULATION OF   STOCK RETURN     CAPPED        BASKET
      HYPOTHETICAL           BASKET        OF EACH       STOCK RETURN     BEFORE 17%       STOCK      RETURN(c)
       FINAL PRICE            STOCK      BASKET STOCK        (A)              CAP(B)      RETURN(B)
                                $             $                %               %             %            %
-------------------------- ------------ --------------- ---------------- -------------- ------------ -------------
           3                                           68.00-41.00
                                                       -----------
                            $41.00        $68.00          41.00         65.85%         17.00%
                                                       54.25-37.25
           4                $37.25        $54.25          37.25         45.64%         17.00%
                                                       38.00-31.40
           5                $31.40        $38.00          31.40         21.02%         17.00%
                                                       37.00-27.00
           6                $27.00        $37.00          27.00         37.04%         17.00%
                                                       45.00-42.50
           7                $42.50        $45.00          42.50          5.88%          5.88%
                                                                                                      16.47%
------------------------ ------------- -------------- -------------- -------------- -------------- -------------


(a)  The Stock Return is calculated as Final Price - Initial Price
                                       ---------------------------
                                             Initial Price

(b) Even though the basket stocks appreciated by 31.87% in this hypothetical example, the application of the 17% cap reduced the stock returns used in the calculation of the basket return.

(c)  The hypothetical basket return in the example would be calculated as:

((17% x .04) x 3) + ((17% x .04) x 4) + ((17.00% x .04) x 5) + ((17% x .04) x 6)
     + ((5.88% x .04) x 7) = 13.89%

Since the basket return is positive, the hypothetical payment at maturity per $1,000 principal amount of Securities would be calculated as:

     $1000 + ($1,000 x 13.89%) = $1,138.90

In this case, the basket return was 13.89% and your return per Security would have been 13.89%.

                     INCORPORATION OF DOCUMENTS BY REFERENCE

     Holding is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, Holding files reports and other information with the Securities and Exchange Commission (the "Commission"). You may read and copy these documents at the SEC Headquarters Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549 (tel: 202-551-8090), and at the SEC's regional offices at Northeast Regional Office, 3 World Financial Center, Suite 400, New York, NY 10281 (tel:
212-336-1100) and Midwest Regional Office, 175 W. Jackson Boulevard, Suite 900, Chicago, Illinois 60604. Copies of this material can also be obtained from the Public Reference Room of the Commission at 100 F Street, N.E., Washington, D.C. 20549 at prescribed rates. Please call the Commission at 1-800-SEC-0330 for further information about the Public Reference Room. The Commission also maintains an Internet website that contains reports and other information regarding Holding that are filed through the Commission's Electronic Data Gathering, Analysis and Retrieval (EDGAR) System. This website can be accessed at www.sec.gov. You can find information Holding has filed with the Commission by reference to file number 1-14624.

     This Pricing Supplement is part of a registration statement that we and Holding filed with the Commission. This Pricing Supplement omits some information contained in the registration statement in accordance with Commission rules and regulations. You should review the information and exhibits in the registration statement for further information on us and Holding and the securities we and Holding are offering. Statements in this prospectus concerning any document we and Holding filed as an exhibit to the registration statement or that Holding otherwise filed with the Commission are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

     The Commission allows us to incorporate by reference much of the information that we and Holding file with them, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we and Holding incorporate by reference in this Pricing Supplement is considered to be part of this Pricing Supplement. Because we and Holding are incorporating by reference future filings with the Commission, this Pricing Supplement is continually updated and those future filings may modify or supersede some of the information included or incorporated in this Pricing Supplement. This means that you must look at all of the Commission filings that we and Holding incorporate by reference to determine if any of the statements in this Pricing Supplement or in any document previously incorporated by reference have been modified or superseded. This Pricing Supplement incorporates by reference all Annual Reports on Form 20-F filed by Holding since September 29, 2006, and any future filings that we or Holding make with the Commission (including any Form 6-K's that we or Holding subsequently file with the Commission) under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, that are identified in such filing as being specifically incorporated by reference into Registration Statement Nos. 333-137691 or 333-137691-02, of which this Pricing Supplement is a part, until we and Holding complete our offering of the Securities to be issued hereunder or, if later, the date on which any of our affiliates cease offering and selling these Securities.

    You may request, at no cost to you, a copy of these documents (other than exhibits not specifically incorporated by reference) by writing or telephoning us at: ABN AMRO Bank N.V., ABN AMRO Investor Relations Department, Hoogoorddreef 66-68, P.O. Box 283, 1101 BE Amsterdam, The Netherlands (Telephone: (31-20) 628
3842).

                 PUBLIC INFORMATION REGARDING THE BASKET STOCKS

     All the issuers of the basket stocks are registered under the Exchange Act. Companies with securities registered under the Exchange Act are required periodically to file certain financial and other information specified by the SEC. Information provided to or filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC at the Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549 (tel: 202-551-8090), and at the SEC's regional offices at Northeast Regional Office, 3 World Financial Center, Room 4300, New York, NY 10281 (tel: 212-336-1100) and Midwest Regional Office, 175 W. Jackson Boulevard, Suite 900, Chicago, Illinois 60604. Copies of this material can also be obtained from the Public Reference Room of the Commission at 100 F Street, N.E., Washington, D.C. 20549 at prescribed rates. Please call the Commission at 1-800-SEC-0330 for further information about the Public Reference Room. In addition, information provided to or filed with the Commission electronically can be accessed through a website maintained by the Commission. The address of the Commission's website is http://www.sec.gov. Information provided to or filed with the Commission by the issuers of the basket stocks pursuant to the Exchange Act can be located by reference to its respective Commission file number, set forth below. In addition, information regarding the issuers of the basket stocks may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. We make no representation or warranty as to the accuracy or completeness of such information.

     THIS PRICING SUPPLEMENT RELATES ONLY TO THE SECURITIES OFFERED HEREBY AND DOES NOT RELATE TO THE BASKET STOCKS COMPRISING THE UNDERLYING BASKET OR OTHER SECURITIES OF THE ISSUERS OF THE BASKET STOCKS. WE HAVE DERIVED ALL DISCLOSURES CONTAINED IN THIS PRICING SUPPLEMENT REGARDING ISSUERS OF THE BASKET STOCKS FROM THE PUBLICLY AVAILABLE DOCUMENTS DESCRIBED IN THE PRECEDING PARAGRAPH. NEITHER WE NOR HOLDING OR THE AGENTS HAVE PARTICIPATED IN THE PREPARATION OF SUCH DOCUMENTS OR MADE ANY DUE DILIGENCE INQUIRY WITH RESPECT TO THE ISSUERS OF THE BASKET STOCKS IN CONNECTION WITH THE OFFERING OF THE SECURITIES. NEITHER WE NOR HOLDING NOR THE AGENTS MAKE ANY REPRESENTATION THAT SUCH PUBLICLY AVAILABLE DOCUMENTS OR ANY OTHER PUBLICLY AVAILABLE INFORMATION REGARDING ISSUERS OF THE BASKET STOCKS ARE ACCURATE OR COMPLETE. FURTHERMORE, NEITHER WE NOR HOLDING CAN GIVE ANY ASSURANCE THAT ALL EVENTS OCCURRING PRIOR TO THE DATE HEREOF (INCLUDING EVENTS THAT WOULD AFFECT THE ACCURACY OR COMPLETENESS OF THE PUBLICLY AVAILABLE DOCUMENTS DESCRIBED IN THE PRECEDING PARAGRAPH) THAT WOULD AFFECT THE TRADING PRICES OF THE BASKET STOCKS AND THEREFORE THE BASKET RETURN HAVE BEEN PUBLICLY DISCLOSED. SUBSEQUENT DISCLOSURE OF ANY SUCH EVENTS OR THE DISCLOSURE OF OR FAILURE TO DISCLOSE MATERIAL FUTURE EVENTS CONCERNING ISSUERS OF THE BASKET STOCKS COULD AFFECT THE BASKET RETURN YOU WILL RECEIVE WITH RESPECT TO THE SECURITIES AND THEREFORE THE TRADING PRICES OF THE SECURITIES. NEITHER WE NOR HOLDING OR ANY OF OUR AFFILIATES HAVE ANY OBLIGATION TO DISCLOSE ANY INFORMATION ABOUT THE ISSUERS OF THE BASKET STOCKS AFTER THE DATE OF THIS PRICING SUPPLEMENT.

     NEITHER WE NOR HOLDING OR ANY OF OUR AFFILIATES MAKES ANY REPRESENTATION TO YOU AS TO THE PERFORMANCE OF ANY OF THE BASKET STOCKS OR THE UNDERLYING BASKET. YOU SHOULD NOT TAKE THE HISTORICAL PRICES OF THE BASKET STOCKS AS AN INDICATION OF FUTURE PERFORMANCE. NEITHER WE NOR HOLDING CAN GIVE ANY ASSURANCE THAT THAT THE PRICES OF THE BASKET STOCKS COMPRISING THE UNDERLYING BASKET WILL INCREASE TO SUCH EXTENT THAT THE BASKET RETURN WILL BE POSITIVE, ENTITLING YOU TO AN AMOUNT AT MATURITY OF THE SECURITIES IN EXCESS OF THE INITIAL PRINCIPAL AMOUNT OF THE SECURITIES. NEITHER WE NOR HOLDING MAKE ANY REPRESENTATION AS TO THE AMOUNT OF DIVIDENDS, IF ANY, THAT THE ISSUERS OF THE BASKET STOCKS WILL PAY IN THE FUTURE. IN ANY EVENT, AS A HOLDER OF A SECURITY, YOU WILL NOT BE ENTITLED TO RECEIVE DIVIDENDS, IF ANY, THAT MAY BE PAYABLE ON THE BASKET STOCKS.

     We and/or our affiliates may presently or from time to time engage in business with the issuers of the basket stocks, including extending loans to, or making equity investments in, or providing advisory services to, the issuers of the basket stocks, including merger and acquisition advisory services. In the course of such business, we and/or our affiliates may acquire non-public information with respect to the issuers of the basket stocks and in addition, one or more of our affiliates may publish research reports with respect to the issuers of the basket stocks. The statement in the preceding sentence is not intended to affect the rights of holders of the Securities under the securities laws. AS A PROSPECTIVE PURCHASER OF A SECURITY, YOU SHOULD UNDERTAKE SUCH INDEPENDENT INVESTIGATION OF THE ISSUERS OF THE BASKET STOCKS AS IN YOUR JUDGMENT IS APPROPRIATE TO MAKE AN INFORMED DECISION WITH RESPECT TO AN INVESTMENT IN THE SECURITIES WHOSE RETURN IS CALCULATED BY REFERENCE TO THE BASKET STOCKS.

HISTORICAL INFORMATION

ROYAL BANK OF CANADA

    According to publicly available documents, Royal Bank of Canada, which we refer to as "RBC" is Canada's largest bank, and provides personal and commercial banking, wealth management services, insurance, corporate and investment banking and transation processing services on a global basis. RBC's SEC file number is 001-13928.

                             HISTORICAL INFORMATION

    The common stock of RBC is traded on the NYSE under the symbol "RY". The following table sets forth the published highest intra-day price for the quarter, lowest intra-day price for the quarter and last day closing price for the quarter of the common stock of RBC since 2003. We obtained the prices listed below from Bloomberg Financial Markets without independent verification. You should not take the historical prices of the common stock of RBC as an indication of future performance. NEITHER WE NOR HOLDING CAN GIVE ANY ASSURANCE AS TO THE FUTURE PERFORMANCE OF THE PRICE OF RBC'S COMMON STOCK.

                                                                                    QUARTER END
                         RBC                  INTRA-DAY HIGH    INTRA-DAY LOW      CLOSING PRICE
--------------------------------------------  --------------  -----------------  -------------------
2003
First Quarter..............................      $20.00               $17.43            $19.35
Second Quarter.............................      $22.70               $19.35            $21.28
Third Quarter..............................      $22.28               $20.39            $21.95
Fourth Quarter.............................      $25.03               $22.00            $23.84
2004
First Quarter..............................      $24.72               $22.73            $23.85
Second Quarter.............................      $24.65               $20.82            $22.17
Third Quarter..............................      $24.38               $21.89            $23.64
Fourth Quarter.............................      $26.95               $23.52            $26.72
2005
First Quarter..............................      $30.98               $25.20            $30.44
Second Quarter.............................      $31.27               $29.15            $30.98
Third Quarter..............................      $36.87               $30.29            $36.50
Fourth Quarter.............................      $39.18               $34.60            $38.99
2006
First Quarter..............................      $43.81               $38.44            $42.16
Second Quarter.............................      $43.23               $38.86            $40.70
Third Quarter..............................      $46.26               $40.29            $44.46
Fourth Quarter.............................      $48.41               $42.15            $47.65
2007
First Quarter..............................      $50.90               $44.80            $49.90
Second Quarter.............................      $56.45               $49.76            $53.07
Third Quarter..............................      $56.00               $46.89            $55.52
Fourth Quarter.............................      $59.29               $48.95            $51.04
2008
First Quarter (through January 28, 2008)...      $51.36               $44.25            $49.58

FRANCE TELECOM

    According to publicly available documents, France Telecom, offers its individual customers, businesses and other telecommunications operators an extended line of services covering fixed and mobile communications, data transmission, the Internet and multimedia, and other added-value services. France Telecom's SEC file number is 1-14712.

                             HISTORICAL INFORMATION

    The American Depository Shares of France Telecom are traded on the NYSE under the symbol "FTE". The following table sets forth the published highest intra-day price for the quarter, lowest intra-day price for the quarter and last day closing price for the quarter of the American Depository Shares of France Telecom since 2003. We obtained the prices listed below from Bloomberg Financial Markets without independent verification. You should not take the historical prices of the American Depository Shares stock of France Telecom as an indication of future performance. NEITHER WE NOR HOLDING CAN GIVE ANY ASSURANCE AS TO THE FUTURE PERFORMANCE OF THE PRICE OF FRANCE TELECOM'S AMERICAN DEPOSITORY SHARES.

                                                                                    QUARTER END
                  France Telecom              INTRA-DAY HIGH    INTRA-DAY LOW      CLOSING PRICE
--------------------------------------------  --------------  -----------------  -------------------
2003
First Quarter...............................     $27.00               $18.32            $22.81
Second Quarter..............................     $26.18               $22.08            $24.65
Third Quarter...............................     $27.34               $22.65            $23.24
Fourth Quarter..............................     $28.75               $23.16            $28.59
2004
First Quarter...............................     $31.56               $24.41            $25.64
Second Quarter..............................     $26.85               $22.00            $26.28
Third Quarter...............................     $26.01               $23.15            $25.00
Fourth Quarter..............................     $33.57               $25.31            $33.08
2005
First Quarter...............................     $33.36               $29.47            $29.87
Second Quarter..............................     $30.36               $27.19            $29.14
Third Quarter...............................     $31.79               $28.37            $28.75
Fourth Quarter..............................     $28.85               $24.19            $24.84
2006
First Quarter...............................     $26.73               $21.29            $22.48
Second Quarter..............................     $23.71               $20.76            $21.86
Third Quarter...............................     $23.47               $20.98            $23.31
Fourth Quarter..............................     $27.82               $23.07            $27.70
2007
First Quarter...............................     $29.07               $24.85            $26.40
Second Quarter..............................     $32.23               $26.75            $27.48
Third Quarter...............................     $33.67               $26.40            $33.44
Fourth Quarter..............................     $39.70               $31.97            $35.63
2008
First Quarter (through January 28, 2008)....     $38.52               $32.17            $34.29

REPSOL YPF, S.A.

    According to publicly available documents, Repsol YPF, S.A, which we refer to as "Repsol,"is an integrated oil and gas company engaged in all aspects of the petroleum business, including exploration, development and production of crude oil and natural gas, transportation of petroleum products, LPG and natural gas, petroleum refining, petrochemical production and marketing of petroleum products, petroleum derivatives, petrochemicals, LPG and natural gas. Repsol's SEC file number is 1-10220.

                             HISTORICAL INFORMATION

    The American Depository Shares of Repsol are traded on the NYSE under the symbol "REP". The following table sets forth the published highest intra-day price for the quarter, lowest intra-day price for the quarter and last day closing price for the quarter of the American Depository Shares of Repsol since 2003. We obtained the prices listed below from Bloomberg Financial Markets without independent verification. You should not take the historical prices of the American Depository Shares of Repsol as an indication of future performance. NEITHER WE NOR HOLDING CAN GIVE ANY ASSURANCE AS TO THE FUTURE PERFORMANCE OF THE PRICE OF REPSOL'S AMERICAN DEPOSITORY SHARES.

                                                                                    QUARTER END
                  REPSOL TELECOM              INTRA-DAY HIGH    INTRA-DAY LOW      CLOSING PRICE
--------------------------------------------  --------------  -----------------  -------------------
2003
First Quarter...............................     $15.23               $13.10            $14.34
Second Quarter..............................     $16.94               $14.36            $16.17
Third Quarter...............................     $17.48               $15.59            $16.47
Fourth Quarter..............................     $19.69               $16.60            $19.55
2004
First Quarter...............................     $21.74               $19.12            $20.81
Second Quarter..............................     $22.54               $19.69            $21.86
Third Quarter...............................     $22.58               $19.92            $21.92
Fourth Quarter..............................     $26.26               $21.42            $26.10
2005
First Quarter...............................     $28.50               $24.25            $26.55
Second Quarter..............................     $27.38               $24.15            $25.13
Third Quarter...............................     $33.98               $25.21            $32.31
Fourth Quarter..............................     $32.60               $28.38            $29.41
2006
First Quarter...............................     $31.78               $26.53            $28.50
Second Quarter..............................     $30.26               $25.29            $28.06
Third Quarter...............................     $30.00               $26.96            $29.83
Fourth Quarter..............................     $37.00               $29.27            $34.50
2007
First Quarter...............................     $35.07               $30.33            $33.54
Second Quarter..............................     $39.22               $32.65            $38.70
Third Quarter...............................     $41.33               $33.45            $35.50
Fourth Quarter..............................     $40.06               $34.36            $35.63
2008
First Quarter (through January 28, 2008)....     $36.97               $27.86            $31.34

DEUTSCHE TELEKOM AG

    According to publicly available documents, Deutsche Telekom AG, which we refer to as "Deutsche Telekom," is divided into three business areas, Mobile Communications, Broadband / Fixed Network, and Business Customers. Deutsche Telekom's SEC file number is 001-14540.

                             HISTORICAL INFORMATION

    The American Depository Shares of Deutsche Telekom are traded on the NYSE under the symbol "DT". The following table sets forth the published highest intra-day price for the quarter, lowest intra-day price for the quarter and last day closing price for the quarter of the American Depository Shares of Deutsche Telekom since 2003. We obtained the prices listed below from Bloomberg Financial Markets without independent verification. You should not take the historical prices of the American Depository Shares of Deutsche Telekom as an indication of future performance. NEITHER WE NOR HOLDING CAN GIVE ANY ASSURANCE AS TO THE FUTURE PERFORMANCE OF THE PRICE OF DEUTSCHE TELEKOM'S AMERICAN DEPOSITORY SHARES.

                                                                                    QUARTER END
                DEUTSCHE TELEKOM              INTRA-DAY HIGH    INTRA-DAY LOW      CLOSING PRICE
--------------------------------------------  --------------  -----------------  -------------------
2003
First Quarter...............................     $15.19                $9.95            $11.02
Second Quarter..............................     $15.62               $11.09            $15.20
Third Quarter...............................     $15.72               $13.91            $14.44
Fourth Quarter..............................     $18.30               $14.38            $18.13
2004
First Quarter...............................     $21.34               $17.48            $18.04
Second Quarter..............................     $18.25               $15.50            $17.71
Third Quarter...............................     $18.70               $15.95            $18.66
Fourth Quarter..............................     $22.73               $18.29            $22.68
2005
First Quarter...............................     $22.57               $19.83            $19.96
Second Quarter..............................     $20.11               $17.56            $18.42
Third Quarter...............................     $20.40               $17.96            $18.24
Fourth Quarter..............................     $18.66               $16.30            $16.63
2006
First Quarter...............................     $17.50               $15.36            $16.82
Second Quarter..............................     $18.18               $15.37            $16.04
Third Quarter...............................     $16.23               $13.58            $15.87
Fourth Quarter..............................     $18.43               $15.52            $18.20
2007
First Quarter...............................     $19.21               $16.06            $16.53
Second Quarter..............................     $19.30               $16.82            $18.41
Third Quarter...............................     $19.68               $16.98            $19.63
Fourth Quarter..............................     $22.71               $18.70            $21.67
2008
First Quarter (through January 28, 2008)....     $23.05               $18.69            $20.16

DAIMLER AG

    According to publicly available documents, Daimler AG, which we refer to as "Daimler," develops, manufactures, distributes and sells a range of automotive products, mainly passenger cars, trucks, vans and buses. Daimler's SEC file number is 1-12356.

                             HISTORICAL INFORMATION

    The Ordinary Shares of Daimler are traded on the NYSE under the symbol "DAI". The following table sets forth the published highest intra-day price for the quarter, lowest intra-day price for the quarter and last day closing price for the quarter of the Ordinary Shares of Daimler since 2003. We obtained the prices listed below from Bloomberg Financial Markets without independent verification. You should not take the historical prices of the Ordinary Shares of Daimler as an indication of future performance. NEITHER WE NOR HOLDING CAN GIVE ANY ASSURANCE AS TO THE FUTURE PERFORMANCE OF THE PRICE OF DAIMLER'S ORDINARY SHARES.

                                                                                    QUARTER END
                    DAIMLER                   INTRA-DAY HIGH    INTRA-DAY LOW      CLOSING PRICE
--------------------------------------------  --------------  -----------------  -------------------
2003
First Quarter...............................      $33.14              $26.27            $29.31
Second Quarter..............................      $35.25              $28.55            $34.72
Third Quarter...............................      $40.61              $33.67            $35.06
Fourth Quarter..............................      $46.85              $34.61            $46.22
2004
First Quarter...............................      $49.85              $40.00            $41.74
Second Quarter..............................      $47.74              $39.67            $47.07
Third Quarter...............................      $46.94              $40.44            $41.42
Fourth Quarter..............................      $48.53              $40.34            $48.05
2005
First Quarter...............................      $48.63              $44.06            $44.72
Second Quarter..............................      $44.61              $38.77            $40.51
Third Quarter...............................      $55.15              $39.19            $53.12
Fourth Quarter..............................      $54.58              $47.44            $51.03
2006
First Quarter...............................      $60.03              $51.32            $57.41
Second Quarter..............................      $60.22              $46.27            $49.36
Third Quarter...............................      $53.69              $45.98            $49.96
Fourth Quarter..............................      $62.24              $49.45            $61.41
2007
First Quarter...............................      $83.21              $59.65            $81.81
Second Quarter..............................      $93.05              $78.59            $91.95
Third Quarter...............................     $100.99              $76.58            $100.20
Fourth Quarter..............................     $111.65              $91.46            $95.63
2008
First Quarter (through January 28, 2008)....      $96.52              $68.20            $77.64

CANADIAN IMPERIAL BANK OF COMMERCE

    According to publicly available documents, Canadian Imperial Bank of Commerce, which we refer to as "Canadian Imperial Bank," is a diversified financial institution, offering a range of financial products and services to clients in Canada. Canadian Imperial Bank's SEC file number is 1-14678.

                             HISTORICAL INFORMATION

    The common stock of Canadian Imperial Bank is traded on the NYSE under the symbol "CM". The following table sets forth the published highest intra-day price for the quarter, lowest intra-day price for the quarter and last day closing price for the quarter of the common stock of Canadian Imperial Bank since 2003. We obtained the prices listed below from Bloomberg Financial Markets without independent verification. You should not take the historical prices of the common stock of Canadian Imperial Bank as an indication of future performance. NEITHER WE NOR HOLDING CAN GIVE ANY ASSURANCE AS TO THE FUTURE PERFORMANCE OF THE PRICE OF CANADIAN IMPERIAL BANK'S COMMON STOCK.

                                                                                    QUARTER END
             CANADIAN IMPERIAL BANK           INTRA-DAY HIGH    INTRA-DAY LOW      CLOSING PRICE
--------------------------------------------  --------------  -----------------  -------------------
2003
First Quarter...............................      $32.92              $26.80            $32.12
Second Quarter..............................      $40.51              $30.95            $40.10
Third Quarter...............................      $42.71              $37.03            $41.09
Fourth Quarter..............................      $50.00              $41.25            $50.00
2004
First Quarter...............................      $54.14              $48.22            $51.97
Second Quarter..............................      $54.98              $46.18            $48.90
Third Quarter...............................      $53.97              $46.74            $53.38
Fourth Quarter..............................      $62.59              $53.56            $60.26
2005
First Quarter...............................      $60.82              $54.76            $60.60
Second Quarter..............................      $62.93              $56.99            $61.97
Third Quarter...............................      $67.02              $57.33            $62.48
Fourth Quarter..............................      $67.41              $59.35            $65.80
2006
First Quarter...............................      $74.29              $65.61            $73.67
Second Quarter..............................      $75.78              $65.27            $67.12
Third Quarter...............................      $76.57              $66.94            $75.70
Fourth Quarter..............................      $86.72              $73.03            $84.29
2007
First Quarter...............................      $89.80              $82.71            $86.75
Second Quarter..............................      $99.59              $86.81            $89.62
Third Quarter...............................     $100.16              $80.03            $99.97
Fourth Quarter..............................     $108.79              $69.59            $71.43
2008
First Quarter (through January 28, 2008)....      $72.09              $62.33            $67.76

MITSUBISHI UFJ FINANCIAL GROUP, INC.

    According to publicly available documents, Mitsubishi UFJ Financial Group, Inc., which we refer to as "Mitsubishi UFJ," is a diversified financial group whose services include commercial banking, trust banking, securities, credit cards, consumer finance, asset management, leasing and other fields of financial services. Mitsubishi UFJ's SEC file number is 1-10277.

                             HISTORICAL INFORMATION

    The American Depository Shares of Mitsubishi UFJ is traded on the NYSE under the symbol "MTU". The following table sets forth the published highest intra-day price for the quarter, lowest intra-day price for the quarter and last day closing price for the quarter of the American Depository Shares of Mitsubishi UFJ since 2003. We obtained the prices listed below from Bloomberg Financial Markets without independent verification. You should not take the historical prices of the American Depository Shares of Mitsubishi UFJ as an indication of future performance. NEITHER WE NOR HOLDING CAN GIVE ANY ASSURANCE AS TO THE FUTURE PERFORMANCE OF THE PRICE OF MITSUBISHI UFJ'S AMERICAN DEPOSITORY SHARES.

                                                                                    QUARTER END
                MITSUBISHI UFJ                INTRA-DAY HIGH    INTRA-DAY LOW      CLOSING PRICE
--------------------------------------------  --------------  -----------------  -------------------
2003
First Quarter...............................     $6.20                 $3.65             $3.72
Second Quarter..............................     $4.63                 $2.98             $4.58
Third Quarter...............................     $6.60                 $4.03             $6.44
Fourth Quarter..............................     $8.42                 $6.31             $7.83
2004
First Quarter...............................     $10.12                $7.34             $9.93
Second Quarter..............................     $10.40                $7.12             $9.37
Third Quarter...............................     $10.40                $8.11             $8.34
Fourth Quarter..............................     $10.24                $8.02            $10.22
2005
First Quarter...............................     $10.27                $8.60             $8.65
Second Quarter..............................     $8.88                 $8.16             $8.48
Third Quarter...............................     $13.05                $7.95            $13.03
Fourth Quarter..............................     $14.48               $11.67            $13.69
2006
First Quarter...............................     $15.56               $12.80            $15.21
Second Quarter..............................     $16.75               $11.99            $13.95
Third Quarter...............................     $14.37               $12.17            $12.81
Fourth Quarter..............................     $13.24               $11.73            $12.45
2007
First Quarter...............................     $12.85               $11.00            $11.26
Second Quarter..............................     $11.72               $10.41            $11.02
Third Quarter...............................     $11.48                $8.28             $9.08
Fourth Quarter..............................     $11.22                $8.04             $9.33
2008
First Quarter (through January 28, 2008)....     $9.74                 $8.20             $9.54

HONDA MOTOR CO., LTD.


    According to publicly available documents, Honda Motor Co., Ltd., which we refer to as "Honda," develops, produces, and manufactures a variety of motor products, ranging from small general-purpose engines to cars. Honda's SEC file number is 1-7628.

                             HISTORICAL INFORMATION

    The American Depository Shares of Honda are traded on the NYSE under the symbol "HMC". The following table sets forth the published highest intra-day price for the quarter, lowest intra-day price for the quarter and last day closing price for the quarter of the American Depository Shares of Honda since 2003. We obtained the prices listed below from Bloomberg Financial Markets without independent verification. You should not take the historical prices of the American Depository Shares of Honda as an indication of future performance. NEITHER WE NOR HOLDING CAN GIVE ANY ASSURANCE AS TO THE FUTURE PERFORMANCE OF THE PRICE OF HONDA'S AMERICAN DEPOSITORY SHARES.

                                                                                    QUARTER END
                    HONDA                     INTRA-DAY HIGH    INTRA-DAY LOW      CLOSING PRICE
--------------------------------------------  --------------  -----------------  -------------------
2003
First Quarter...............................     $18.80               $16.40            $16.60
Second Quarter..............................     $19.95               $15.47            $19.05
Third Quarter...............................     $23.59               $18.54            $20.16
Fourth Quarter..............................     $22.53               $18.81            $22.50
2004
First Quarter...............................     $23.40               $20.55            $23.14
Second Quarter..............................     $24.85               $19.25            $24.32
Third Quarter...............................     $25.40               $22.56            $24.36
Fourth Quarter..............................     $26.10               $23.55            $26.06
2005
First Quarter...............................     $27.30               $24.92            $25.04
Second Quarter..............................     $26.00               $23.75            $24.61
Third Quarter...............................     $29.08               $24.06            $28.40
Fourth Quarter..............................     $29.70               $26.50            $28.97
2006
First Quarter...............................     $31.74               $27.10            $30.96
Second Quarter..............................     $37.95               $29.13            $31.82
Third Quarter...............................     $35.00               $29.43            $33.63
Fourth Quarter..............................     $39.87               $33.49            $39.54
2007
First Quarter...............................     $40.82               $34.64            $34.87
Second Quarter..............................     $36.59               $33.30            $36.29
Third Quarter...............................     $37.80               $31.29            $33.36
Fourth Quarter..............................     $37.64               $32.14            $33.14
2008
First Quarter (through January 28, 2008)....     $33.61               $27.35            $30.05

TELECOM ITALIA S.P.A.

    According to publicly available documents, Telecom Italia, S.p.A., which we refer to as "Telecom Italia," is engaged principally in the communications sector and, particularly, in telephone and data services on fixed lines, for final retail customers and wholesale providers, in the development of fiber optic networks for wholesale customers, in broadband and Internet services, in domestic and international mobile telecommunications, in the television sector, and in the office products sector, and operates mainly in Europe, the Mediterranean Basin, and South America. Telecom Italia's SEC file number is 1-13882.

                             HISTORICAL INFORMATION

    The American Depository Shares of Telecom Italia are traded on the NYSE under the symbol "TI". The following table sets forth the published highest intra-day price for the quarter, lowest intra-day price for the quarter and last day closing price for the quarter of the American Depository Shares of Telecom Italia since the third quarter of 2003. We obtained the prices listed below from Bloomberg Financial Markets without independent verification. You should not take the historical prices of the American Depository Shares of Telecom Italia as an indication of future performance. NEITHER WE NOR HOLDING CAN GIVE ANY ASSURANCE AS TO THE FUTURE PERFORMANCE OF THE PRICE OF TELECOM ITALIA'S AMERICAN DEPOSITORY SHARES.

                                                                                    QUARTER END
                TELECOM ITALIA                INTRA-DAY HIGH    INTRA-DAY LOW      CLOSING PRICE
--------------------------------------------  --------------  -----------------  -------------------
2003
First Quarter...............................
Second Quarter..............................
Third Quarter...............................     $26.80               $22.80            $24.85
Fourth Quarter..............................     $30.04               $24.26            $29.70
2004
First Quarter...............................     $33.58               $29.20            $31.58
Second Quarter..............................     $33.04               $29.46            $31.29
Third Quarter...............................     $31.90               $28.45            $30.76
Fourth Quarter..............................     $41.16               $31.25            $40.87
2005
First Quarter...............................     $41.53               $36.70            $37.74
Second Quarter..............................     $38.59               $29.94            $31.31
Third Quarter...............................     $33.90               $29.49            $32.60
Fourth Quarter..............................     $32.55               $26.51            $29.21
2006
First Quarter...............................     $31.93               $26.42            $29.20
Second Quarter..............................     $30.24               $26.53            $27.92
Third Quarter...............................     $29.23               $25.72            $28.33
Fourth Quarter..............................     $31.31               $27.78            $30.13
2007
First Quarter...............................     $31.71               $27.40            $28.66
Second Quarter..............................     $32.66               $26.76            $27.46
Third Quarter...............................     $30.71               $24.00            $30.27
Fourth Quarter..............................     $32.92               $28.83            $30.84
2008
First Quarter (through January 28, 2008)....     $31.80               $27.80            $30.04

NIPPON TELEGRAPH AND TELEPHONE CORPORATION

    According to publicly available documents, Nippon Telegraph and Telephone Corporation, which we refer to as "Nippon," is a provider of fixed and mobile voice related services, IP/packet communications services, sales of telecommunications equipment, system integration and other telecommunications related services in Japan, and operates one of the largest telephone networks in the world. Nippon's SEC file number is 1-8910.

                             HISTORICAL INFORMATION

    The American Depository Shares of Nippon is traded on the NYSE under the symbol "NTT". The following table sets forth the published highest intra-day price for the quarter, lowest intra-day price for the quarter and last day closing price for the quarter of the American Depository Shares of Nippon since 2003. We obtained the prices listed below from Bloomberg Financial Markets without independent verification. You should not take the historical prices of the American Depository Shares of Nippon as an indication of future performance. NEITHER WE NOR HOLDING CAN GIVE ANY ASSURANCE AS TO THE FUTURE PERFORMANCE OF THE PRICE OF NIPPON'S AMERICAN DEPOSITORY SHARES.

                                                                                    QUARTER END
                     NIPPON                   INTRA-DAY HIGH    INTRA-DAY LOW      CLOSING PRICE
--------------------------------------------  --------------  -----------------  -------------------
2003
First Quarter...............................     $18.96               $16.52            $16.98
Second Quarter..............................     $20.55               $16.63            $19.80
Third Quarter...............................     $23.39               $19.75            $22.64
Fourth Quarter..............................     $25.28               $20.39            $24.56
2004
First Quarter...............................     $28.37               $22.51            $28.34
Second Quarter..............................     $30.20               $21.52            $26.84
Third Quarter...............................     $27.01               $19.30            $19.98
Fourth Quarter..............................     $23.16               $19.85            $22.55
2005
First Quarter...............................     $23.30               $20.05            $21.85
Second Quarter..............................     $22.55               $19.85            $21.47
Third Quarter...............................     $25.97               $20.86            $24.82
Fourth Quarter..............................     $25.48               $21.89            $22.81
2006
First Quarter...............................     $25.00               $21.25            $21.55
Second Quarter..............................     $26.40               $21.09            $24.47
Third Quarter...............................     $26.15               $23.70            $24.53
Fourth Quarter..............................     $26.59               $23.76            $24.79
2007
First Quarter...............................     $27.96               $24.68            $26.41
Second Quarter..............................     $26.74               $22.00            $22.17
Third Quarter...............................     $23.54               $20.82            $23.27
Fourth Quarter..............................     $24.91               $20.72            $24.66
2008
First Quarter (through January 28, 2008)....     $24.98               $22.48            $23.16

AEGON N.V.

    According to publicly available documents, Aegon N.V., which we refer to as "Aegon," focuses on the life insurance, pensions, savings, and investment products businesses through its subsidiaries. Aegon is also active in accident, supplemental health, general insurance, and some limited banking activities. Aegon's SEC file number is 1-10882.

                             HISTORICAL INFORMATION

    The Common Shares of Aegon are traded on the NYSE under the symbol "AEG". The following table sets forth the published highest intra-day price for the quarter, lowest intra-day price for the quarter and last day closing price for the quarter of the Common Shares of Aegon since 2003. We obtained the prices listed below from Bloomberg Financial Markets without independent verification. You should not take the historical prices of the Common Shares of Aegon as an indication of future performance. NEITHER WE NOR HOLDING CAN GIVE ANY ASSURANCE AS TO THE FUTURE PERFORMANCE OF THE PRICE OF AEGON'S COMMON SHARES.

                                                                                    QUARTER END
                     AEGON                    INTRA-DAY HIGH    INTRA-DAY LOW      CLOSING PRICE
--------------------------------------------  --------------  -----------------  -------------------
2003
First Quarter...............................     $14.29                $6.44             $7.26
Second Quarter..............................     $11.27                $7.20            $10.04
Third Quarter...............................     $13.74                $9.66            $11.70
Fourth Quarter..............................     $14.85               $11.83            $14.80
2004
First Quarter...............................     $16.23               $12.14            $12.85
Second Quarter..............................     $13.84               $11.05            $12.12
Third Quarter...............................     $12.34               $10.28            $10.80
Fourth Quarter..............................     $13.93               $10.46            $13.71
2005
First Quarter...............................     $14.64               $13.13            $13.46
Second Quarter..............................     $13.52               $12.14            $12.87
Third Quarter...............................     $15.00               $12.74            $14.90
Fourth Quarter..............................     $16.92               $14.46            $16.32
2006
First Quarter...............................     $18.92               $15.35            $18.43
Second Quarter..............................     $19.03               $15.19            $17.07
Third Quarter...............................     $18.81               $15.19            $18.77
Fourth Quarter..............................     $19.12               $17.88            $18.95
2007
First Quarter...............................     $21.02               $18.59            $19.94
Second Quarter..............................     $21.91               $19.40            $19.65
Third Quarter...............................     $20.07               $16.76            $19.03
Fourth Quarter..............................     $20.75               $16.62            $17.53
2008
First Quarter (through January 28, 2008)....     $17.68               $13.68            $15.14

LLOYDS TSB GROUP PLC

    According to publicly available documents, Lloyds TSB Group plc, which we refer to as "Lloyds," is a UK-based financial services group, whose businesses provide a range of banking and financial services in the UK and a limited number of locations overseas. Lloyds' SEC file number is 001-15246.

                             HISTORICAL INFORMATION

    The American Depository Shares of Lloyds are traded on the NYSE under the symbol "LYG". The following table sets forth the published highest intra-day price for the quarter, lowest intra-day price for the quarter and last day closing price for the quarter of the American Depository Shares of Lloyds since 2003. We obtained the prices listed below from Bloomberg Financial Markets without independent verification. You should not take the historical prices of the American Depository Shares of Lloyds as an indication of future performance. NEITHER WE NOR HOLDING CAN GIVE ANY ASSURANCE AS TO THE FUTURE PERFORMANCE OF THE PRICE OF LLOYDS' AMERICAN DEPOSITORY SHARES.

                                                                                    QUARTER END
                     LLOYDS                   INTRA-DAY HIGH    INTRA-DAY LOW      CLOSING PRICE
--------------------------------------------  --------------  -----------------  -------------------
2003
First Quarter...............................     $29.98               $19.20            $20.80
Second Quarter..............................     $32.75               $20.68            $29.01
Third Quarter...............................     $31.60               $26.10            $27.65
Fourth Quarter..............................     $32.70               $27.02            $32.55
2004
First Quarter...............................     $36.70               $30.00            $31.09
Second Quarter..............................     $33.50               $29.43            $31.88
Third Quarter...............................     $31.79               $29.40            $31.48
Fourth Quarter..............................     $37.03               $31.23            $36.79
2005
First Quarter...............................     $39.51               $34.71            $36.27
Second Quarter..............................     $36.65               $32.90            $34.05
Third Quarter...............................     $36.35               $32.77            $33.23
Fourth Quarter..............................     $34.80               $31.05            $33.80
2006
First Quarter...............................     $40.89               $34.06            $38.49
Second Quarter..............................     $40.39               $36.78            $39.47
Third Quarter...............................     $40.78               $37.71            $40.50
Fourth Quarter..............................     $45.52               $40.43            $45.33
2007
First Quarter...............................     $48.59               $40.00            $44.47
Second Quarter..............................     $47.38               $43.85            $44.72
Third Quarter...............................     $47.33               $40.71            $44.46
Fourth Quarter..............................     $47.35               $36.47            $37.65
2008
First Quarter (through January 28, 2008)....     $38.15               $30.59            $34.00

THE ROYAL BANK OF SCOTLAND GROUP PLC

    According to publicly available documents, The Royal Bank of Scotland Group plc, which we refer to as "Royal Bank of Scotland," is the holding company of one of the world's largest banking and financial services groups, which operates in the UK, US and internationally through its two principal subsidiaries, the Royal Bank and NatWest. Royal Bank of Scotland's SEC file number is 001-10306.

                             HISTORICAL INFORMATION

    The American Depository Shares of Royal Bank of Scotland are traded on the NYSE under the symbol "RBS". The following table sets forth the published highest intra-day price for the quarter, lowest intra-day price for the quarter and last day closing price for the quarter of the American Depository Shares of Royal Bank of Scotland since the fourth quarter of 2007, when the American Depositary Shares were first traded. We obtained the prices listed below from Bloomberg Financial Markets without independent verification. You should not take the historical prices of the American Depositary Shares of Royal Bank of Scotland as an indication of future performance. NEITHER WE NOR HOLDING CAN GIVE ANY ASSURANCE AS TO THE FUTURE PERFORMANCE OF THE PRICE OF ROYAL BANK OF SCOTLAND'S AMERICAN DEPOSITORY SHARES.

                                                                                    QUARTER END
             ROYAL BANK OF SCOTLAND           INTRA-DAY HIGH    INTRA-DAY LOW      CLOSING PRICE
--------------------------------------------  --------------  -----------------  -------------------
2003
First Quarter...............................
Second Quarter..............................
Third Quarter...............................
Fourth Quarter..............................
2004
First Quarter...............................
Second Quarter..............................
Third Quarter...............................
Fourth Quarter..............................
2005
First Quarter...............................
Second Quarter..............................
Third Quarter...............................
Fourth Quarter..............................
2006
First Quarter...............................
Second Quarter..............................
Third Quarter...............................
Fourth Quarter..............................
2007
First Quarter...............................
Second Quarter..............................
Third Quarter...............................
Fourth Quarter..............................     $11.50                $8.00            $8.95
2008
First Quarter (through January 28, 2008)....     $9.05                 $7.04            $7.78

DEUTSCHE BANK CORPORATION

    According to publicly available documents, Deutsche Bank Corporation, which we refer to as "Deutsche Bank," is the largest bank in Germany, and offers a variety of investment, financial and related products and services to private individuals, corporate entities and institutional clients around the world. Deutsche Bank's SEC file number is 1-15242.

                             HISTORICAL INFORMATION

    The Ordinary Shares of Deutsche Bank is traded on the NYSE under the symbol "DB". The following table sets forth the published highest intra-day price for the quarter, lowest intra-day price for the quarter and last day closing price for the quarter of the Ordinary Shares of Deutsche Bank since 2003. We obtained the prices listed below from Bloomberg Financial Markets without independent verification. You should not take the historical prices of the Ordinary Shares of Deutsche Bank as an indication of future performance. NEITHER WE NOR HOLDING CAN GIVE ANY ASSURANCE AS TO THE FUTURE PERFORMANCE OF THE PRICE OF DEUTSCHE BANK'S ORDINARY SHARES.

                                                                                    QUARTER END
                DEUTSCHE BANK                 INTRA-DAY HIGH    INTRA-DAY LOW      CLOSING PRICE
--------------------------------------------  --------------  -----------------  -------------------
2003
First Quarter...............................      $49.49              $36.44            $42.11
Second Quarter..............................      $70.34              $41.24            $64.42
Third Quarter...............................      $68.55              $56.20            $60.69
Fourth Quarter..............................      $82.62              $61.70            $82.21
2004
First Quarter...............................      $94.99              $77.60            $83.48
Second Quarter..............................      $87.55              $76.10            $79.11
Third Quarter...............................      $79.07              $64.70            $71.94
Fourth Quarter..............................      $89.35              $72.91            $89.01
2005
First Quarter...............................      $93.42              $82.67            $86.20
Second Quarter..............................      $88.27              $76.16            $77.90
Third Quarter...............................      $96.25              $76.29            $93.52
Fourth Quarter..............................     $100.41              $88.87            $96.87
2006
First Quarter...............................     $116.71              $97.18            $114.24
Second Quarter..............................     $127.74              $102.00           $112.50
Third Quarter...............................     $121.25              $103.37           $120.70
Fourth Quarter..............................     $134.71              $119.79           $133.24
2007
First Quarter...............................     $142.71              $120.02           $134.54
Second Quarter..............................     $159.76              $133.15           $144.74
Third Quarter...............................     $149.42              $120.24           $128.39
Fourth Quarter..............................     $135.98              $120.09           $129.41
2008
First Quarter (through January 28, 2008)....     $130.79              $104.08           $114.89

TOYOTA MOTOR CORPORATION

    According to publicly available documents, Toyota Motor Corporation, which we refer to as "Toyota," primarily conducts business in the automotive industry. Toyota also conducts business in the finance and other industries. Toyota's automotive operations include the design, manufacture, assembly and sale of passenger cars, minivans and trucks and related parts and accessories. Toyota's financial services business consists primarily of providing financing to dealers and their customers for the purchase or lease contracts originated by Toyota dealers. Toyota's SEC file number is 1-14948.

                             HISTORICAL INFORMATION

    The common stock of Toyota is traded on the NYSE under the symbol "TM". The following table sets forth the published highest intra-day price for the quarter, lowest intra-day price for the quarter and last day closing price for the quarter of the common stock of Toyota since 2003. We obtained the prices listed below from Bloomberg Financial Markets without independent verification. You should not take the historical prices of the common stock of Toyota as an indication of future performance. NEITHER WE NOR HOLDING CAN GIVE ANY ASSURANCE AS TO THE FUTURE PERFORMANCE OF THE PRICE OF TOYOTA'S COMMON STOCK.

                                                                                    QUARTER END
                    TOYOTA                    INTRA-DAY HIGH    INTRA-DAY LOW      CLOSING PRICE
--------------------------------------------  --------------  -----------------  -------------------
2003
First Quarter...............................      $55.37              $44.40            $44.95
Second Quarter..............................      $53.75              $41.17            $51.80
Third Quarter...............................      $67.52              $49.65            $59.55
Fourth Quarter..............................      $69.75              $57.75            $68.75
2004
First Quarter...............................      $75.88              $64.52            $74.50
Second Quarter..............................      $81.95              $65.65            $81.62
Third Quarter...............................      $82.94              $73.30            $76.38
Fourth Quarter..............................      $81.87              $73.42            $81.87
2005
First Quarter...............................      $82.27              $73.93            $74.38
Second Quarter..............................      $76.81              $70.95            $71.49
Third Quarter...............................      $94.33              $71.93            $92.37
Fourth Quarter..............................     $104.90              $86.04            $104.62
2006
First Quarter...............................     $110.28              $99.93            $108.90
Second Quarter..............................     $124.00              $95.20            $104.59
Third Quarter...............................     $113.45              $94.52            $108.90
Fourth Quarter..............................     $135.09              $109.67           $134.31
2007
First Quarter...............................     $138.00              $127.77           $128.16
Second Quarter..............................     $128.50              $116.24           $125.88
Third Quarter...............................     $128.33              $110.00           $116.86
Fourth Quarter..............................     $119.00              $104.50           $106.17
2008
First Quarter (through January 28, 2008)....     $107.65              $91.21            $102.20

ALLIED IRISH BANKS, PLC

    According to publicly available documents, Allied Irish Banks, plc, which we refer to as "AIB," provides a range of banking, financial and related services, principally in Ireland, the United States, the United Kingdom and Poland. AIB's SEC file number is 1-10284.

                             HISTORICAL INFORMATION

    The American Depository Shares of AIB are traded on the NYSE under the symbol "AIB". The following table sets forth the published highest intra-day price for the quarter, lowest intra-day price for the quarter and last day closing price for the quarter of the American Depository Shares of AIB since 2003. We obtained the prices listed below from Bloomberg Financial Markets without independent verification. You should not take the historical prices of the American Depository Shares of AIB as an indication of future performance. NEITHER WE NOR HOLDING CAN GIVE ANY ASSURANCE AS TO THE FUTURE PERFORMANCE OF THE PRICE OF AIB'S AMERICAN DEPOSITORY SHARES.

                                                                                    QUARTER END
                     AIB                      INTRA-DAY HIGH    INTRA-DAY LOW      CLOSING PRICE
--------------------------------------------  --------------  -----------------  -------------------
2003
First Quarter...............................     $28.80               $24.40            $27.48
Second Quarter..............................     $33.10               $27.44            $29.91
Third Quarter...............................     $30.78               $27.05            $29.65
Fourth Quarter..............................     $32.00               $28.19            $31.74
2004
First Quarter...............................     $35.10               $29.00            $29.95
Second Quarter..............................     $31.32               $27.95            $30.99
Third Quarter...............................     $33.74               $29.56            $33.27
Fourth Quarter..............................     $41.66               $33.25            $41.28
2005
First Quarter...............................     $43.44               $39.16            $41.71
Second Quarter..............................     $43.75               $40.25            $42.95
Third Quarter...............................     $45.00               $40.85            $42.70
Fourth Quarter..............................     $43.99               $39.50            $42.96
2006
First Quarter...............................     $48.13               $43.01            $47.48
Second Quarter..............................     $49.12               $42.75            $48.36
Third Quarter...............................     $54.75               $43.70            $54.06
Fourth Quarter..............................     $61.83               $52.49            $60.78
2007
First Quarter...............................     $64.38               $56.39            $59.87
Second Quarter..............................     $63.16               $54.01            $54.96
Third Quarter...............................     $57.14               $44.81            $48.47
Fourth Quarter..............................     $53.00               $38.64            $45.94
2008
First Quarter (through January 28, 2008)....     $47.72               $41.24            $46.02

ENI SPA

    According to publicly available documents, Eni SpA, which we refer to as "Eni," with its consolidated subsidiaries is engaged in the oil and gas, electricity generation, petrochemicals, oilfield services and engineering industries. Eni's SEC file number is 1-14090.

                             HISTORICAL INFORMATION

    The American Depository Shares is traded on the NYSE under the symbol "E". The following table sets forth the published highest intra-day price for the quarter, lowest intra-day price for the quarter and last day closing price for the quarter of the American Depository Shares of Eni since 2003. We obtained the prices listed below from Bloomberg Financial Markets without independent verification. You should not take the historical prices of the American Depository Shares of Eni as an indication of future performance. NEITHER WE NOR HOLDING CAN GIVE ANY ASSURANCE AS TO THE FUTURE PERFORMANCE OF THE PRICE OF ENI'S AMERICAN DEPOSITORY SHARES.

                                                                                    QUARTER END
                     ENI                      INTRA-DAY HIGH    INTRA-DAY LOW      CLOSING PRICE
--------------------------------------------  --------------  -----------------  -------------------
2003
First Quarter...............................     $32.83               $25.93            $26.71
Second Quarter..............................     $33.96               $27.04            $30.42
Third Quarter...............................     $31.66               $29.03            $30.61
Fourth Quarter..............................     $38.12               $31.13            $37.99
2004
First Quarter...............................     $40.75               $36.62            $40.38
Second Quarter..............................     $43.58               $38.92            $40.14
Third Quarter...............................     $46.08               $39.18            $44.92
Fourth Quarter..............................     $50.79               $43.92            $50.34
2005
First Quarter...............................     $54.64               $47.36            $52.06
Second Quarter..............................     $54.30               $48.60            $51.28
Third Quarter...............................     $60.84               $51.08            $59.24
Fourth Quarter..............................     $59.05               $51.32            $55.78
2006
First Quarter...............................     $60.94               $54.83            $56.98
Second Quarter..............................     $62.68               $54.45            $58.75
Third Quarter...............................     $63.21               $56.52            $59.51
Fourth Quarter..............................     $68.02               $58.25            $67.28
2007
First Quarter...............................     $67.70               $59.47            $64.83
Second Quarter..............................     $72.98               $64.20            $72.35
Third Quarter...............................     $78.31               $61.58            $73.76
Fourth Quarter..............................     $76.05               $67.18            $72.43
2008
First Quarter (through January 28, 2008)....     $75.30               $59.72            $64.95

KOOKMIN BANK

    According to publicly available documents, Kookmin Bank, which we refer to as "Kookmin," is the largest commercial bank in Korea. Kookmin provides credit and related financial services to individuals and small and medium sized enterprises and, to a lesser extent, to large corporate customers. Kookmin also provides a range of deposit products and related services to both individuals and enterprises of all sizes. Kookmin's SEC file number is 001-15258.

                             HISTORICAL INFORMATION

    The American Depository Shares of Kookmin is traded on the NYSE under the symbol "KB". The following table sets forth the published highest intra-day price for the quarter, lowest intra-day price for the quarter and last day closing price for the quarter of the American Depository Shares of Kookmin since 2003. We obtained the prices listed below from Bloomberg Financial Markets without independent verification. You should not take the historical prices of the American Depository Shares of Kookmin as an indication of future performance. NEITHER WE NOR HOLDING CAN GIVE ANY ASSURANCE AS TO THE FUTURE PERFORMANCE OF THE PRICE OF KOOKMIN'S AMERICAN DEPOSITORY SHARES.

                                                                                    QUARTER END
                 KOOKMIN                      INTRA-DAY HIGH    INTRA-DAY LOW      CLOSING PRICE
--------------------------------------------  --------------  -----------------  -------------------
2003
First Quarter...............................     $37.87               $22.90            $23.00
Second Quarter..............................     $33.73               $23.23            $30.25
Third Quarter...............................     $39.65               $30.27            $32.90
Fourth Quarter..............................     $40.88               $33.35            $37.84
2004
First Quarter...............................     $44.20               $37.40            $40.46
Second Quarter..............................     $42.95               $28.24            $31.38
Third Quarter...............................     $35.95               $27.10            $31.84
Fourth Quarter..............................     $39.10               $31.00            $39.08
2005
First Quarter...............................     $49.10               $37.64            $44.65
Second Quarter..............................     $47.90               $41.50            $45.58
Third Quarter...............................     $62.44               $45.12            $59.25
Fourth Quarter..............................     $76.20               $53.50            $74.71
2006
First Quarter...............................     $86.10               $66.25            $85.52
Second Quarter..............................     $98.60               $71.60            $83.06
Third Quarter...............................     $89.41               $74.90            $78.03
Fourth Quarter..............................     $84.50               $75.42            $80.64
2007
First Quarter...............................     $96.00               $74.41            $90.15
Second Quarter..............................     $98.00               $87.06            $87.72
Third Quarter...............................     $97.75               $71.75            $81.99
Fourth Quarter..............................     $93.77               $63.53            $73.32
2008
First Quarter (through January 28, 2008)....     $72.98               $61.71            $64.80

ALLIANZ SE

    According to publicly available documents, Allianze SE, which we refer to as "Allianz," is an integrated and globally operating financial services provider that offers a range of insurance and finance products as well as advisory capacity through its subsidiaries. Allianz's SEC file number is 1-15154.

                             HISTORICAL INFORMATION

    The American Depository Shares of Allianz are traded on the NYSE under the symbol "AZ". The following table sets forth the published highest intra-day price for the quarter, lowest intra-day price for the quarter and last day American Depository Shares for the quarter of the common stock of Allianz since 2003. We obtained the prices listed below from Bloomberg Financial Markets without independent verification. You should not take the historical prices of the American Depository Shares of Allianz as an indication of future performance. NEITHER WE NOR HOLDING CAN GIVE ANY ASSURANCE AS TO THE FUTURE PERFORMANCE OF THE PRICE OF ALLIANZ'S AMERICAN DEPOSITORY SHARES.

                                                                                    QUARTER END
                 ALLIANZ                      INTRA-DAY HIGH    INTRA-DAY LOW      CLOSING PRICE
--------------------------------------------  --------------  -----------------  -------------------
2003
First Quarter...............................     $10.49                $4.89             $4.95
Second Quarter..............................     $9.35                 $5.14             $8.27
Third Quarter...............................     $10.67                $8.00             $8.84
Fourth Quarter..............................     $12.79                $8.77            $12.72
2004
First Quarter...............................     $14.26               $10.43            $10.92
Second Quarter..............................     $11.50                $9.55            $10.95
Third Quarter...............................     $11.05                $8.89            $10.06
Fourth Quarter..............................     $13.37                $9.95            $13.29
2005
First Quarter...............................     $13.62               $11.64            $12.72
Second Quarter..............................     $12.87               $11.43            $11.45
Third Quarter...............................     $13.84               $11.27            $13.51
Fourth Quarter..............................     $15.46               $13.25            $15.14
2006
First Quarter...............................     $17.03               $15.08            $16.69
Second Quarter..............................     $17.57               $13.79            $15.80
Third Quarter...............................     $17.58               $14.38            $17.33
Fourth Quarter..............................     $20.71               $17.25            $20.42
2007
First Quarter...............................     $22.40               $19.09            $20.55
Second Quarter..............................     $24.20               $20.54            $23.27
Third Quarter...............................     $24.10               $20.16            $23.27
Fourth Quarter..............................     $23.55               $19.55            $21.25
2008
First Quarter (through January 28, 2008)....     $21.65               $15.81            $18.54

CREDIT SUISSE GROUP

    According to publicly available documents, Credit Suisse Group, which we refer to as "Credit Suisse," is a financial services provider that serves corporate, institutional and government clients and high-net-worth individuals worldiwide, as well as to retail clients in Switzerland. Credit Suisse serves its customers through three divisions, Investment Banking, Private Banking, and Asset Management. Credit Suisse's SEC file number is 001-15244.

                             HISTORICAL INFORMATION

    The American Depository Shares of Credit Suisse are traded on the NYSE under the symbol "CS". The following table sets forth the published highest intra-day price for the quarter, lowest intra-day price for the quarter and last day closing price for the quarter of the American Depository Shares of Credit Suisse since 2003. We obtained the prices listed below from Bloomberg Financial Markets without independent verification. You should not take the historical prices of the American Depository Shares of Credit Suisse as an indication of future performance. NEITHER WE NOR HOLDING CAN GIVE ANY ASSURANCE AS TO THE FUTURE PERFORMANCE OF THE PRICE OF CREDIT SUISSE'S AMERICAN DEPOSITORY SHARES.

                                                                                    QUARTER END
              CREDIT SUISSE                   INTRA-DAY HIGH    INTRA-DAY LOW      CLOSING PRICE
--------------------------------------------  --------------  -----------------  -------------------
2003
First Quarter...............................     $24.97               $15.35            $17.38
Second Quarter..............................     $30.40               $17.00            $26.32
Third Quarter...............................     $35.56               $25.80            $31.97
Fourth Quarter..............................     $36.90               $32.00            $36.33
2004
First Quarter...............................     $40.55               $33.22            $34.80
Second Quarter..............................     $36.89               $32.76            $35.81
Third Quarter...............................     $35.86               $29.75            $31.94
Fourth Quarter..............................     $42.71               $32.27            $42.19
2005
First Quarter...............................     $46.15               $39.31            $42.80
Second Quarter..............................     $44.43               $38.58            $39.14
Third Quarter...............................     $46.58               $38.26            $44.48
Fourth Quarter..............................     $53.01               $41.88            $50.95
2006
First Quarter...............................     $60.46               $52.22            $55.86
Second Quarter..............................     $64.34               $50.06            $55.99
Third Quarter...............................     $59.57               $49.65            $57.95
Fourth Quarter..............................     $70.29               $57.39            $69.85
2007
First Quarter...............................     $76.02               $66.69            $71.83
Second Quarter..............................     $79.29               $69.44            $70.96
Third Quarter...............................     $74.73               $61.88            $66.33
Fourth Quarter..............................     $69.88               $55.89            $60.10
2008
First Quarter (through January 28, 2008)....     $60.60               $47.56            $55.42

ING GROEP N.V.

    According to publicly available documents, ING Groep N.V., which we refer to as "ING," provides a broad range of insurance, banking and asset management services, serving customers in Europe, the United States, Canada, Latin America, Asia and Australia. ING's SEC file number is 1-14642.

                             HISTORICAL INFORMATION

    The American Depository Shares of ING are traded on the NYSE under the symbol "ING". The following table sets forth the published highest intra-day price for the quarter, lowest intra-day price for the quarter and last day closing price for the quarter of the American Depository Shares of ING since 2003. We obtained the prices listed below from Bloomberg Financial Markets without independent verification. You should not take the historical prices of the American Depository Shares of ING as an indication of future performance. NEITHER WE NOR HOLDING CAN GIVE ANY ASSURANCE AS TO THE FUTURE PERFORMANCE OF THE PRICE OF ING'S AMERICAN DEPOSITORY SHARES.

                                                                                    QUARTER END
                       ING                    INTRA-DAY HIGH    INTRA-DAY LOW      CLOSING PRICE
--------------------------------------------  --------------  -----------------  -------------------
2003
First Quarter...............................     $18.50                $9.57            $11.67
Second Quarter..............................     $19.14               $11.41            $17.53
Third Quarter...............................     $21.22               $16.88            $18.50
Fourth Quarter..............................     $23.48               $18.80            $23.41
2004
First Quarter...............................     $27.50               $20.21            $22.05
Second Quarter..............................     $23.96               $19.83            $23.70
Third Quarter...............................     $26.04               $21.95            $25.28
Fourth Quarter..............................     $30.43               $24.97            $30.25
2005
First Quarter...............................     $31.85               $28.05            $30.23
Second Quarter..............................     $30.27               $26.82            $28.05
Third Quarter...............................     $31.19               $27.61            $29.79
Fourth Quarter..............................     $35.49               $27.81            $34.82
2006
First Quarter...............................     $39.88               $33.55            $39.40
Second Quarter..............................     $43.00               $34.73            $39.32
Third Quarter...............................     $44.41               $36.85            $43.98
Fourth Quarter..............................     $45.53               $41.63            $44.17
2007
First Quarter...............................     $45.88               $39.38            $42.33
Second Quarter..............................     $47.18               $42.21            $43.97
Third Quarter...............................     $45.98               $37.27            $44.31
Fourth Quarter..............................     $46.06               $35.98            $38.91
2008
First Quarter (through January 28, 2008)....     $39.24               $29.90            $32.96

UBS AG

    According to publicly available documents, UBS AG, which we refer to as "UBS," is a leading financial firm that provides services to an international client base that include wealth management, asset management, investment banking, and retail and corporate banking. UBS' SEC file number is 1-15060.

                             HISTORICAL INFORMATION

    The Ordinary Shares of UBS are traded on the NYSE under the symbol "UBS". The following table sets forth the published highest intra-day price for the quarter, lowest intra-day price for the quarter and last day closing price for the quarter of the Ordinary Shares of UBS since 2003. We obtained the prices listed below from Bloomberg Financial Markets without independent verification. You should not take the historical prices of the Ordinary Shares of UBS as an indication of future performance. NEITHER WE NOR HOLDING CAN GIVE ANY ASSURANCE AS TO THE FUTURE PERFORMANCE OF THE PRICE OF UBS' ORDINARY SHARES.

                                                                                    QUARTER END
                       UBS                    INTRA-DAY HIGH    INTRA-DAY LOW      CLOSING PRICE
--------------------------------------------  --------------  -----------------  -------------------
2003
First Quarter...............................     $26.00               $18.63            $21.35
Second Quarter..............................     $29.18               $21.45            $27.70
Third Quarter...............................     $29.67               $26.98            $28.12
Fourth Quarter..............................     $34.18               $28.29            $34.00
2004
First Quarter...............................     $39.70               $33.35            $37.25
Second Quarter..............................     $38.09               $34.05            $35.53
Third Quarter...............................     $36.28               $32.31            $35.17
Fourth Quarter..............................     $42.29               $34.94            $41.92
2005
First Quarter...............................     $45.10               $39.61            $42.20
Second Quarter..............................     $43.21               $38.47            $38.93
Third Quarter...............................     $43.49               $38.55            $42.75
Fourth Quarter..............................     $49.30               $40.73            $47.58
2006
First Quarter...............................     $55.55               $48.66            $54.99
Second Quarter..............................     $61.70               $49.35            $54.85
Third Quarter...............................     $59.77               $48.34            $59.31
Fourth Quarter..............................     $63.39               $58.50            $60.33
2007
First Quarter...............................     $64.31               $55.39            $59.43
Second Quarter..............................     $66.26               $58.73            $60.01
Third Quarter...............................     $62.34               $49.79            $53.25
Fourth Quarter..............................     $58.02               $43.50            $46.00
2008
First Quarter (through January 28, 2008)....     $46.44               $37.21            $42.41

KOREA ELECTRIC POWER CORPORATION

    According to publicly available documents, Korea Electric Power Corporation, which we refer to as "Korea Electric," is an integrated electric utility company which is engaged in the transmission and distribution of electricity in Korea. Korea Electric's SEC file number is 000-13372.

                             HISTORICAL INFORMATION

    The American Depository Shares of Korea Electric are traded on the NYSE under the symbol "KEP". The following table sets forth the published highest intra-day price for the quarter, lowest intra-day price for the quarter and last day closing price for the quarter of the American Depository Shares of Korea Electric since 2003. We obtained the prices listed below from Bloomberg Financial Markets without independent verification. You should not take the historical prices of the American Depository Shares of Korea Electric as an indication of future performance. NEITHER WE NOR HOLDING CAN GIVE ANY ASSURANCE AS TO THE FUTURE PERFORMANCE OF THE PRICE OF KOREA ELECTRIC'S AMERICAN DEPOSITORY SHARES.

                                                                                    QUARTER END
               KOREA ELECTRIC                 INTRA-DAY HIGH    INTRA-DAY LOW      CLOSING PRICE
--------------------------------------------  --------------  -----------------  -------------------
2003
First Quarter...............................     $8.84                 $7.67             $7.98
Second Quarter..............................     $9.58                 $7.83             $8.91
Third Quarter...............................     $10.79                $8.50            $10.52
Fourth Quarter..............................     $11.68               $10.08            $10.39
2004
First Quarter...............................     $11.33                $9.70            $10.32
Second Quarter..............................     $11.75                $8.70             $9.16
Third Quarter...............................     $10.99                $8.95            $10.55
Fourth Quarter..............................     $13.94               $10.50            $13.24
2005
First Quarter...............................     $15.10               $12.30            $13.44
Second Quarter..............................     $16.98               $13.39            $15.67
Third Quarter...............................     $18.74               $14.96            $17.71
Fourth Quarter..............................     $19.98               $15.71            $19.49
2006
First Quarter...............................     $23.08               $19.28            $21.60
Second Quarter..............................     $24.97               $17.71            $18.96
Third Quarter...............................     $20.19               $17.64            $19.55
Fourth Quarter..............................     $23.00               $19.20            $22.71
2007
First Quarter...............................     $23.75               $19.80            $20.00
Second Quarter..............................     $22.87               $19.89            $21.90
Third Quarter...............................     $25.93               $20.32            $23.15
Fourth Quarter..............................     $24.37               $19.36            $20.85
2008
First Quarter (through January 28, 2008)....     $21.99               $19.07            $19.50

BARCLAYS PLC

    According to publicly available documents, Barclays Plc, which we refer to as "Barclays," Barclays PLC is a global financial services provider engaged in retail and commercial banking, credit cards, investment banking, wealth management and investment management services. Barclays' SEC file number is 1-09246.

                             HISTORICAL INFORMATION

    The American Depository Shares of Barclays are traded on the NYSE under the symbol "BCS". The following table sets forth the published highest intra-day price for the quarter, lowest intra-day price for the quarter and last day closing price for the quarter of the American Depository Shares of Barclays since 2003. We obtained the prices listed below from Bloomberg Financial Markets without independent verification. You should not take the historical prices of the American Depository Shares of Barclays as an indication of future performance. NEITHER WE NOR HOLDING CAN GIVE ANY ASSURANCE AS TO THE FUTURE PERFORMANCE OF THE PRICE OF BARCLAYS' AMERICAN DEPOSITORY SHARES.

                                                                                    QUARTER END
                   BARCLAYS                   INTRA-DAY HIGH    INTRA-DAY LOW      CLOSING PRICE
--------------------------------------------  --------------  -----------------  -------------------
2003
First Quarter...............................     $25.87               $20.30            $23.34
Second Quarter..............................     $32.37               $23.34            $29.92
Third Quarter...............................     $33.24               $28.28            $31.00
Fourth Quarter..............................     $36.57               $32.04            $36.35
2004
First Quarter...............................     $39.88               $34.94            $36.14
Second Quarter..............................     $37.78               $34.49            $34.86
Third Quarter...............................     $39.59               $32.78            $38.69
Fourth Quarter..............................     $45.99               $39.04            $45.68
2005
First Quarter...............................     $47.00               $40.50            $41.44
Second Quarter..............................     $43.41               $37.80            $39.94
Third Quarter...............................     $42.80               $38.27            $40.78
Fourth Quarter..............................     $42.85               $37.16            $42.08
2006
First Quarter...............................     $48.00               $41.80            $46.80
Second Quarter..............................     $51.03               $43.20            $45.78
Third Quarter...............................     $51.75               $42.90            $50.77
Fourth Quarter..............................     $61.52               $51.02            $58.14
2007
First Quarter...............................     $62.68               $52.24            $56.94
Second Quarter..............................     $60.99               $55.50            $55.79
Third Quarter...............................     $61.55               $46.18            $48.62
Fourth Quarter..............................     $54.79               $38.14            $40.37
2008
First Quarter (through January 28, 2008)....     $41.37               $33.75            $39.23

STATOIL ASA

    According to publicly available documents, Statoil ASA, which we refer to as "Statoil," is an integrated oil and gas company headquartered in Stavanger, Norway. Statoil's SEC file number is 1-15200.

                             HISTORICAL INFORMATION

    The American Depository Shares of Statoil are traded on the NYSE under the symbol "STO". The following table sets forth the published highest intra-day price for the quarter, lowest intra-day price for the quarter and last day closing price for the quarter of the American Depository Shares of Statoil since 2003. We obtained the prices listed below from Bloomberg Financial Markets without independent verification. You should not take the historical prices of the American Depository Shares of Statoil as an indication of future performance. NEITHER WE NOR HOLDING CAN GIVE ANY ASSURANCE AS TO THE FUTURE PERFORMANCE OF THE PRICE OF STATOIL'S AMERICAN DEPOSITORY SHARES.

                                                                                    QUARTER END
                   STATOIL                    INTRA-DAY HIGH    INTRA-DAY LOW      CLOSING PRICE
--------------------------------------------  --------------  -----------------  -------------------
2003
First Quarter...............................     $8.70                 $7.25             $7.66
Second Quarter..............................     $9.30                 $7.51             $8.55
Third Quarter...............................     $9.64                 $8.05             $8.98
Fourth Quarter..............................     $11.39                $9.15            $11.30
2004
First Quarter...............................     $12.89               $10.68            $12.34
Second Quarter..............................     $13.72               $11.42            $12.72
Third Quarter...............................     $14.67               $11.80            $14.44
Fourth Quarter..............................     $16.00               $14.22            $15.88
2005
First Quarter...............................     $18.62               $14.60            $17.14
Second Quarter..............................     $20.60               $16.20            $20.30
Third Quarter...............................     $26.10               $20.25            $24.69
Fourth Quarter..............................     $24.90               $20.17            $22.96
2006
First Quarter...............................     $28.96               $23.56            $28.48
Second Quarter..............................     $34.63               $24.33            $28.52
Third Quarter...............................     $30.76               $22.00            $23.82
Fourth Quarter..............................     $28.23               $22.09            $26.32
2007
First Quarter...............................     $27.78               $23.66            $27.08
Second Quarter..............................     $31.31               $26.10            $31.01
Third Quarter...............................     $34.85               $24.96            $33.92
Fourth Quarter..............................     $35.56               $28.51            $30.52
2008
First Quarter (through January 28, 2008)....     $31.96               $23.68            $26.40

                            DESCRIPTION OF SECURITIES

     Capitalized terms not defined herein have the meanings given to such terms in the accompanying Prospectus Supplement. The term "Security" refers to each $1,000 principal amount of our 24-Month Yield Discovery Securities Linked to the Current Components of the NYSE(R) International Target 25 Portfolio due January 29, 2010. Each Security is fully and unconditionally guaranteed by Holding.

Principal Amount............  $2,500,000

Original Issue Date ........  Janauary 31, 2008

Pricing Date................  January 28, 2008

Maturity Date...............  January 29, 2010

Underlying Basket ..........  A basket consisting of 25 common stocks, Global
                              Shares, and American Depository Shares included in the NYSE(R) International Target 25 Portfolio, as of the Pricing Date, set forth in the table below. The table also indicates the ticker symbol for each basket stock, the primary U.S. exchange on which each basket stock is listed, and the initial price for each basket stock respectively.

    --------------------------------------------- ------------ -------------- -----------------
                                                    TICKER
                    BASKET STOCK                    SYMBOL       EXCHANGE      INITIAL PRICE
    --------------------------------------------- ------------ -------------- -----------------
     Royal Bank of Canada                             RY           NYSE            $49.58
    --------------------------------------------- ------------ -------------- -----------------
     France Telecom(1)                                FTE          NYSE            $34.29
    --------------------------------------------- ------------ -------------- -----------------
     Repsol YPF, S.A.(1)                              REP          NYSE            $31.34
    --------------------------------------------- ------------ -------------- -----------------
     Deutsche Telekom AG(1)                           DT           NYSE            $20.16
    --------------------------------------------- ------------ -------------- -----------------
     Daimler AG(2)                                    DAI          NYSE            $77.64
    --------------------------------------------- ------------ -------------- -----------------
     Canadian Imperial Bank of Commerce               CM           NYSE            $67.76
    --------------------------------------------- ------------ -------------- -----------------
     Mitsubishi UFJ Financial Group, Inc.(1)          MTU          NYSE            $9.54
    --------------------------------------------- ------------ -------------- -----------------
     Honda Motor Co., Ltd.(1)                         HMC          NYSE            $30.05
    --------------------------------------------- ------------ -------------- -----------------
     Telecom Italia S.p.A.(1)                         TI-A          NYSE            $30.04
    --------------------------------------------- ------------ -------------- -----------------
     Nippon Telegraph and Telephone(1)
     Corporation                                      NTT          NYSE            $23.16
    --------------------------------------------- ------------ -------------- -----------------
     Aegon N.V.(2)                                    AEG          NYSE            $15.14
    --------------------------------------------- ------------ -------------- -----------------

    --------------------------------------------- ------------ -------------- -----------------
                                                    TICKER
                    BASKET STOCK                    SYMBOL       EXCHANGE      INITIAL PRICE
    --------------------------------------------- ------------ -------------- -----------------
     Lloyds TSB Group plc(1)                          LYG          NYSE            $34.00
    --------------------------------------------- ------------ -------------- -----------------
     Royal Bank of Scotland Group plc(1)              RBS          NYSE            $7.78
    --------------------------------------------- ------------ -------------- -----------------
     Deutsche Bank Corporation(2)                     DB           NYSE           $114.89
    --------------------------------------------- ------------ -------------- -----------------
     Toyota Motor Corporation                         TM           NYSE           $102.20
    --------------------------------------------- ------------ -------------- -----------------
     Allied Irish Banks, plc(1)                       AIB          NYSE            $46.02
    --------------------------------------------- ------------ -------------- -----------------
     Eni SpA(1)                                        E           NYSE            $64.95
    --------------------------------------------- ------------ -------------- -----------------
     Kookmin Bank(1)                                  KB           NYSE            $64.80
    --------------------------------------------- ------------ -------------- -----------------
     Allianz SE(1)                                    AZ           NYSE            $18.54
    --------------------------------------------- ------------ -------------- -----------------
     Credit Suisse Group(1)                           CS           NYSE            $55.42
    --------------------------------------------- ------------ -------------- -----------------
     ING Groep N.V.(1)                                ING          NYSE            $32.96
    --------------------------------------------- ------------ -------------- -----------------
     UBS AG(2)                                        UBS          NYSE            $42.41
    --------------------------------------------- ------------ -------------- -----------------
     Korea Electric Power Corporation(1)              KEP          NYSE            $19.50
    --------------------------------------------- ------------ -------------- -----------------
     Barclays Plc(1)                                  BCS          NYSE            $39.23
    --------------------------------------------- ------------ -------------- -----------------
     Statoil ASA(1)                                   STO          NYSE            $26.40
    --------------------------------------------- ------------ -------------- -----------------

(1) Linked to American Depositary Shares rather than to Common Stock

(2) Linked to Global Shares which are listed on the NYSE

Basket Stock................  Initially, each of the common stocks, of the companies set forth in "Underlying Basket" above.

Specified Currency..........  U.S. Dollars

CUSIP.......................  00078U4G2

Denominations...............  The Securities may be purchased in denominations of $1,000 and integral multiples thereof.

Form of Securities..........  The Securities will be represented by a single registered global security and deposited with the Depository Trust Company.

Guarantee...................  The payment obligations of ABN AMRO Bank N.V.
                              under the Securities, when and as they shall become due and payable, whether at maturity or upon acceleration, are fully and unconditionally guaranteed by ABN AMRO Holding N.V.

Issue Price.................  100%

Payment at Maturity.........  At maturity you will receive for each $1,000 principal amount of the Securities an amount in cash calculated as follows:

                                  If the Basket Return is positive, we will pay you an amount in cash equal to the sum of $1000 PLUS ($1,000 x the Basket Return).

                                  If the Basket Return is zero or negative, we will pay you $1000.

                              IF THE BASKET RETURN IS POSITIVE, YOUR PAYMENT AT MATURITY WILL REFLECT THE 17% CAP ON THE STOCK RETURN ON EACH BASKET STOCK, SO YOUR RETURN ON THE SECURITIES MAY BE LESS THAN THE ACTUAL RETURN ON THE BASKET STOCKS.

                              The Calculation Agent will calculate the Basket Return on the Determination Date. The Calculation Agent will provide written notice to the Trustee at its Delaware office and to the Securities Administrator at its New York office, on which notice the Trustee and Securities Administrator may conclusively rely, of the amount payable at maturity on or prior to 11:00 a.m. on the Business Day preceding the Maturity Date.

                              The Calculation Agent will round all percentages resulting from any calculation with respect to the Securities to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards (e.g., 9.876545% (or .09876545) would be rounded to
                              9.87655% (or .0987655)). All dollar amounts
                              resulting from such calculation will be rounded to the nearest cent with one-half cent being rounded upwards.

Basket Return...............  The Basket Return for each $1,000 principal amount of Securities will be the sum of the products of
                              (a) the Capped Stock Return for each Basket Stock times (b) the weight assigned to such Basket Stock.

Capped Stock Return ........  The Capped Stock Return for a Basket Stock is the
                              lesser of (i) the Stock Return for such Basket Stock and (ii) 17%.

Stock Return ...............  The Stock Return for each Basket Stock is the percentage change in its price per share, calculated as follows:

                                   Final Price-Initial Price
                                   -------------------------
                                         Initial Price

Weight......................  0.04 (or 4.0%) for each Basket Stock.

Initial Price...............  For each Basket Stock, the Closing Price of such
                              Basket Stock on the Pricing Date, divided by the Exchange Factor. The Initial Price for each of the Basket Stocks is set forth under

                              "--Underlying Basket" above. The Initial Price and therefore the Stock Return for each Basket Stock is subject to adjustment as described in "Description of Securities--Adjustment Events" below.

Final Price.................  For each Basket Stock, the Closing Price per share of such Basket Stock on the Determination Date.

Closing Price ..............  If any Basket Stock (or any other security for which a closing price must be determined) is listed on a U.S. securities exchange registered under the Exchange Act, or is included in the OTC Bulletin Board Service, which we refer to as the OTC Bulletin Board (operated by the Financial Industry Regulatory Authority), the Closing Price for one share of such Basket Stock (or one unit of any such other security) on any Trading Day means
                              (i) the last reported sale price, regular way, in the principal trading session on such day on the principal securities exchange on which the Basket Stock (or any such other security) is listed or admitted to trading or (ii) if not listed or admitted to trading on any such securities exchange or if such last reported sale price is not obtainable (even if the Basket Stock, or other such security, is listed or admitted to trading on such securities exchange), the last reported sale price in the principal trading session on the over-the-counter market as reported on the Relevant Exchange or OTC Bulletin Board on such day. If the last reported sale price is not available pursuant to clause (i) or (ii) of the preceding sentence, the Closing Price for any Trading Day shall be the mean, as determined by the Calculation Agent, of the bid prices for the Basket Stock (or any such other security) obtained from as many dealers in such security (which may include AAI or any of our other affiliates), but not exceeding three, as will make such bid prices available to the Calculation Agent. If the Closing Price for a basket stock which is linked to American Depositary Shares (ADSs") or global shares is not available in accordance with the two preceding sentences, the Closing Price for such basket stock on any Trading Day shall be determined by reference to the Ordinary Share Closing Price, as determined by the Calculation Agent. If the Closing Price cannot be determined in accordance with the above provisions, then the Closing Price shall be the value as determined by the Calculation Agent. The term "OTC Bulletin Board Service" shall include any successor service thereto.

Ordinary Share
  Closing Price.............  With respect to each Basket Stock which is linked to ADSs or global shares, for any Trading Day the Ordinary Share Closing Price shall be the Closing Price of such Basket Stock on the stock exchange or securities market on which such ordinary shares or global shares are principally traded, as determined by the Calculation Agent, on such day, not being subject to any special provisions (or, if no sale occurs on such day, the closing bid price on such day). If the Ordinary Share Closing Price cannot be determined in accordance with the above provisions, then the Ordinary Share Closing Price on any Trading Day shall be deemed to be the value, as determined by the Calculation Agent, of the common stock, Global

                              Shares, or American Depository Shares of such Basket Stock. The Ordinary Share Closing Price shall be converted by the Calculation Agent into U.S. dollars at the bid spot rate for such currency prevailing on such Trading Day, as determined by the Calculation Agent.

Relevant Exchange...........  With respect to each Basket Stock, the primary
                              U.S. securities exchange or organized market of trading for such Basket Stock. If a Reorganization Event has occurred with respect to a Basket Stock or the issuer of a Basket Stock, the Relevant Exchange will be the stock exchange or securities market on which the Exchange Property (as defined below) that is a listed equity security is principally traded as determined by the Calculation Agent.

Trading Day.................  A day, as determined by the Calculation Agent, on which trading is generally conducted on the Relevant Exchange.

Market Disruption Event.....  Means, with respect to any Basket Stock or other security for which a Closing Price or Ordinary Share Closing Price must be determined,

                              (i) either:

                                  (x) any suspension, absence or limitation imposed on trading in such security by the Relevant Exchange therefore or otherwise and whether by reason of movements in price exceeding limits permitted by such exchange or otherwise or by any exchange or quotation system on which trading in futures or options contracts relating to such security are executed, or

                                  (y) any event (other than an event described in clause (z) below) that disrupts or impairs (as determined by the Calculation Agent) the ability of market participants in general (1) to effect transactions in or obtain market values for any such security on the primary exchange therefore or (2) to effect transactions in or obtain market values for futures or options contracts relating to such security on any other exchange, or

                                  (z) the closure on any Trading Day of the primary exchange with respect to any such security, or any exchange or quotation system on which trading in futures or options relating to such security is executed, prior to its scheduled closing time unless such earlier closing time is announced by such exchange at least one hour prior to the earlier of (1) the actual closing time for the regular trading session on such exchange on such Trading Day and (2) the submission deadline for orders to be entered into such exchange for execution on such Trading Day; and

                             (ii) a determination by the Calculation Agent in
                                  its sole discretion that the event described in clause (i) above materially interfered with our ability or the ability of any of our affiliates to unwind or adjust all or a material portion of the hedge position with respect to the Securities.

                              For purposes of determining whether a Market
                              Disruption Event has occurred: (1) a limitation on the hours or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the Relevant Exchange or other primary exchange, (2) a decision permanently to discontinue trading in the relevant futures or options contract will not constitute a Market Disruption Event, (3) limitations pursuant to NYSE Rule 80A (or any similar applicable rule or regulation enacted or promulgated by the New York Stock Exchange, any other self-regulatory organization, the Commission, or the Relevant Exchange or any other relevant authority of similar scope as determined by the Calculation Agent) on any trading during significant market fluctuations shall constitute a suspension, absence or material limitation of trading, (4) a suspension of trading in a futures or options contract on any security for which a Closing Price or Ordinary Share Closing Price must be determined by the primary securities market on which such futures or options are traded, if available, by reason of (x) a price change exceeding limits set by such exchange or market, (y) an imbalance of orders relating to such contracts or (z) a disparity in bid and ask quotes relating to such contracts will constitute a suspension, absence or limitation of trading in futures or options contracts related to such security and (5) a suspension, absence or limitation of trading on the primary market on which futures or options contracts related to any such security are traded will not include any time when such market is itself closed for trading under ordinary circumstances.

                              The Calculation Agent shall as soon as reasonably practicable under the circumstances notify us, the Trustee, the Securities Administrator, and the Depository Trust Company of the existence or occurrence of a Market Disruption Event on the day that but for the occurrence or existence of a Market Disruption Event would have been the Determination Date.

Book Entry Note or
  Certificated Note.........  Book Entry

Trustee.....................  Wilmington Trust Company

Securities Administrator....  Citibank, N.A.

Calculation Agent...........  AAI and its successors. All determinations made by the Calculation Agent will be at the sole discretion of the Calculation Agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you and on us.

Exchange Factor.............  The exchange factor for each Basket Stock will be set initially at 1.0, but will be subject to adjustment upon the occurrence of certain corporate events affecting such Basket Stock. See "Adjustment Events" below.

Adjustment Events...........  The Exchange Factor for each Basket Stock will be adjusted from time to time as follows:

                              1. If shares of a Basket Stock are subject to a stock split or reverse stock split, then once such split has become effective, the Exchange Factor will be proportionately adjusted. In the case of Securities linked to the American Depositary Shares of any basket stock, if the ordinary shares of such Basket Stock are subject to a stock split or reverse stock split, then once such split has become effective, the Exchange Factor will be proportionately adjusted; PROVIDED, HOWEVER, that if (and to the extent that) the issuer of such Basket Stock or the depositary for the American Depositary Shares have adjusted the number of ordinary shares represented by each American Depositary Share, so that the price of such American Depositary Share would not be affected by such stock split or reverse stock split, no adjustment of the Exchange Factor shall be made.

                              2. If shares of a Basket Stock are subject (i) to a stock dividend (issuance of additional shares of such Basket Stock) that is given ratably to all holders of shares of such Basket Stock or (ii) to a distribution of shares of such Basket Stock as a result of the triggering of any provision of the corporate charter of the issuer of such Basket Stock, in each case other than a stock split described in paragraph 1, then once the dividend has become effective and shares of such Basket Stock are trading ex-dividend, the Exchange Factor will be proportionally adjusted, PROVIDED, HOWEVER that if (and to the extent that) the issuer of the Basket Stock or the depositary for the ADS has adjusted the number of ordinary shares represented by each ADS so that the price of such ADS would not be affected by such stock dividend, no adjustment of the Exchange Factor shall be made.

                                  3. There will be no adjustments to the
                                  Exchange Factor for any Basket Stock to
                                  reflect cash dividends or other distributions paid with respect to shares or ordinary shares of such Basket Stock other than Extraordinary Dividends as described below (except that distributions described in paragraph 2 above shall not be subject to this paragraph 3). A cash dividend or other distribution with respect to shares or ordinary shares of a Basket Stock will be deemed to be an "Extraordinary Dividend" if such dividend or other distribution exceeds the immediately preceding non-Extraordinary Dividend for shares or ordinary shares of that Basket Stock or Ordinary Share Closing Price, as the case may be, by an amount equal to at least 10% of the Closing Price of that Basket Stock (as adjusted for any subsequent corporate event requiring an adjustment hereunder, such as a stock split or reverse stock split) on the Trading Day preceding the ex-dividend date for the payment of such Extraordinary Dividend (the "ex-dividend date"). If an Extraordinary Dividend occurs with respect to shares or ordinary shares of a Basket

                                  Stock, the Exchange Factor with respect to shares or ordinary shares of that Basket Stock will be adjusted on the ex-dividend date with respect to such Extraordinary Dividend so that the new Exchange Factor for such Basket Stock will equal the product of (a) the then current Exchange Factor for such Basket Stock and (b) a fraction, the numerator of which is the Closing Price or Ordinary Share Closing Price, as the case may be, of such Basket Stock on the Trading Day preceding the ex-dividend date, and the denominator of which is the amount by which the Closing Price, or Ordinary Share Closing Price, as the case may be, of such Basket Stock on the Trading Day preceding the ex-dividend date exceeds the Extraordinary Dividend Amount. The "Extraordinary Dividend Amount" with respect to an Extraordinary Dividend for shares or ordinary shares of any Basket Stock will equal (i) in the case of cash dividends or other distributions that constitute regular dividends, the amount per share or ordinary share, as the case may be, of such Extraordinary Dividend minus the amount per share or ordinary share, as the case may be, of the immediately preceding non-Extraordinary Dividend for shares or ordinary shares of that Basket Stock or (ii) in the case of cash dividends or other distributions that do not constitute regular dividends, the amount per share or ordinary share, as the case may be, of such Extraordinary Dividend. To the extent an Extraordinary Dividend is not paid in cash, the value of the non-cash component will be determined by the Calculation Agent, whose determination shall be conclusive. A distribution on shares or ordinary shares of a Basket Stock described in "--Reorganization Events" below that also constitutes an Extraordinary Dividend shall not cause an adjustment under this paragraph 3. A distribution on the ADSs described in clause
                                  (A), (D) or (E) in the definitions of
                                  "Reorganization Event" of paragraph 6 below that also constitutes an Extraordinary Dividend shall not cause an adjustment pursuant to this paragraph.

                                  4. If the issuer of a Basket Stock issues rights or warrants to all holders of shares of such Basket Stock to subscribe for or purchase shares or ordinary shares of such Basket Stock at an exercise price per share or ordinary share, as the case may be, less than the Closing Price of such Basket Stock or, in the case of ordinary shares the Ordinary Share Closing Price (as converted into U.S. dollars at the bid spot rate for such currency on the applicable date) on both (i) the date the exercise price of such rights or warrants is determined and (ii) the expiration date of such rights or warrants, and if the expiration date of such rights or warrants precedes the maturity of the Securities, then the Exchange Factor for such Basket Stock will be proportionally adjusted; PROVIDED, HOWEVER that if (and to the extent that) the issuer of the Basket Stock or the depositary for the ADS has adjusted the number of the ordinary shares represented by each ADS so that the price of the Underlying ADSs would not be affected by the issuance of such rights or warrants, no adjustment to the Exchange Factor shall be made.

                                  5. If the issuer of a Basket Stock or the depositary for the ADSs elects to cancel the ADS facility for the ordinary shares of such issuer during the term of the Securities and the ordinary shares of such issuer are not immediately listed on a United States national securities exchange (a "Cancellation Event") then at maturity the Calculation Agent shall use the Ordinary Share Closing Price ( as converted into U.S. dollars at the bid spot rate for such currency on the applicable date) to calculate the Stock Return for such Basket Stock. The Bank will provide notice to the Trustee of the Cancellation Event as soon as practicable after the date of such Cancellation Event.

                              6. If a Reorganization Event (as defined below) occurs, in each case as a result of which the holders of a Basket Stock are entitled to receive Exchange Property with respect to or in exchange for shares or ordinary shares such Basket Stock, then, following the effective date of such Reorganization Event, in lieu of using the Closing Price or Ordinary Share Closing Price for such Basket Stock to calculate the Stock Return for such Basket Stock on the Determination Date, the Calculation Agent will use the Transaction Value of such Exchange Property received with respect to a share or ordinary share, as the case may be of such Basket Stock, each as defined below.

                              With respect to paragraphs 1 through 6 above, no adjustments to the Exchange Factor for a Basket Stock will be required unless such adjustment would require a change of at least 0.1% in the Exchange Factor then in effect. The Exchange Factor resulting from any of the adjustments specified above will be rounded to the nearest one hundred-thousandth with five one-millionths being rounded upward. Adjustments to the Exchange Factor of a Basket Stock will be made up to and including the Determination Date.

                              No adjustments to an Exchange Factor for a Basket Stock or method of calculating the Exchange Factor will be required other than those specified above in "Adjustment Events." However, we may, at our sole discretion, cause the Calculation Agent to make additional changes to an Exchange Factor for a Basket Stock upon the occurrence of corporate or other similar events that affect or could potentially affect market prices of, or shareholders' rights in, the Basket Stocks (or other Exchange Property) but only to reflect such changes, and not with the aim of changing relative investment risk. The adjustments specified above do not cover all events that could affect the market price or the Closing Price of a share, ADS, or ordinary share of a Basket Stock, including, without limitation, a partial tender or partial exchange offer for the shares or ordinary shares of Basket Stocks.

                              The Calculation Agent shall be solely responsible for the determination and calculation of any adjustments to an

                              Exchange Factor or method of calculating the Exchange Factor and of any related determinations and calculations with respect to any distributions of stock, other securities or other property or assets (including cash) in connection with any Reorganization Event described in paragraph 6 above with respect to any Basket Stock, and its determinations and calculations with respect thereto shall be conclusive.

                              The Calculation Agent will provide information as to any adjustments to any Exchange Factor or to the method of calculating the Basket Return upon written request by any holder of the Securities.

Reorganization Events ......  Reorganization Event means, with respect to any of the Basket Stocks, (A) there has occurred any reclassification or change with respect to such Basket Stock, including, without limitation, as a result of the issuance of any tracking stock by the issuer of such Basket Stock; (B) the issuer of such Basket Stock or any surviving entity or subsequent surviving entity of the issuer of such Basket Stock (an "Issuer Successor") has been subject to a merger, combination or consolidation and is not the surviving entity; (C) any statutory exchange of securities of such issuer of such Basket Stock or Issuer Successor with another corporation occurs; (D) such issuer of such Basket Stock is liquidated; (E) such issuer of such Basket Stock issues to all of its shareholders equity securities of an issuer other than such issuer of such Basket Stock (a "Spin-off Event"); or (F) a tender or exchange offer or going-private transaction is consummated for all the outstanding shares or ordinary shares of such Basket Stock.

Exchange Property ..........  Exchange Property means, with respect to any of the Basket Stocks, securities, cash or any other assets distributed to holders of such Basket Stock in any Reorganization Event, including, (A) in the case of the issuance of tracking stock or in the case of a Spin-off Event, the Basket Stock with respect to which the tracking stock or spun-off security was issued and (B) in the case of any other Reorganization Event where the Basket Stock continues to be held by the holders receiving such distribution, the shares of the Basket Stock. In addition,

                                  (1) in the case of a consummated tender or
                                      exchange offer or going-private
                                      transaction involving Exchange Property of a particular type, Exchange Property shall be deemed to include the amount of cash or other property paid by the offeror in the tender or exchange offer with respect to such Exchange Property (in an amount determined on the basis of the rate of exchange in such tender or exchange offer or going-private transaction); and

                                  (2) in the event of a tender or exchange offer
                                      or a going-private transaction with
                                      respect to Exchange Property in which an offeree may elect to receive cash or other property, Exchange Property shall be deemed to include the kind and amount of cash and other property received by offerees who elect to receive cash.

                              In the event Exchange Property consists of securities, those securities will, in turn, be subject to the antidilution adjustments set forth in "--Adjustment Events" and "-- Reorganization Events."

                              In addition, in the event Exchange Property consists of more than one type of property and if holders of the Securities will receive Exchange Property at maturity, they will receive a pro rata share of each such type of Exchange Property in proportion to the quantity of such Exchange Property received in respect of a share or ordinary share, as the case may be, of a Basket Stock. If Exchange Property includes a cash component, holders will not receive any interest accrued on such cash component.

Transaction Value ..........  Transaction Value means with respect to any Basket
                              Stock subject to a Reorganization Event, (A) for any cash received as Exchange Property in any such Reorganization Event, the amount of cash received per share or ordinary share, as the case may be, of such Basket Stock; (B) for any property other than cash or securities received in any such Reorganization Event, the market value, as determined by the Calculation Agent, as of the date of receipt, of such Exchange Property received per share or ordinary share, as the case may be, of such Basket Stock; and (C) for any security received in any such Reorganization Event (including in the case of the issuance of tracking stock, the reclassified Basket Stocks and, in the case of a Spin-off Event, the Basket Stocks with respect to which the spun-off security was issued), an amount equal to the Closing Price, as of the Determination date, per share of such security multiplied by the quantity of such security received for each share of such Basket Stock.

Alternate Exchange
  Calculation in
  case of an Event
  of Default................  In case an Event of Default with respect to the
                              Securities shall have occurred and be continuing, the amount declared due and payable for each Security upon any acceleration of the Securities shall be determined by AAI, as Calculation Agent, and shall be equal to $1000 of the principal amount of the Securities plus the Basket Return determined as though the Basket Return for the Determination Date scheduled to occur on or after such date of acceleration were the Basket Return on the date of acceleration. See "Description of Debt Securities--Events of Default" in the Prospectus.

                              If the maturity of the Securities is accelerated because of an Event of Default as described above, we shall, or shall cause the Calculation Agent to, provide written notice to the Trustee at its Delaware office and to the Securities Administrator at its New York office, on which notice the Trustee and Securities Administrator may conclusively rely, and to the Depository Trust Company of the aggregate cash amount due with respect to the Securities as promptly as possible and in no event later than two Business Days after the date of acceleration.

Additional Amounts..........  Subject to certain exceptions and limitations described in "Description of Debt Securities -- Payment of Additional Amounts" in the accompanying Prospectus, we will pay such additional amounts to holders of the Securities as may be necessary in order that the net payment of the principal of the Securities and any other amounts payable on the Securities, after withholding for or on account of any present or future tax, assessment or governmental charge imposed upon or as a result of such payment by The Netherlands (or any political subdivision or taxing authority thereof or therein) or the jurisdiction of residence or incorporation of any successor corporation (other than the United States), will not be less than the amount provided for in the Securities to be then due and payable.

Book Entry..................  The indenture for the Securities permits us at anytime and in our sole discretion to decide not to have any of the Securities represented by one or more registered global securities. DTC has advised us that, under its current practices, it would notify its participants of our request, but will only withdraw beneficial interests from the global security at the request of each DTC participant.

                                 USE OF PROCEEDS

    The net proceeds we receive from the sale of the Securities will be used for general corporate purposes and by us or one or more of our affiliates in connection with hedging our obligations under the Securities, including hedging market risks associated with the payment at maturity of the Securities. The issue price of the Securities includes the selling agents' commissions (as shown on the cover page of the accompanying Prospectus Supplement) paid with respect to the Securities and the cost of hedging our obligations under the Securities. The cost of hedging includes the projected profit that our affiliates expect to realize in consideration for assuming the risks inherent in managing the hedging transactions. Since hedging our obligations entails risk and may be influenced by market forces beyond our or our affiliates' control, such hedging may result in a profit that is more or less than initially projected, or could result in a loss. See also "Risk Factors--The Inclusion of Commissions and Cost of Hedging in the Issue Price is Likely to Adversely Affect Secondary Market Prices" and "Plan of Distribution" in this Pricing Supplement and "Use of Proceeds" in the accompanying Prospectus.

                                    TAXATION

    The securities will be treated as "contingent payment debt instruments" for U.S. federal income tax purposes. Please read carefully the section entitled "United States Federal Income Taxation" and in particular the sub-section entitled "United States Federal Income Taxation - Contingent Payment Debt Instruments" in the accompanying Prospectus Supplement.

    Solely for purposes of determining the amount of interest income that you will be required to accrue on the Securities, we have determined that the comparable yield on the Securities is 3.16% compounded semi-annually and that the "projected payment schedule" for each Security consists of a projected amount due at maturity equal to $1,064.56. NEITHER THE COMPARABLE YIELD NOT THE PROJECTED PAYMENT SCHEDULE CONSTITUTES A REPRESENTATION BY US REGARDING THE ACTUAL AMOUNT, IF ANY, THAT THE SECURITIES WILL PAY.

    On December 7, 2007, the U.S. Treasury and the Internal Revenue Service released a notice requesting comments on the U.S. federal income tax treatment of "prepaid forward contracts" and similar instruments.

    The notice focuses in particular on whether to require holders of instruments such as the Securities to accrue constructive income over the term of their investment in the Securities. It also asks for comments on a number of related topics, including how the IRS characterizes income or loss with respect to these instruments; the relevance to such characterization of factors such as the exchange-traded status of the instrument and the nature of the underlying property to which the instrument is linked; and whether these instruments are or should be subject to the "constructive ownership" regime, which very generally can operate to recharacterize certain long-term capital gains as ordinary income that is subject to an interest charge.

    While the notice requests comments on appropriate transition rules and effective dates, Treasury regulations or other forms of guidance, if any, issued after consideration of these issues could materially and adversely affect the tax consequences of ownership and disposition of the Securities, possibly on a retroactive basis.

    You should consult your tax advisor regarding the notice and its potential implications for an investment in the Securities.

                              PLAN OF DISTRIBUTION

    We have appointed ABN AMRO Incorporated ("AAI") as agent for this offering. The agent has agreed to use reasonable efforts to solicit offers to purchase the Securities. We will pay the agent, in connection with sales of the Securities resulting from a solicitation such agent made or an offer to purchase such agent received, a commission of 2.00% of the initial offering price of the Securities. Each dealer engaged by the agent, or further engaged by a dealer to whom an agent reoffers the Securities, will purchase the Securities at an agreed discount to the initial offering price of the Securities. The agent has informed us that such discounts may vary from dealer to dealer and that not all dealers will purchase or repurchase the Securities at the same discount. You can find a general description of the commission rates payable to the agents under "Plan of Distribution" in the accompanying Prospectus Supplement.

    AAI is a wholly owned subsidiary of the Bank. AAI will conduct this offering in compliance with the requirements of Rule 2720 of the National Association of Securities Dealers, Inc., which is commonly referred to as the NASD, regarding an NASD member firm's distributing the securities of an affiliate. When the distribution of the Securities is complete, AAI may offer and sell those Securities in the course of its business as broker-dealers. AAI may act as principal or agent in those transactions and will make any sales at prevailing secondary market prices at the time of sale. AAI may use this Pricing Supplement and the accompanying Prospectus and Prospectus Supplement in connection with any of those transactions. AAI is not obligated to make a market in the Securities and may discontinue any purchase and sale activities with respect to the Securities at any time without notice.

    To the extent the total aggregate principal amount of the Securities linked to the Basket Stocks being offered in this Pricing Supplement is not purchased by investors in any of these offerings, one or more of our affiliates has agreed to purchase the unsold portion, and to hold such Securities for investment purposes. See "Holdings of the Securities by our Affiliates and Future Sales" under the heading "Risk Factors."

                                                FILED PURSUANT TO RULE 424(B)(2)
                                                    REGISTRATION NOS. 333-137691
                                                                   333-137691-02

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED SEPTEMBER 29, 2006)

[ABN AMRO BANK N.V.GRAPHIC OMITTED]

US$ 7,500,000,000 ABN NOTES(SM)

fully and unconditionally guaranteed by ABN AMRO Holding N.V.

We, ABN AMRO Bank N.V., may offer from time to time senior notes. The specific terms of any notes that we offer will be included in a pricing supplement. The notes will have the following general terms:

    o The notes will bear interest at either a fixed rate or a floating rate that varies during the lifetime of the relevant notes, which, in either case, may be zero. Floating rates will be based on rates or indices specified in the applicable pricing supplement.

    o The notes will pay interest, if any, on the dates stated in the applicable pricing supplement.

    o The notes will be fully and unconditionally guaranteed by ABN AMRO Holding N.V.

    o The notes will be held in global form by The Depository Trust Company, unless the pricing supplement provides otherwise.

The pricing supplement may also specify that the notes will have additional terms, including the following:

    o The notes may be optionally or mandatorily exchangeable for securities of an entity that is not affiliated with us, for a basket or index of those securities, or for the cash value of those securities.

    o Payments on the notes may be linked to currency prices, commodity prices, securities of entities not affiliated with us, baskets of those securities or indices, or any combination of the above.

    o   The notes may be either callable by us or puttable by you.

INVESTING IN THE NOTES INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE S-2.

THESE SECURITIES ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER FEDERAL AGENCY. THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

ABN AMRO Incorporated and LaSalle Financial Services, Inc. have agreed to use reasonable efforts to solicit offers to purchase these securities as our selling agents to the extent either or both are named in the applicable pricing supplement. Certain other selling agents to be named in the applicable pricing supplement may also be used to solicit such offers on a reasonable efforts basis. We refer to each selling agent individually as the "agent" and together as the "agents". The agents may also purchase these securities as principal at prices to be agreed upon at the time of sale. The agents may resell any securities they purchase as principal at prevailing market prices, or at other prices, as they determine.

ABN AMRO Incorporated and LaSalle Financial Services, Inc. may use this prospectus supplement and the accompanying prospectus in connection with offers and sales of the securities and related guarantees in market-making transactions.

ABN AMRO INCORPORATED                           LASALLE FINANCIAL SERVICES, INC.
SEPTEMBER 29, 2006

                                TABLE OF CONTENTS
                                -----------------

                                                PAGE

PROSPECTUS SUPPLEMENT

About This Prospectus Supplement.....................S-1
Risk Factors.........................................S-2
Description of Notes.................................S-4
Taxation in The Netherlands..........................S-24
United States Federal Taxation.......................S-25
Plan of Distribution.................................S-34
Legal Matters........................................S-36

                                                PAGE
                                                ----

PROSPECTUS

About This Prospectus...............................1
Where You Can Find Additional Information...........2
Cautionary Statement on Forward-Looking Statements..3
Consolidated Ratios of Earnings to Fixed Charges....4
ABN AMRO Bank N.V...................................5
ABN AMRO Holding N.V................................6
Use of Proceeds.....................................7
Description of Debt Securities......................8
Forms of Securities................................19
The Depositary.....................................20
Plan of Distribution...............................22
Legal Matters......................................25
Experts............................................26
Benefit Plan Investor Considerations...............27
Enforcement of Civil Liabilities...................28

                        ABOUT THIS PROSPECTUS SUPPLEMENT

     We may offer from time to time the notes described in this prospectus supplement. We refer to the notes and related guarantees offered under this prospectus supplement as our ABN Notes(SM). We refer to the offering of the ABN Notes(SM) as our "ABN Notes(SM) program".

    As used in this prospectus supplement, the "Bank", "we," "us" and "our" refer to ABN AMRO Bank N.V., "Holding" refers to ABN AMRO Holding N.V, "AAI" refers to ABN AMRO Incorporated, an affiliate of the Bank and "LFS" refers to LaSalle Financial Services, Inc., an affiliate of the Bank.

    This prospectus supplement sets forth certain terms of the notes that the Bank may offer and supplements the prospectus that is attached to the back of this prospectus supplement. Each time the Bank offers notes, it will attach a pricing supplement to this prospectus supplement. THE PRICING SUPPLEMENT WILL CONTAIN THE SPECIFIC DESCRIPTION OF THE NOTES THE BANK IS OFFERING AND THE TERMS OF THE OFFERING AND IT MAY MODIFY OR REPLACE INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS.

    It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus and pricing supplement in making your investment decision. You should also read and consider the information contained in the documents identified in "Where You Can Find Additional Information" in the accompanying prospectus.

    YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT, THE PROSPECTUS AND ANY PRICING SUPPLEMENT. WE HAVE NOT AUTHORIZED ANYONE ELSE TO PROVIDE YOU WITH DIFFERENT OR ADDITIONAL INFORMATION. WE ARE OFFERING TO SELL THESE SECURITIES AND SEEKING OFFERS TO BUY THESE SECURITIES ONLY IN JURISDICTIONS WHERE OFFERS AND SALES ARE PERMITTED.

    THE NOTES MAY NOT BE OFFERED OR SOLD IN ANY JURISDICTION IN WHICH SUCH OFFER OR SALE WOULD BE UNLAWFUL. THE NOTES MAY ONLY BE OFFERED WITHIN THE EUROPEAN ECONOMIC AREA IN COMPLIANCE WITH THE EUROPEAN PROSPECTUS DIRECTIVE 2003/71/EC AND THE IMPLEMENTING MEASURES IN ANY MEMBER STATE. SEE "PLAN OF DISTRIBUTION - SELLING RESTRICTIONS" IN THE ACCOMPANYING PROSPECTUS.

    The information set forth in this prospectus supplement is directed to prospective purchasers who are United States residents. We disclaim any responsibility to advise prospective purchasers who are residents of countries other than the United States of any matters arising under foreign law that may affect the purchase of or holding of, or receipt of payments on, the notes. These persons should consult their own legal and financial advisors concerning these matters.

                                  RISK FACTORS

    YOUR INVESTMENT IN THE NOTES WILL INVOLVE A NUMBER OF RISKS. ADDITIONAL RISKS, INCLUDING SPECIFIC TAX RISKS, RELATING TO SPECIFIC TYPES OF NOTES WILL BE DESCRIBED IN THE APPLICABLE PRICING SUPPLEMENT. YOU SHOULD CONSIDER CAREFULLY THE FOLLOWING RISKS AND THE RISKS, IF ANY, SET FORTH IN THE APPLICABLE PRICING SUPPLEMENT, BEFORE YOU DECIDE THAT AN INVESTMENT IN THE NOTES IS SUITABLE FOR YOU. YOU SHOULD CONSULT YOUR OWN FINANCIAL AND LEGAL ADVISORS REGARDING THE RISKS AND SUITABILITY OF AN INVESTMENT IN THE NOTES.

    IF YOUR NOTES ARE REDEEMABLE, THE BANK MAY CHOOSE TO REDEEM THEM WHEN PREVAILING INTEREST RATES ARE RELATIVELY LOW.

    If your notes are redeemable, the Bank may choose to redeem your notes when prevailing interest rates are low and you may not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as the interest rate on the notes being redeemed.

    WE CANNOT ASSURE YOU THAT A TRADING MARKET FOR YOUR NOTES WILL EVER DEVELOP OR BE MAINTAINED OR THAT A TRADE CAN BE EXECUTED AT ANY INDICATIVE PRICE SHOWN ON ANY WEBSITE OR BLOOMBERG.

    We cannot assure you that a trading market for your notes will ever develop or be maintained. Many factors independent of our creditworthiness affect the trading market and market value of your notes. These factors include, among others:

    o   whether we list the notes on a securities exchange;

    o   whether we or any other dealer makes a market in the notes;

    o   the method of calculating the principal and interest for the notes;

    o the time remaining to the maturity of the notes; o the outstanding amount of the notes;

    o   the redemption features of the notes; and

    o   the level, direction and volatility of interest rates, generally.

    There may be a limited number of buyers when you decide to sell your notes, which may affect the price you receive for your notes or your ability to sell your notes at all.

    In connection with any secondary market activity in our notes, our affiliates may post indicative prices for the notes on a designated website or via Bloomberg. However, our affiliates are not required to post such indicative prices and may stop doing so at any time. Investors are advised that any prices shown on any website or Bloomberg page are indicative prices only and, as such, there can be no assurance that any trade could be executed at such prices. Investors should contact their brokerage firm for further information.

    IF THE NOTES YOU PURCHASE ARE FLOATING RATE NOTES, YOU MAY RECEIVE A LESSER AMOUNT OF INTEREST IN THE FUTURE.

    Because the interest rate on floating rate notes will be indexed to an external interest rate or index that may vary from time to time, there will be significant risks not associated with a conventional fixed rate debt security. These risks include fluctuation of the applicable interest rate and the possibility that, in the future, the interest rate on your note will decrease and may be zero, subject to any minimum interest rate specified in the applicable pricing supplement. We have no control over a number of matters that may affect interest rates, including economic, financial and political events that are important in determining the existence, magnitude and longevity of these risks and their results.

    IF THE FLOATING RATE NOTES YOU PURCHASE ARE SUBJECT TO A MAXIMUM INTEREST RATE, YOUR RETURN WILL BE LIMITED.

    If the applicable pricing supplement specifies that your floating rate notes are subject to a maximum interest rate, the rate of interest that will accrue on the floating rate notes during any interest reset period will never exceed the specified maximum interest rate.

    THE INCLUSION OF COMMISSIONS AND COST OF HEDGING IN THE ISSUE PRICE IS LIKELY TO ADVERSELY AFFECT SECONDARY MARKET PRICES.

    Assuming no change in market conditions or any other relevant factors, the price, if any, at which the agents are willing to purchase notes in secondary market transactions will likely be lower than the issue price, since the issue price included, and secondary market prices are likely to exclude, commissions paid with respect to the notes, as well as the profit component included in the cost of hedging our obligations under the notes. In addition, any such prices may differ from values determined by pricing models used by the agents, as a result of dealer discounts, mark-ups or other transaction costs.

    THERE ARE POTENTIAL CONFLICTS OF INTEREST BETWEEN YOU AND THE CALCULATION AGENT.

    AAI, an affiliate of ours, will serve as the calculation agent with respect to the notes. In its role as calculation agent, AAI will exercise its judgment when performing its functions. Absent manifest error, all of its determinations in its role as calculation agent will be final and binding on you and us, without any liability on its or our part. You will not be entitled to any compensation from us or AAI for any loss suffered as a result of any of its determinations in its role as calculation agent. Since these determinations by AAI as calculation agent may affect the return on and/or market value of your notes, we and AAI may have a conflict of interest.

    THE U.S. FEDERAL INCOME TAX TREATMENT OF CERTAIN INSTRUMENTS IS UNCERTAIN.

    The U.S. federal income tax treatment of certain instruments we may issue is uncertain. Please read carefully the section entitled "United States Federal Taxation" in this Prospectus Supplement and any discussion regarding U.S. federal income taxation contained in the applicable pricing supplement. You should consult your own tax adviser about an investment in any of our notes in light of your particular tax situation.

                              DESCRIPTION OF NOTES

    Investors should carefully read the general terms and provisions of our debt securities in "Description of Debt Securities" in the accompanying prospectus. This section supplements that description. THE PRICING SUPPLEMENT WILL ADD SPECIFIC TERMS FOR EACH ISSUANCE OF NOTES AND MAY MODIFY OR REPLACE ANY OF THE INFORMATION IN THIS SECTION AND IN "DESCRIPTION OF DEBT SECURITIES" IN THE ACCOMPANYING PROSPECTUS.

GENERAL TERMS OF NOTES

    We may issue notes under an indenture dated September 15, 2006, among us, Wilmington Trust Company, as trustee, Citibank, N.A., as securities administrator and Holding, as guarantor, which we refer to as the "Indenture." The notes issued under the Indenture will constitute a single series under the Indenture, together with any notes that we issue in the future under the Indenture that we designate as being part of that series.

    OUTSTANDING INDEBTEDNESS OF THE BANK. The Indenture does not limit the amount of additional indebtedness that we may incur.

    RANKING. Notes issued under the Indenture will constitute unsecured and unsubordinated obligations of the Bank and rank pari passu without any preference among them and with all other present and future unsecured and unsubordinated obligations of the Bank save for those preferred by mandatory provision of law.

    TERMS SPECIFIED IN PRICING SUPPLEMENTS. A pricing supplement will specify the following terms of any issuance of our notes to the extent applicable:

    o   the specific designation of the notes;

    o   the issue price (price to public);

    o   the aggregate principal amount;

    o   the denominations or minimum denominations;

    o   the original issue date;

    o the stated maturity date and any terms related to any extension of the maturity date;

    o whether the notes are fixed rate notes, floating rate notes or notes with original issue discount;

    o for fixed rate notes, the rate per year at which the notes will bear interest, if any, or the method of calculating that rate and the dates on which interest will be payable;

    o for floating rate notes, the base rate, the index maturity, the spread, the spread multiplier, the initial interest rate, the interest reset periods, the interest payment dates, the maximum interest rate, the minimum interest rate and any other terms relating to the particular method of calculating the interest rate for the note;

    o   whether interest, if any, will be payable in cash or payable in kind;

    o whether the notes may be redeemed, in whole or in part, at our option or repaid at your option, prior to the stated maturity date, and the terms of any redemption or repayment;

    o whether the notes are currency-linked notes and/or notes linked to commodity prices, securities of entities not affiliated with us, any other financial, economic or other measures or instruments, including the occurrence or non-occurrence of any event or circumstance, and/or baskets or indices of any of these items, or any combination of the above;

    o the terms on which holders of the notes may convert or exchange them into or for stock or other securities of entities not affiliated with us, or for the cash value of any of these securities or for any other property, any specific terms relating to the adjustment of the conversion or exchange feature and the period during which the holders may effect the conversion or exchange;

    o   whether the notes are renewable notes;

    o if any note is not denominated and payable in U.S. dollars, the currency or currencies in which the principal, premium, if any, and interest, if any, will be paid, which we refer to as the "specified currency," along with any other terms relating to the non-U.S. dollar denomination, including exchange rates as against the U.S. dollar at selected times during the last five years and any exchange controls affecting that specified currency;

    o whether and under what circumstances we will pay additional amounts on the notes for any tax, assessment or governmental charge withheld or deducted and, if so, whether we will have the option to redeem those debt securities rather than pay the additional amounts;

    o   whether the notes will be listed on any stock exchange;

    o   whether the notes will be issued in book-entry or certificated form;

    o if the notes are in book-entry form, whether the notes will be offered on a global basis to investors through Euroclear and Clearstream Banking, SOCIETE ANONYME as well as through the Depositary (each as defined below); and

    o   any other terms on which we will issue the notes.

     SOME DEFINITIONS. We have defined some of the terms that we use frequently in this prospectus supplement below:

    A "business day" means any day, other than a Saturday or Sunday, (a) that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close (x) for all notes, in The City of New York, (y) for notes denominated in a specified currency other than U.S. dollars, euro or Australian dollars, in the principal financial center of the country of the specified currency or (z) for notes denominated in Australian dollars, in Sydney; and (b) for notes denominated in euro, that is also a TARGET Settlement Day.

    "Depositary" means The Depository Trust Company, New York, New York.

    "Euro LIBOR notes" means LIBOR notes for which the index currency is euros.

    An "interest payment date" for any note means a date on which, under the terms of that note, regularly scheduled interest is payable.

    "London banking day" means any day on which dealings in deposits in the relevant index currency are transacted in the London interbank market.

    The "record date" for any interest payment date is the date 15 calendar days prior to that interest payment date, whether or not that date is a business day, unless another date is specified in the applicable pricing supplement.

    "TARGET Settlement Day" means any day on which the Trans-European Automated Real-time Gross Settlement Express Transfer System ("TARGET") is open.

     References in this prospectus supplement to "U.S. dollar," or "U.S.$" or "$" are to the currency of the United States of America.

GUARANTEE

    Holding will fully and unconditionally guarantee payment in full to the holders of the notes issued by the Bank under the Indenture after the date hereof. The guarantee is set forth in, and forms a part of, the Indenture under which the notes will be issued. If, for any reason, the Bank does not make any required payment in respect of the notes when due, Holding as the guarantor thereof will cause the payment to be made to or to the order of the trustee. The holder of the guaranteed note may sue the guarantor to enforce its rights under the guarantee without first suing the Bank or any other person or entity. The guarantees will constitute Holding's unsecured and unsubordinated obligations and rank pari passu without any preference among them and with all Holding's other present and future unsecured and unsubordinated obligations.

FORMS OF NOTES

    We will offer the notes on a continuing basis and will issue notes only in fully registered form either as registered global notes or as certificated notes. References to "holders" mean those who own notes registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in notes registered in street name or in notes issued in book-entry form through one or more depositaries.

    REGISTERED GLOBAL NOTES. For registered global notes, we will issue one or more global certificates representing the entire issue of notes. Except as set forth in the accompanying prospectus under "Forms of Securities -- Global Securities," you may not exchange registered global notes or interests in registered global notes for certificated notes.

    Each global note certificate representing registered global notes will be deposited with, or on behalf of, the Depositary and registered in the name of a nominee of the Depositary. These certificates name the Depositary or its nominee as the owner of the notes. The Depositary maintains a computerized system that will reflect the interests held by its participants in the global notes. An investor's beneficial interest will be reflected in the records of the Depositary's direct or indirect participants through an account maintained by the investor with its broker/dealer, bank, trust company or other representative. A further description of the Depositary's procedures for global notes representing book-entry notes is set forth under "Forms of Securities -- The Depositary" in the accompanying prospectus. The Depositary has confirmed to us, AAI, LFS and the trustee that it intends to follow these procedures.

    CERTIFICATED NOTES. If we issue notes in certificated form, the certificate will name the investor or the investor's nominee as the owner of the note. The person named in the note register will be considered the owner of the note for all purposes under the Indenture. For example, if we need to ask the holders of the notes to vote on a proposed amendment to the notes, the person named in the note register will be asked to cast any vote regarding that note. If you have chosen to have some other entity hold the certificates for you, that entity will be considered the owner of your note in our records and will be entitled to cast the vote regarding your note. You may not exchange certificated notes for registered global notes or interests in registered global notes.

    DENOMINATIONS. Unless otherwise specified in the pricing supplement, we will issue the notes:

    o for U.S. dollar-denominated notes, in denominations of $100 or any amount greater than $100 that is an integral multiple of $100; or

    o for notes denominated in a specified currency other than U.S. dollars, in denominations of the equivalent of $100, rounded to an integral multiple of 100 units of the specified currency, or any larger integral multiple of 100 units of the specified currency, as determined by reference to the market exchange rate, as defined under "-- Interest and Principal Payments -- Unavailability of Foreign Currency" below, on the business day immediately preceding the date of issuance.

INTEREST AND PRINCIPAL PAYMENTS

    PAYMENTS, EXCHANGES AND TRANSFERS. Holders may present notes for payment of principal, premium, if any, and interest, if any, register the transfer of the notes, and exchange the notes at Citibank, N.A, the securities administrator under the Indenture, at 111 Wall Street, 15th Floor, New York, New York 10043,
Attention: Agency
and Trust Group, as our current agent for the payment, transfer and exchange of the notes. We refer to Citibank, acting in this capacity, as the paying agent. However, holders of global notes may transfer and exchange global notes only in the manner and to the extent set forth under "Forms of Securities -- Global Securities" in the accompanying prospectus.

    We will not be required to:

    o register the transfer or exchange of any note if the holder has exercised the holder's right, if any, to require us to repurchase the note, in whole or in part, except the portion of the note not required to be repurchased;

    o register the transfer or exchange of notes to be redeemed for a period of fifteen calendar days preceding the mailing of the relevant notice of redemption; or

    o register the transfer or exchange of any note selected for redemption in whole or in part, except the unredeemed or unpaid portion of that note being redeemed in part.

    No service charge will be made for any registration or transfer or exchange of notes, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with the registration of transfer or exchange of notes.

    Although we anticipate making payments of principal, premium, if any, and interest, if any, on most notes in U.S. dollars, some notes may be payable in foreign currencies as specified in the applicable pricing supplement. Currently, few facilities exist in the United States to convert U.S. dollars into foreign currencies and vice versa. In addition, most U.S. banks do not offer non-U.S. dollar denominated checking or savings account facilities. Accordingly, unless alternative arrangements are made, we will pay principal, premium, if any, and interest, if any, on notes that are payable in a foreign currency to an account at a bank outside the United States, which, in the case of a note payable in euro, will be made by credit or transfer to a euro account specified by the payee in a country for which the euro is the lawful currency.

    RECIPIENTS OF PAYMENTS. The paying agent will pay interest to the person in whose name the note is registered at the close of business on the applicable record date. However, upon maturity, redemption or repayment, the paying agent will pay any interest due to the person to whom it pays the principal of the note. The paying agent will make the payment of interest on the date of maturity, redemption or repayment, whether or not that date is an interest payment date. The paying agent will make the initial interest payment on a note on the first interest payment date falling after the date of issuance, unless the date of issuance is less than 15 calendar days before an interest payment date. In that case, the paying agent will pay interest on the next succeeding interest payment date to the holder of record on the record date corresponding to the succeeding interest payment date.

    BOOK-ENTRY NOTES. The paying agent will make payments of principal, premium, if any, and interest, if any, to the account of the Depositary, as holder of book-entry notes, by wire transfer of immediately available funds. We expect that the Depositary, upon receipt of any payment, will immediately credit its participants' accounts in amounts proportionate to their respective beneficial interests in the book-entry notes as shown on the records of the Depositary. We also expect that payments by the Depositary's participants to owners of beneficial interests in the book-entry notes will be governed by standing customer instructions and customary practices and will be the responsibility of those participants.

    CERTIFICATED NOTES. Except as indicated below, for payments of interest at maturity, redemption or repayment, the paying agent will make U.S. dollar payments of interest either:

    o by check mailed to the address of the person entitled to payment as shown on the note register; or

    o by wire transfer of immediately available funds, if the holder has provided wire transfer instructions to the paying agent not later than 15 calendar days prior to the applicable interest payment date.

U.S. dollar payments of principal, premium, if any, and interest, if any, upon maturity, redemption or repayment on a note will be made in immediately available funds against presentation and surrender of the note.

    PAYMENT PROCEDURES FOR BOOK-ENTRY NOTES DENOMINATED IN A FOREIGN CURRENCY. Book-entry notes payable in a specified currency other than U.S. dollars will provide that a beneficial owner of interests in those notes may elect to receive all or a portion of the payments of principal, premium, if any, or interest, if any, in U.S. dollars. In those cases, the Depositary will elect to receive all payments with respect to the beneficial owner's interest in the notes in U.S. Dollars, unless the beneficial owner takes the following steps:

    o The beneficial owner must give complete instructions to the direct or indirect participant through which it holds the book-entry notes of its election to receive those payments in the specified currency other than U.S. dollars by wire transfer to an account specified by the beneficial owner with a bank located outside the United States. In the case of a note payable in euro, the account must be a euro account in a country for which the euro is the lawful currency.

    o The participant must notify the Depositary of the beneficial owner's election on or prior to the third business day after the applicable record date, for payments of interest, and on or prior to the twelfth business day prior to the maturity date or any redemption or repayment date, for payment of principal or premium.

    o The Depositary must have notified the paying agent of the beneficial owner's election on or prior to the fifth business day after the applicable record date, for payments of interest, and on or prior to the tenth business day prior to the maturity date or any redemption or repayment date, for payment of principal or premium.

    Beneficial owners should consult their participants in order to ascertain the deadline for giving instructions to participants in order to ensure that timely notice will be delivered to the Depositary.

    PAYMENT PROCEDURES FOR CERTIFICATED NOTES DENOMINATED IN A FOREIGN CURRENCY. For certificated notes payable in a specified currency other than U.S. dollars, the notes may provide that the holder may elect to receive all or a portion of the payments on those notes in U.S. dollars. To do so, the holder must send a written request to the paying agent:

    o for payments of interest, on or prior to the fifth business day after the applicable record date; or

    o for payments of principal, at least ten business days prior to the maturity date or any redemption or repayment date.

    To revoke this election for all or a portion of the payments on the certificated notes, the holder must send written notice to the paying agent:

    o at least five business days prior to the applicable record date, for payment of interest; or

    o at least ten business days prior to the maturity date or any redemption or repayment date, for payments of principal.

    If the holder elects to be paid in a currency other than U.S. dollars, the paying agent will pay the principal, premium, if any, or interest, if any, on the certificated notes:

    o by wire transfer of immediately available funds in the specified currency to the holder's account at a bank located outside the United States, and in the case of a note payable in euro, in a country for which the euro is the lawful currency, if the paying agent has received the holder's written wire transfer instructions not less than 15 calendar days prior to the applicable payment date; or

    o by check payable in the specified currency mailed to the address of the person entitled to payment that is specified in the note register, if the holder has not provided wire instructions.

    However, the paying agent will pay only the principal of the certificated notes, any premium and interest, if any, due at maturity, or on any redemption or repayment date, upon surrender of the certificated notes at the office or agency of the paying agent.

    DETERMINATION OF EXCHANGE RATE FOR PAYMENTS IN U.S. DOLLARS FOR NOTES DENOMINATED IN A FOREIGN CURRENCY. The exchange rate agent identified in the relevant pricing supplement will convert the specified currency into U.S. dollars for holders who elect to receive payments in U.S. dollars and for beneficial owners of book-entry notes that do not follow the procedures we have described immediately above. The conversion will be based on the highest bid quotation in The City of New York received by the exchange rate agent at approximately 11:00 a.m., New York City time, on the second business day preceding the applicable payment date from three recognized foreign exchange dealers for the purchase by the quoting dealer:

    o of the specified currency for U.S. dollars for settlement on the payment date;

    o in the aggregate amount of the specified currency payable to those holders or beneficial owners of notes; and

    o   at which the applicable dealer commits to execute a contract.

    One of the dealers providing quotations may be the exchange rate agent unless the exchange rate agent is an affiliate of the Bank. If those bid quotations are not available, payments will be made in the specified currency. The holders or beneficial owners of notes will pay all currency exchange costs by deductions from the amounts payable on the notes.

    UNAVAILABILITY OF FOREIGN CURRENCY. The relevant specified currency may not be available to us or Holding, as the case may be, for making payments of principal of, premium on, if any, or interest, if any, on any note. This could occur due to the imposition of exchange controls or other circumstances beyond our control or if the specified currency is no longer used by the government of the country issuing that currency or by public institutions within the international banking community for the settlement of transactions. If the specified currency is unavailable, we may satisfy our obligations to holders of the notes by making those payments on the date of payment in U.S. dollars on the basis of the noon dollar buying rate in The City of New York for cable transfers of the currency or currencies in which a payment on any note was to be made, published by the Federal Reserve Bank of New York, which we refer to as the "market exchange rate." If that rate of exchange is not then available or is not published for a particular payment currency, the market exchange rate will be based on the highest bid quotation in The City of New York received by the exchange rate agent at approximately 11:00 a.m., New York City time, on the second business day preceding the applicable payment date from three recognized foreign exchange dealers for the purchase by the quoting dealer:

    o of the specified currency for U.S. dollars for settlement on the payment date;

    o in the aggregate amount of the specified currency payable to those holders or beneficial owners of notes; and

    o   at which the applicable dealer commits to execute a contract.

    One of the dealers providing quotations may be the exchange rate agent unless the exchange rate agent is our affiliate. If those bid quotations are not available, the exchange rate agent will determine the market exchange rate at its sole discretion.

    These provisions do not apply if a specified currency is unavailable because it has been replaced by the euro. If the euro has been substituted for a specified currency, we may at our option, or will, if required by applicable law, without the consent of the holders of the affected notes, pay the principal of, premium on, if any, or interest, if any, on any note denominated in the specified currency in euro instead of the specified currency, in conformity with legally applicable measures taken pursuant to, or by virtue of, the treaty establishing the European Community, as amended by the treaty on European Union. Any payment made in U.S. dollars or in euro as described above where the required payment is in an unavailable specified currency will not constitute an event of default.

    DISCOUNT NOTES. Some notes may be issued at a price which represents a discount to their principal amount. We refer to these notes as "discount notes." Such discount may be required to be included in income for U.S. federal income tax purposes, as described under "United States Federal Taxation -- Original Issue Discount." In the event of a redemption or repayment of any discount note or if any discount note is declared to be due and payable immediately as described under "Description of Debt Securities -- Events of Default" in the accompanying prospectus, the amount of principal due and payable on that note will be limited to:

    o   the aggregate principal amount of the note MULTIPLIED BY the sum of

    o its issue price, expressed as a percentage of the aggregate principal amount, PLUS

    o the original issue discount accrued from the date of issue to the date of redemption, repayment or declaration, expressed as a percentage of the aggregate principal amount.

    Solely for purposes of determining the amount of original issue discount that has accrued under the above formula as of any date on which a redemption, repayment or acceleration of maturity occurs for a discount note, original issue discount will be accrued using a constant yield method. The constant yield will be calculated using a 30-day month, 360-day year convention, a compounding period that, except for the initial period (as defined below), corresponds to the shortest period between interest payment dates for the applicable discount note (with ratable accruals within a compounding period), and an assumption that the maturity of a discount note will not be accelerated. If the period from the date of issue to the first interest payment date for a discount note, which we refer to as the "initial period", is shorter than the compounding period for the discount note, a proportionate amount of the yield for an entire compounding period will be accrued. If the initial period is longer than the compounding period, then the period will be divided into a regular compounding period and a short period with the short period being treated as provided in the preceding sentence.

    The accrual of the applicable original issue discount described above is solely for purposes of determining the amounts payable upon redemption, repayment or acceleration of maturity. That amount of accrued original issue discount may differ from the accrual of original issue discount for purposes of the Internal Revenue Code of 1986, as amended (the "Code"). Certain discount notes may not be treated as having original issue discount within the meaning of the Code, and notes other than discount notes may be treated as issued with original issue discount for federal income tax purposes. See "United States Federal Taxation--Original Issue Discount" below. See also the applicable pricing supplement for any special considerations applicable to these notes.

FIXED RATE NOTES

    Each fixed rate note will bear interest from the date of issuance at the annual rate stated on its face until the principal is paid or made available for payment.

    HOW INTEREST IS CALCULATED. Interest on fixed rate notes will be computed on the basis of a 360-day year of twelve 30-day months.

    HOW INTEREST ACCRUES. Interest on fixed rate notes will accrue from and including the most recent interest payment date to which interest has been paid or duly provided for, or, if no interest has been paid or duly provided for, from and including the issue date or any other date specified in a pricing supplement on which interest begins to accrue. Interest will accrue to but excluding the next interest payment date, or, if earlier, the date on which the principal has been paid or duly made available for payment, except as described below under "If a Payment Date Is not a Business Day."

    WHEN INTEREST IS PAID. Payments of interest on fixed rate notes will be made on the interest payment dates specified in the applicable pricing supplement. However, if the first interest payment date is less than 15 days after the date of issuance, interest will not be paid on the first interest payment date, but will be paid on the second interest payment date.

    AMOUNT OF INTEREST PAYABLE. Interest payments for fixed rate notes will include accrued interest from and including the date of issue or from and including the last date in respect of which interest has been paid, as the case may be, to but excluding the relevant interest payment date or date of maturity or earlier redemption or repayment, as the case may be.

    IF A PAYMENT DATE IS NOT A BUSINESS DAY. If any scheduled interest payment date is not a business day, we will pay interest on the next business day, but interest on that payment will not accrue during the period from and after the scheduled interest payment date. If the scheduled maturity date or date of redemption or repayment is not a business day, we may pay interest and principal and premium, if any, on the next succeeding business day, but interest on that payment will not accrue during the period from and after the scheduled maturity date or date of redemption or repayment.

FLOATING RATE NOTES

    Unless otherwise specified in the applicable pricing supplement, each floating rate note will bear interest at a floating rate determined by reference to an interest rate or interest rate formula, which we refer to as the "base rate." The base rate may be one or more of the following:

    o   the CD rate,

    o   the commercial paper rate,

    o   EURIBOR,

    o   the federal funds rate,

    o   LIBOR,

    o   the prime rate,

    o   the Treasury rate,

    o   the CPI, or

    o any other rate or interest rate formula specified in the applicable pricing supplement.

     FORMULA FOR INTEREST RATES. The interest rate on each floating rate note will be calculated by reference to:

    o   the specified base rate based on the index maturity,

    o   plus or minus the spread, if any, and/or

    o   multiplied by the spread multiplier, if any.

    For any floating rate note, "index maturity" means the period of maturity of the instrument or obligation from which the base rate is calculated and will be specified in the applicable pricing supplement. The "spread" is the number of basis points (one one-hundredth of a percentage point) specified in the applicable pricing supplement to be added to or subtracted from the base rate for a floating rate note. The "spread multiplier" is the percentage specified in the applicable pricing supplement to be applied to the base rate for a floating rate note.

    LIMITATIONS ON INTEREST RATE. A floating rate note may also have either or both of the following limitations on the interest rate:

    o a maximum limitation, or ceiling, on the rate of interest which may accrue during any interest period, which we refer to as the "maximum interest rate";

    o a minimum limitation, or floor, on the rate of interest that may accrue during any interest period, which we refer to as the "minimum interest rate."

    Any applicable maximum interest rate or minimum interest rate will be set forth in the applicable pricing supplement.

    In addition, the interest rate on a floating rate note may not be higher than the maximum rate permitted by New York law, as that rate may be modified by United States law of general application. Under current New York law, the maximum rate of interest, subject to some exceptions, for any loan in an amount less than $250,000 is 16% and for any loan in the amount of $250,000 or more but less than $2,500,000 is 25% per annum on a simple interest basis. These limits do not apply to loans of $2,500,000 or more.

    HOW FLOATING INTEREST RATES ARE RESET. The interest rate in effect from the date of issue to the first interest reset date for a floating rate note will be the initial interest rate specified in the applicable pricing supplement. We refer to this rate as the "initial interest rate." The interest rate on each floating rate note may be reset daily, weekly, monthly, quarterly, semiannually or annually. This period is the "interest reset period" and the first day of each interest reset period is the "interest reset date." The "interest determination date" for any interest reset date is the day the calculation agent identified in the applicable pricing supplement will refer to when determining the new interest rate at which a floating rate will reset, and is applicable as follows (unless otherwise specified in the applicable pricing supplement):

    o for CD rate notes, commercial paper rate notes, federal funds rate notes, prime rate notes and CMT rate notes, the interest determination date will be the second business day prior to the interest reset date;

    o for EURIBOR notes or Euro LIBOR notes, the interest determination date will be the second TARGET Settlement Day, as defined above under "-- General Terms of Notes -- Some Definitions," prior to the interest reset date;

    o for LIBOR notes (other than Euro LIBOR notes), the interest determination date will be the second London banking day prior to the interest reset date, except that the interest determination date pertaining to an interest reset date for a LIBOR note for which the index currency is pounds sterling will be the interest reset date; and

    o for Treasury rate notes, the interest determination date will be the day of the week in which the interest reset date falls on which Treasury bills would normally be auctioned.

    Treasury bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, but the auction may be held on the preceding Friday. If, as the result of a legal holiday, the auction is held on the preceding Friday, that Friday will be the interest determination date pertaining to the interest reset date occurring in the next succeeding week. If an auction falls on a day that is an interest reset date, that interest reset date will be the next following business day.

    The interest reset dates will be specified in the applicable pricing supplement. If an interest reset date for any floating rate note falls on a day that is not a business day, it will be postponed to the following business day, except that, in the case of a EURIBOR note or a LIBOR note, if that business day is in the next calendar month, the interest reset date will be the immediately preceding business day.

    The interest rate in effect for the ten calendar days immediately prior to maturity, redemption or repayment will be the one in effect on the tenth calendar day preceding the maturity, redemption or repayment date.

    In the detailed descriptions of the various base rates which follow, the "calculation date" pertaining to an interest determination date means the earlier of (1) the tenth calendar day after that interest determination date, or, if that day is not a business day, the next succeeding business day, and (2) the business day preceding the applicable interest payment date or maturity date or, for any principal amount to be redeemed or repaid, any redemption or repayment date.

    HOW INTEREST IS CALCULATED. Interest on floating rate notes will accrue from and including the most recent interest payment date to which interest has been paid or duly provided for, or, if no interest has been paid or duly provided for, from and including the issue date or any other date specified in a pricing supplement on which interest begins to accrue. Interest will accrue to but excluding the next interest payment date or, if earlier, the date on which the principal has been paid or duly made available for payment, except as described below under "If a Payment Date is Not a Business Day."

    The applicable pricing supplement will specify a calculation agent for any issue of floating rate notes. Upon the request of the holder of any floating rate note, the calculation agent will provide the interest rate then in effect and, if determined, the interest rate that will become effective on the next interest reset date for that floating rate note.

    Unless otherwise specified in the applicable pricing supplement, for a floating rate note, accrued interest will be calculated by multiplying the principal amount of the floating rate note by an accrued interest factor. This accrued interest factor will be computed by adding the interest factors calculated for each day in the period for which interest is being paid. The interest factor for each day is computed by DIVIDING the interest rate applicable to that day:

    o by 360, in the case of CD rate notes, commercial paper rate notes, EURIBOR notes, federal funds rate notes, LIBOR notes (except for LIBOR notes denominated in pounds sterling) and prime rate notes;

    o   by 365, in the case of LIBOR notes denominated in pounds sterling; or

    o by the actual number of days in the year, in the case of Treasury rate notes and CMT rate notes.

    For these calculations, the interest rate in effect on any interest reset date will be the applicable rate as reset on that date. The interest rate applicable to any other day is the interest rate from the immediately preceding interest reset date or, if none, the initial interest rate.

    All percentages used in or resulting from any calculation of the rate of interest on a floating rate note will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point (with 0.000005% rounded up to 0.00001%), and all U.S. dollar amounts used in or resulting from these calculations on floating rate notes will be rounded to the nearest cent (with one-half cent rounded upward). All Japanese Yen amounts used in or resulting from these calculations will be rounded downwards to the next lower whole Japanese Yen amount. All amounts denominated in any other currency used in or resulting from these calculations will be rounded to the nearest two decimal places in that currency with 0.005 being rounded upward.

    WHEN INTEREST IS PAID. We will pay interest on floating rate notes on the interest payment dates specified in the applicable pricing supplement. However, if the first interest payment date is less than 15 days after the date of issuance, interest will not be paid on the first interest payment date, but will be paid on the second interest payment date.

    IF A PAYMENT DATE IS NOT A BUSINESS DAY. If any scheduled interest payment date, other than the maturity date or any earlier redemption or repayment date, for any floating rate note falls on a day that is not a business day, it will be postponed to the following business day, except that, in the case of a EURIBOR note or a LIBOR note, if that business day would fall in the next calendar month, the interest payment date will be the immediately preceding business day. If the scheduled maturity date or any earlier redemption or repayment date of a floating rate note falls on a day that is not a business day, the payment of principal, premium, if any, and interest, if any, will be made on the next succeeding business day, but interest on that payment will not accrue during the period from and after the maturity, redemption or repayment date.

BASE RATE NOTES

    CD RATE NOTES

    CD rate notes will bear interest at the interest rates specified in the applicable pricing supplement. Those interest rates will be based on the CD rate and any spread and/or spread multiplier and will be subject to the minimum interest rate and the maximum interest rate, if any.

    Unless otherwise specified in the applicable pricing supplement, the "CD rate" means, for any interest determination date, the rate on that date for negotiable certificates of deposit having the index maturity specified in the applicable pricing supplement as published by the Board of Governors of the Federal Reserve System in

"Statistical Release H.15(519), Selected Interest Rates," or any successor publication of the Board of Governors of the Federal Reserve System ("H.15(519)") under the heading "CDs (Secondary Market)."

    The following procedures will be followed if the CD rate cannot be determined as described above:

    o If the above rate is not published in H.15(519) by 9:00 a.m., New York City time, on the calculation date, the CD rate will be the rate on that interest determination date set forth in the daily update of H.15(519), available through the world wide website of the Board of Governors of the Federal Reserve System at http://www.federalreserve.gov/releases/h15/update, or any successor site or publication, which is commonly referred to as the "H.15 Daily Update," for the interest determination date for certificates of deposit having the index maturity specified in the applicable pricing supplement, under the caption "CDs (Secondary Market)."

    o If the above rate is not yet published in either H.15(519) or the H.15 Daily Update by 3:00 p.m., New York City time, on the calculation date, the calculation agent will determine the CD rate to be the arithmetic mean of the secondary market offered rates as of 10:00 a.m., New York City time, on that interest determination date of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in The City of New York selected by the calculation agent, after consultation with us, for negotiable certificates of deposit of major United States money center banks of the highest credit standing in the market for negotiable certificates of deposit with a remaining maturity closest to the index maturity specified in the applicable pricing supplement in an amount that is representative for a single transaction in that market at that time.

    o If the dealers selected by the calculation agent are not quoting as set forth above, the CD rate for that interest determination date will remain the CD rate for the immediately preceding interest reset period, or, if there was no interest reset period, the rate of interest payable will be the initial interest rate.

    COMMERCIAL PAPER RATE NOTES

    Commercial paper rate notes will bear interest at the interest rates specified in the applicable pricing supplement. Those interest rates will be based on the commercial paper rate and any spread and/or spread multiplier and will be subject to the minimum interest rate and the maximum interest rate, if any.

    Unless otherwise specified in the applicable pricing supplement, the "commercial paper rate" means, for any interest determination date, the money market yield, calculated as described below, of the rate on that date for commercial paper having the index maturity specified in the applicable pricing supplement, as that rate is published in H.15(519), under the heading "Commercial Paper -- Nonfinancial."

    The following procedures will be followed if the commercial paper rate cannot be determined as described above:

    o If the above rate is not published by 9:00 a.m., New York City time, on the calculation date, then the commercial paper rate will be the money market yield of the rate on that interest determination date for commercial paper of the index maturity specified in the applicable pricing supplement as published in the H.15 Daily Update under the heading "Commercial Paper -- Nonfinancial."

    o If by 3:00 p.m., New York City time, on that calculation date the rate is not yet published in either H.15(519) or the H.15 Daily Update, then the calculation agent will determine the commercial paper rate to be the money market yield of the arithmetic mean of the offered rates as of 11:00 a.m., New York City time, on that interest determination date of three leading dealers of commercial paper in The City of New York selected by the calculation agent, after consultation with us, for commercial paper of the index maturity specified in the applicable pricing supplement, placed for an industrial issuer whose bond rating is "AA," or the equivalent, from a nationally recognized statistical rating agency.

    o If the dealers selected by the calculation agent are not quoting as set forth above, the commercial paper rate for that interest determination date will remain the commercial paper rate for the immediately preceding interest reset period, or, if there was no interest reset period, the rate of interest payable will be the initial interest rate.

    The "money market yield" will be a yield calculated in accordance with the following formula:

                                   D x 360
money market yield  =   ---------------------------   x 100
                                360 - (D x M)


where "D" refers to the applicable per year rate for commercial paper quoted on a bank discount basis and expressed as a decimal and "M" refers to the actual number of days in the interest period for which interest is being calculated.

    EURIBOR NOTES

    EURIBOR notes will bear interest at the interest rates specified in the applicable pricing supplement. That interest rate will be based on EURIBOR and any spread and/or spread multiplier and will be subject to the minimum interest rate and the maximum interest rate, if any.

    Unless otherwise specified in the applicable pricing supplement, "EURIBOR" means, for any interest determination date, the rate for deposits in euros as sponsored, calculated and published jointly by the European Banking Federation and ACI -- The Financial Market Association, or any company established by the joint sponsors for purposes of compiling and publishing those rates, for the index maturity specified in the applicable pricing supplement as that rate appears on the display on Reuters, or any successor service, on page EURIBOR01 or any other page as may replace page EURIBOR01 on that service, which is commonly referred to as "Reuters Page EURIBOR01," as of 11:00 a.m. (Brussels time).

    The following procedures will be followed if the rate cannot be determined as described above:

    o If the above rate does not appear, the calculation agent will request the principal Euro-zone office of each of four major banks in the Euro-zone interbank market, as selected by the calculation agent, after consultation with us, to provide the calculation agent with its offered rate for deposits in euros, at approximately 11:00 a.m. (Brussels time) on the interest determination date, to prime banks in the Euro-zone interbank market for the index maturity specified in the applicable pricing supplement commencing on the applicable interest reset date, and in a principal amount not less than the equivalent of U.S.$1 million in euro that is representative of a single transaction in euro, in that market at that time. If at least two quotations are provided, EURIBOR will be the arithmetic mean of those quotations.

    o If fewer than two quotations are provided, EURIBOR will be the arithmetic mean of the rates quoted by four major banks in the Euro-zone, as selected by the calculation agent, after consultation with us, at approximately 11:00 a.m. (Brussels time), on the applicable interest reset date for loans in euro to leading European banks for a period of time equivalent to the index maturity specified in the applicable pricing supplement commencing on that interest reset date in a principal amount not less than the equivalent of U.S.$1 million in euro.

    o If the banks so selected by the calculation agent are not quoting as set forth above, EURIBOR for that interest determination date will remain EURIBOR for the immediately preceding interest reset period, or, if there was no interest reset period, the rate of interest will be the initial interest rate.

    "Euro-zone" means the region comprised of member states of the European Union that adopt the single currency in accordance with the treaty establishing the European Community, as amended by the treaty on European Union.

    FEDERAL FUNDS RATE NOTES

    Federal funds rate notes will bear interest at the interest rates specified in the applicable pricing supplement. Those interest rates will be based on the federal funds rate and any spread and/or spread multiplier and will be subject to the minimum interest rate and the maximum interest rate, if any.

    Unless otherwise specified in the applicable pricing supplement, "federal funds rate" means, for any interest determination date, the rate on that date for federal funds as published in the Federal Reserve Statistical Release H.15(519) under the heading "Federal Funds (Effective)" as displayed on Reuters or any successor service, on page FEDFUNDS1 or any other page as may replace the applicable page on that service, which is commonly referred to as "Reuters Page FEDFUNDS1." For the avoidance of doubt, the federal funds rate for any interest determination date is the rate published for the immediately preceding business day.

    The following procedures will be followed if the federal funds rate cannot be determined as described above:

    o If the above rate is not published by 9:00 a.m., New York City time, on the calculation date, the federal funds rate will be the rate on that interest determination date as published in the H.15 Daily Update under the heading "Federal Funds/Effective Rate."

    o If the above rate is not yet published in either H.15(519) or the H.15 Daily Update by 3:00 p.m., New York City time, on the calculation date, the calculation agent will determine the federal funds rate to be the arithmetic mean of the rates for the last transaction in overnight federal funds by each of three leading brokers of federal funds transactions in The City of New York selected by the calculation agent, after consultation with us, prior to 9:00 a.m., New York City time, on that interest determination date.

    o If the brokers selected by the calculation agent are not quoting as set forth above, the federal funds rate for that interest determination date will be the federal funds rate last in effect on the interest determination date.

    LIBOR NOTES

    LIBOR notes will bear interest at the interest rates specified in the applicable pricing supplement. That interest rate will be based on London interbank offered rate, which is commonly referred to as "LIBOR," and any spread and/or spread multiplier and will be subject to the minimum interest rate and the maximum interest rate, if any.

    Unless otherwise specified in the applicable pricing supplement, the calculation agent will determine "LIBOR" for each interest determination date as follows:

    o As of the interest determination date, LIBOR will be either:

        o if "LIBOR Reuters" is specified in the applicable pricing supplement, the arithmetic mean of the offered rates for deposits in the index currency having the index maturity designated in the applicable pricing supplement, as of that interest determination date, that appear on the Designated LIBOR Page, as defined below, as of 11:00 a.m., London time, on that interest determination date, if at least two offered rates appear on the Designated LIBOR Page; except that if the specified Designated LIBOR Page, by its terms provides only for a single rate, that single rate will be used; or

        o if "LIBOR Bloomberg" is specified in the applicable pricing supplement, the rate for deposits in the index currency having the index maturity designated in the applicable pricing supplement, as of that interest determination date or, if pounds sterling is the index currency, commencing on that interest determination date, that appears on the Designated LIBOR Page at approximately 11:00 a.m., London time, on that interest determination date.

    o If (1) fewer than two offered rates appear and "LIBOR Reuters" is specified in the applicable pricing supplement, or (2) no rate appears and the applicable pricing supplement specifies either (x) "LIBOR Bloomberg" or (y) "LIBOR Reuters" and the Designated LIBOR Page by its terms provides only for a single rate, then the calculation agent will request the principal London offices of each of four major reference banks in the London interbank market, as selected by the calculation agent after consultation with us, to provide the calculation agent with its offered quotation for deposits in the index currency for the period of the index maturity specified in the applicable pricing supplement as of that interest determination date or, if pounds sterling is the index currency, commencing on that interest determination date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on that interest determination date and in a principal amount that is representative of a single transaction in that index currency in that market at that time.

    o If at least two quotations are provided, LIBOR determined on that interest determination date will be the arithmetic mean of those quotations. If fewer than two quotations are provided, LIBOR will be determined for the applicable interest reset date as the arithmetic mean of the rates quoted at approximately 11:00 a.m., London time, or some other time specified in the applicable pricing supplement, in the applicable principal financial center for the country of the index currency on that interest reset date, by three major banks in that principal financial center selected by the calculation agent, after consultation with us, for loans in the index currency to leading European banks, having the index maturity specified in the applicable pricing supplement and in a principal amount that is representative of a single transaction in that index currency in that market at that time.

    o If the banks so selected by the calculation agent are not quoting as set forth above, LIBOR for that interest determination date will remain LIBOR for the immediately preceding interest reset period, or, if there was no interest reset period, the rate of interest payable will be the initial interest rate.

    The "index currency" means the currency specified in the applicable pricing supplement as the currency for which LIBOR will be calculated, or, if the euro is substituted for that currency, the index currency will be the euro. If that currency is not specified in the applicable pricing supplement, the index currency will be U.S. dollars.

    "Designated LIBOR Page" means either (a) if "LIBOR Reuters" is designated in the applicable pricing supplement, the display on Reuters for the purpose of displaying the London interbank rates of major banks for the applicable index currency or its designated successor, or (b) if "LIBOR Bloomberg" is designated in the applicable pricing supplement, the display on Bloomberg or any successor service, page BBAM1 <GO> on the page specified in the applicable pricing supplement, or any other page as may replace that page on that service, for the purpose of displaying the London interbank rates of major banks for the applicable index currency.

    If neither LIBOR Reuters nor LIBOR Bloomberg is specified in the applicable pricing supplement, LIBOR for the applicable index currency will be determined as if LIBOR Reuters were specified, and, if the U.S. dollar is the index currency, as if Page LIBOR01, had been specified.

    PRIME RATE NOTES

    Prime rate notes will bear interest at the interest rates specified in the applicable pricing supplement. That interest rate will be based on the prime rate and any spread and/or spread multiplier, and will be subject to the minimum interest rate and the maximum interest rate, if any.

    Unless otherwise specified in the applicable pricing supplement, "prime rate" means, for any interest determination date, the rate on that date as published in Federal Reserve Statistical Release H.15(519) under the heading "Bank Prime Loan." For the avoidance of doubt, the Prime Rate for any interest determination date is the rate published for the immediately preceding business day.

    The following procedures will be followed if the prime rate cannot be determined as described above:

    o If the above rate is not published prior to 9:00 a.m., New York City time, on the calculation date, then the prime rate will be the rate on that interest determination date as published in Federal Reserve Statistical Release H.15 Daily Update under the heading "Bank Prime Loan."

    o If the rate is not published in either H.15(519) or the H.15 Daily Update by 3:00 p.m., New York City time, on the calculation date, then the calculation agent will determine the prime rate to be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen USPRIME 1 Page, as defined below, as that bank's prime rate or base lending rate as in effect for that interest determination date.

    o If fewer than four rates appear on the Reuters Screen USPRIME 1 Page for that interest determination date, the calculation agent will determine the prime rate to be the arithmetic mean of the prime rates quoted on the basis of the actual number of days in the year divided by 360 as of the close of business on that interest determination date by at least three major banks in The City of New York selected by the calculation agent, after consultation with us.

    o If the banks selected by the calculation agent are not quoting as set forth above, the prime rate for that interest determination date will remain the prime rate for the immediately preceding interest reset period, or, if there was no interest reset period, the rate of interest payable will be the initial interest rate.

    "Reuters Screen USPRIME 1 Page" means the display designated as page "USPRIME 1" on Reuters, or any successor service, or any other page as may replace the USPRIME 1 Page on that service for the purpose of displaying prime rates or base lending rates of major United States banks.

    TREASURY RATE NOTES

    Treasury rate notes will bear interest at the interest rates specified in the applicable pricing supplement. That interest rate will be based on the Treasury rate and any spread and/or spread multiplier and will be subject to the minimum interest rate and the maximum interest rate, if any.

    Unless otherwise specified in the applicable pricing supplement, "Treasury rate" means:

    o the rate from the auction held on the applicable interest determination date, which we refer to as the "auction," of direct obligations of the United States, which are commonly referred to as "Treasury Bills," having the index maturity specified in the applicable pricing supplement as that rate appears under the caption "INVESTMENT RATE" on the display on Reuters or any successor service, on page USAUCTION 10 or any other page as may replace page USAUCTION 10 on that service, which we refer to as "Reuters Page USAUCTION 10," or page USAUCTION 11 or any other page as may replace page USAUCTION 11 on that service, which we refer to as "Reuters Page USAUCTION 11";

    o if the rate described in the first bullet point is not published by 3:00 p.m., New York City time, on the calculation date, the bond equivalent yield of the rate for the applicable Treasury Bills as published in the Federal Reserve Statistical Release H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption "U.S. Government Securities/Treasury Bills/Auction High";

    o if the rate described in the second bullet point is not published by 3:00 p.m., New York City time, on the related calculation date, the bond equivalent yield of the auction rate of the applicable Treasury Bills, announced by the United States Department of the Treasury;

    o if the rate referred to in the third bullet point is not announced by the United States Department of the Treasury, or if the auction is not held, the bond equivalent yield of the rate on the applicable interest determination date of Treasury Bills having the index maturity specified in the applicable pricing supplement published in H.15(519) under the caption "U.S. Government Securities/Treasury Bills/ Secondary Market";

    o if the rate referred to in the fourth bullet point is not so published by 3:00 p.m., New York City time, on the related calculation date, the rate on the applicable interest determination date of the applicable Treasury Bills as published in H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption "U.S. Government Securities/Treasury Bills/Secondary Market";

    o if the rate referred to in the fifth bullet point is not so published by 3:00 p.m., New York City time, on the related calculation date, the rate on the applicable interest determination date calculated by the calculation agent as the bond equivalent yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on the applicable interest determination date, of three primary United States government securities dealers, which may include an agent or one or more of our affiliates, selected by the calculation agent, for the issue of Treasury Bills with a remaining maturity closest to the index maturity specified in the applicable pricing supplement; or

    o if the dealers selected by the calculation agent are not quoting as set forth above, the Treasury rate for that interest determination date will remain the Treasury rate for the immediately preceding interest reset period, or, if there was no interest reset period, the rate of interest payable will be the initial interest rate.

    The "bond equivalent yield" means a yield calculated in accordance with the following formula and expressed as a percentage:

                                             D x N
        bond equivalent yield  =   -------------------------  x 100
                                         360 - (D x M)


    In this formula, "D" refers to the applicable per annum rate for Treasury Bills quoted on a bank discount basis, "N" refers to 365 or 366, as the case may be, and "M" refers to the actual number of days in the interest period for which interest is being calculated.

    CPI RATE NOTES

    CPI rate notes will bear interest at the interest rates specified in the applicable pricing supplement. That interest rate will be based on a formula linked to changes in the CPI (as defined below) and which includes a spread and/or spread multiplier, and will be subject to the minimum interest rate and the maximum interest rate, if any.

    Unless otherwise specified in the applicable pricing supplement, the "CPI" means, for any interest determination date, the non-seasonally adjusted U.S. City Average All Items Consumer Price Index for All Urban Consumers reported monthly by the Bureau of Labor Statistics of the U.S. Department of Labor and reported on Bloomberg or any successor service.

    If, while the CPI Rate Notes are outstanding, the CPI is not published because it has been discontinued or has been substantially altered, an applicable substitute index will be chosen to replace the CPI for purposes of determining interest on the CPI Rate Notes. The applicable index will be that chosen by the Secretary of the Treasury for the Department of The Treasury's Inflation-Linked Treasuries as described at 62 Federal Register 846-874 (January 6, 1997) or, if no such securities are outstanding, the substitute index will be determined by the calculation agent in good faith and in accordance with general market practice at the time.

    RENEWABLE NOTES

    We may also issue floating rate renewable notes which will bear interest at a specified rate that will be reset periodically based on a base rate and any spread and/or spread multiplier, subject to the minimum interest rate and the maximum interest rate, if any. Any renewable notes we issue will be registered global floating rate notes. The general terms of the renewable notes are described below.

    AUTOMATIC EXTENSION OF MATURITY. The renewable notes will mature on the date specified in the applicable pricing supplement, which we refer to as the "initial maturity date." On the interest payment dates in each year specified in the applicable pricing supplement, each of which is treated as an election date under the terms of the renewable notes, the maturity of the renewable notes will automatically be extended to the interest payment date occurring twelve months after the election date, unless the holder elects to terminate the automatic extension of maturity for all or any portion of the principal amount of that holder's note. However, the maturity of the renewable notes may not be extended beyond the final maturity date, which will be specified in the applicable pricing supplement.

    HOLDER'S OPTION TO TERMINATE AUTOMATIC EXTENSION. On an election date, the holder may elect to terminate the automatic extension of the maturity of the renewable notes or of any portion of the renewable note having a principal amount of $1,000 or any integral multiple of $1,000. To terminate the extension, the holder must deliver a notice to the paying agent within the time frame specified in the applicable pricing supplement. This option may be exercised for less than the entire principal amount of the renewable notes, as long as the principal amount of the remainder is at least $1,000 or any integral multiple of $1,000.

    If the holder elects to terminate the automatic extension of the maturity of any portion of the principal amount of the renewable notes and this election is not revoked as described below, that portion will become due and payable on the interest payment date falling six months after the applicable election date.

    REVOCATION OF ELECTION BY HOLDER. The holder may revoke an election to terminate the automatic extension of maturity as to any portion of the renewable notes having a principal amount of $1,000 or any integral multiple of $1,000. To do so, the holder must deliver a notice to the paying agent on any day after the election to terminate the automatic extension of maturity is effective and prior to the fifteenth day before the date on which that portion would otherwise mature. The holder may revoke the election for less than the entire principal amount of the renewable notes as long as the principal amount of both the portion whose maturity is to be terminated and the remainder whose maturity is to be extended is at least $1,000 or any integral multiple of $1,000. However, a revocation may not be made during the period from and including a record date to but excluding the immediately succeeding interest payment date.

    An election to terminate the automatic extension of the maturity of the renewable notes, if not revoked as described above by the holder making the election or any subsequent holder, will be binding upon that subsequent holder.

    REDEMPTION OF NOTES AT COMPANY'S OPTION. We have the option to redeem renewable notes in whole or in part on the interest payment dates in each year specified in the applicable pricing supplement, commencing with the interest payment date specified in the applicable pricing supplement. The redemption price will be equal to 100% of the principal amount of the renewable notes to be redeemed, together with accrued and unpaid interest to the date of redemption. Notwithstanding anything to the contrary in this prospectus supplement, we will mail a notice of redemption to each holder by first-class mail, postage prepaid, at least 180 days and not more than 210 days prior to the date fixed for redemption.

    REMARKETING OF NOTES. We may issue renewable notes with the spread or spread multiplier to be reset by a remarketing agent in remarketing procedures. A description of the remarketing procedures, the terms of the remarketing agreement between us and the remarketing agent and the terms of any additional agreements with other parties that may be involved in the remarketing procedures will be set forth in the applicable pricing supplement and in the relevant renewable notes.

EXCHANGEABLE NOTES

    We may issue notes, which we refer to as "exchangeable notes," that are optionally or mandatorily exchangeable into:

    o   the securities of an entity not affiliated with us;

    o   a basket of those securities;

    o   an index or indices of those securities; or

    o   any combination of, or the cash value of, any of the above.

    As specified in the applicable pricing supplement, the exchangeable notes may or may not bear interest or be issued with original issue discount or at a premium. The general terms of the exchangeable notes are described below.

    OPTIONALLY EXCHANGEABLE NOTES. The holder of an optionally exchangeable note may, during a period, or at specific times, exchange the note for the underlying property at a specified rate of exchange. If specified in the applicable pricing supplement, we will have the option to redeem the optionally exchangeable note prior to maturity. If the holder of an optionally exchangeable note does not elect to exchange the note prior to maturity or any applicable redemption date, the holder will receive the principal amount of the note plus any accrued interest at maturity or upon redemption.

    MANDATORILY EXCHANGEABLE NOTES. At maturity, the holder of a mandatorily exchangeable note must exchange the note for the underlying property at a specified rate of exchange, and, therefore, depending upon the value of the underlying property at maturity, the holder of a mandatorily exchangeable note may receive less than the principal amount of the note at maturity. If so indicated in the applicable pricing supplement, the specified rate at which a mandatorily exchangeable note may be exchanged may vary depending on the value of the underlying property so that, upon exchange, the holder participates in a percentage, which may be less than, equal to, or greater than 100% of the change in value of the underlying property. Mandatorily exchangeable notes may include notes where we have the right, but not the obligation, to require holders of notes to exchange their notes for the underlying property.

    Mandatorily exchangeable notes that we issue may include the following:

         Reverse Exchangeable Securities ("REXs").

    Unless otherwise provided in the applicable pricing supplement, investors in REXs will receive interest payments at a fixed rate. At maturity, investors in REXs will receive either a cash payment equal to the original principal amount of the notes or a number of shares of underlying stock equal to the stock redemption amount. The type of payment at maturity will be determined by comparing the closing price of the underlying stock on a specified determination date to the closing price of the underlying stock on the date the notes were priced. If the closing price of the underlying stock on the determination date is at or above the closing price of the underlying stock on the date the notes were priced, the payment at maturity will be a cash payment equal to the principal amount. If the closing price of the underlying stock on the determination date is below the closing price of the underlying stock on the date the notes were priced, the investors will receive the stock redemption amount. The stock redemption amount is a number of shares of the underlying stock equal to the principal amount per security divided by the closing price of the underlying stock on the date the securities were priced.

     Knock-in Reverse Exchangeable Securities ("Knock-in REXs").
     -----------------------------------------------------------

    Unless otherwise provided in the applicable pricing supplement, investors in Knock-in REXs will receive interest payments at a fixed rate. Like REXs, at maturity, investors in Knock-in REXs will receive either a cash payment equal to the original principal amount of the securities or a number of shares of underlying stock equal to the stock redemption amount. However, the type of payment at maturity will be calculated by first determining if the closing price of the underlying stock was at or below the predetermined "knock-in level" on any trading day from the date the notes were priced to, and including, a specified determination date. If the closing price of the underlying stock was never at or below the "knock-in level" on any trading day during the period from the date the securities were priced to, and including, the determination date, the payment at maturity will always be a cash payment equal to the principal amount, irrespective of the closing price of the underlying stock on the determination date. If, however, the closing price of the underlying stock was at or below the "knock-in level" on any trading day during the period from the date the securities were priced to, and including, the determination date, the payment at maturity will be determined by comparing the closing price of the underlying stock on the determination date to the closing price of the underlying stock on the date the notes were priced. If such closing price is equal to or greater than the closing price of the underlying stock on the date the securities were priced, the payment at maturity will be a cash payment equal to the principal amount. If, on the other hand, such closing price is below the closing price of the underlying stock on the date the securities were priced, investors will receive the stock redemption amount described above.

    PAYMENTS UPON EXCHANGE. The applicable pricing supplement will specify if upon exchange, at maturity or otherwise, the holder of an exchangeable note may receive, at the specified exchange rate, either the underlying property or the cash value of the underlying property. The underlying property may be the securities of either U.S. or foreign entities or both. The exchangeable notes may or may not provide for protection against fluctuations in the exchange rate between the currency in which that note is denominated and the currency or currencies in which the market prices of the underlying security or securities are quoted. Exchangeable notes may have other terms, which will be specified in the applicable pricing supplement.

    SPECIAL REQUIREMENTS FOR EXCHANGE OF GLOBAL SECURITIES. If an optionally exchangeable note is represented by a global note, the Depositary's nominee will be the holder of that note and therefore will be the only entity that can exercise a right to exchange. In order to ensure that the Depositary's nominee will timely exercise a right to exchange a particular note or any portion of a particular note, the beneficial owner of the note must instruct the broker or other direct or indirect participant through which it holds an interest in that note to notify the Depositary of its desire to exercise a right to exchange. Different firms have different deadlines for accepting instructions from their customers. Each beneficial owner should consult the broker or other participant through which it holds an interest in a note in order to ascertain the deadline for ensuring that timely notice will be delivered to the Depositary.

    PAYMENTS UPON ACCELERATION OF MATURITY OR UPON TAX REDEMPTION. If the principal amount payable at maturity of any exchangeable note is declared due and payable prior to maturity, the amount payable on:

    o an optionally exchangeable note will equal the face amount of the note plus accrued interest, if any, to but excluding the date of payment, except that if a holder has exchanged an optionally exchangeable note prior to the date of declaration or tax redemption without having received the amount due upon exchange, the amount payable will be an amount of cash equal to the amount due upon exchange and will not include any accrued but unpaid interest; and

    o a mandatorily exchangeable note will equal an amount determined as if the date of declaration or tax redemption were the maturity date plus accrued interest, if any, to but excluding the date of payment.

NOTES LINKED TO COMMODITY PRICES, SINGLE SECURITIES, ECONOMIC OR FINANCIAL MEASURES AND BASKETS OR INDICES THEREOF

    We may issue notes with the principal amount payable on any principal payment date and/or the amount of interest payable on any interest payment date to be determined by reference to one or more commodity prices, securities of entities not affiliated with us, any other financial, economic or other measures or instruments, including the occurrence or non-occurrence of any event or circumstance, and/or baskets or indices of any of these items, or any combination of the above. These notes may include other terms, which will be specified in the relevant pricing supplement.

CURRENCY-LINKED NOTES

    We may issue notes with the principal amount payable on any principal payment date and/or the amount of interest payable on any interest payment date to be determined by reference to the value of one or more currencies as compared to the value of one or more other currencies, which we refer to as "currency-linked notes." The pricing supplement will specify the following:

    o information as to the one or more currencies to which the principal amount payable on any principal payment date or the amount of interest payable on any interest payment date is linked or indexed;

    o the currency in which the face amount of the currency-linked note is denominated, which we refer to as the "denominated currency";

    o the currency in which principal on the currency-linked note will be paid, which we refer to as the "payment currency";

    o the interest rate per annum and the dates on which we will make interest payments;

    o specific historic exchange rate information and any currency risks relating to the specific currencies selected; and

    o   additional tax considerations, if any.

    The denominated currency and the payment currency may be the same currency or different currencies. Interest on currency-linked notes will be paid in the denominated currency.

GUARANTEED NOTES

    We may issue notes that are subject to a financial insurance guaranty policy issued by a financial institution that unconditionally and irrevocably guarantees certain payments on the notes. The terms of the financial insurance guaranty policy will be described in the relevant pricing supplement.

                           TAXATION IN THE NETHERLANDS

    The following is a general summary of certain Netherlands tax consequences as of the date of this prospectus supplement in relation to the notes. It is not exhaustive and holders who are in doubt as to their tax position should consult their professional advisers.

DUTCH RESIDENT HOLDERS

    Holders who are individuals and are resident or deemed to be resident in The Netherlands, or who have elected to be treated as a Dutch resident holder for Dutch tax purposes, are subject to Dutch income tax on a deemed return regardless of the actual income derived from a note or gain or loss realized upon disposal or redemption of a note, provided that the note is a portfolio investment and is not held in the context of any business or substantial interest. The deemed return amounts to 4 percent of the average value of the holder's net assets in the relevant fiscal year (including the notes) and is taxed at a flat rate of 30 percent.

    Corporate holders that are resident or deemed to be resident in The Netherlands, without being exempt from Dutch corporate tax, will be subject to Dutch corporate tax on all income and gains realized in connection with the notes.

NON-DUTCH RESIDENT HOLDERS

    Non-Dutch resident holders normally will not be subject to Dutch income or corporate taxation with respect to income or capital gains realized in connection with a note, unless there is a specific connection with The Netherlands, such as an enterprise or part thereof which is carried on through a permanent establishment in The Netherlands or a substantial interest or deemed substantial interest in the Bank.

    A holder will not become resident or deemed to be resident in The Netherlands by reason only of the holding of a note.

REGISTRATION TAXES, STAMP DUTY, ETC.

    There is no Dutch registration tax, capital tax, customs duty, stamp duty or any other similar tax or duty payable by the holder in The Netherlands in connection with the notes.

WITHHOLDING TAX

    All payments by the Bank to the holder in respect of the notes can be made free of any Dutch withholding tax, unless the notes qualify as debt as referred to in Article 10, paragraph 1 sub d of the Dutch Corporate Income Tax Act (Wet op de Vennootschapsbelasting 1969).

                         UNITED STATES FEDERAL TAXATION

    Based on the advice of Davis Polk & Wardwell, special tax counsel to the Bank ("Tax Counsel"), the following summary accurately describes the principal U.S. federal income tax consequences of ownership and disposition of the notes. Except as specifically noted below, this discussion applies only to:

    o notes purchased on original issuance at the issue price (as defined below); and

    o   notes held as capital assets.

    This discussion does not describe all of the tax consequences that may be relevant in light of a holder's particular circumstances or to holders subject to special rules, such as:

    o   certain financial institutions;

    o   insurance companies;

    o dealers or certain traders in securities, commodities, or foreign currencies;

    o persons holding notes as part of a hedging transaction, "straddle," conversion transaction or other integrated transaction;

    o   regulated investment companies;

    o   real estate investment trusts;

    o   tax-exempt entities;

    o U.S. holders (as defined below) whose functional currency is not the U.S. dollar;

    o partnerships or other entities classified as partnerships for U.S. federal income tax purposes;

    o holders that are not U.S. holders (as defined below), if income from payments on a note, or gain recognized on a disposition of a note, is effectively connected with such holders' conduct of a trade or business in the United States; or

    o individual holders who are not U.S. holders (as defined below) and are present in the United States for 183 days or more in the taxable year of the sale, exchange or retirement.

    This summary is based on the Internal Revenue Code of 1986, as amended to the date hereof (the "Code"), administrative pronouncements, judicial decisions and final, temporary and proposed Treasury Regulations, changes to any of which subsequent to the date of this Prospectus Supplement may affect the tax consequences described below. Persons considering the purchase of the notes should consult the applicable pricing supplement for any additional discussion regarding U.S. federal income taxation and their tax advisers with regard to the application of the U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

    This discussion does not apply to currency-linked notes or, except as specifically noted below, mandatorily exchangeable notes. The tax treatment of these instruments will be specified in the relevant pricing supplement.

    THIS DISCUSSION APPLIES ONLY TO NOTES ISSUED IN COMPLIANCE WITH CERTAIN GUIDELINES PROVIDED TO US BY TAX COUNSEL. TO THE EXTENT THAT THIS DISCUSSION DOES NOT APPLY TO A PARTICULAR ISSUANCE OF NOTES AS A RESULT OF ANY DEVIATION FROM SUCH GUIDELINES, DISCLOSURE REGARDING THE U.S. FEDERAL INCOME TAXATION OF SUCH ISSUANCE WILL BE INCLUDED IN THE APPLICABLE PRICING SUPPLEMENT. ACCORDINGLY, YOU SHOULD ALSO CONSULT THE APPLICABLE PRICING

SUPPLEMENT FOR ANY ADDITIONAL DISCUSSION REGARDING U.S. FEDERAL INCOME TAXATION WITH RESPECT TO THE SPECIFIC NOTES OR SECURITIES OFFERED THEREUNDER.

TAX CONSEQUENCES FOR U.S. HOLDERS

     As used herein, the term "U.S. holder" means a beneficial owner of a note that is for U.S. federal income tax purposes:

    o   a citizen or individual resident of the United States;

    o a corporation created or organized in or under the laws of the United States or of any political subdivision thereof; or

    o an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

    The term "U.S. holders" also includes certain former citizens and residents of the United States.

    If an entity that is classified as a partnership for U.S. federal income tax purposes holds notes, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and upon the activities of the partnership. Partners of partnerships holding notes should consult with their tax advisers.

PAYMENTS OF INTEREST

    Interest paid on a note will be taxable to a U.S. holder as ordinary interest income at the time it accrues or is received in accordance with the holder's method of accounting for federal income tax purposes, provided that the interest is "qualified stated interest" (as defined below). Interest income earned by a U.S. holder with respect to a note will constitute foreign source income for U.S. federal income tax purposes, which may be relevant in calculating the holder's foreign tax credit limitation. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. For this purpose, interest paid on the notes will constitute "passive income." Special rules governing the treatment of payments made with respect to short-term notes, original issue discount notes, contingent payment debt instruments and certain exchangeable notes are described under "--Interest on Short-Term Notes," "--Original Issue Discount," "--Contingent Payment Debt Instruments," "--Optionally Exchangeable Notes" and "--Mandatorily Exchangeable Notes--Reverse Exchangeable and Knock-in Reverse Exchangeable Securities."

INTEREST ON SHORT-TERM NOTES

    A note that matures (after taking into account the last possible date that the note could be outstanding under the terms of the note) one year or less from its date of issuance (a "short-term note") will be treated as being issued at a discount and none of the interest paid on the note will be treated as qualified stated interest (as defined below). In general, a cash-method U.S. holder of a short-term note is not required to accrue the discount for U.S. federal income tax purposes unless it elects to do so. If a cash method U.S. holder does not make this election, the holder should include interest payments as ordinary income upon receipt. Holders who elect to accrue the discount, and certain other holders, including those who report income on the accrual method of accounting for federal income tax purposes, are required to include the discount in income as it accrues on a straight-line basis, unless another election is made to accrue the discount according to a constant-yield method based on daily compounding. In the case of a U.S. holder who is not required and who does not elect to include the discount in income currently, any gain realized on the sale, exchange, or retirement of the short-term note will generally be ordinary income to the extent of the discount accrued on a straight-line basis (or, if elected, according to a constant yield method based on daily compounding) through the date of sale, exchange or retirement. In addition, those U.S. holders will be required to defer deductions for any interest paid on indebtedness incurred to purchase or carry short-term notes in an amount not exceeding the accrued discount until the accrued discount is included in income.

ORIGINAL ISSUE DISCOUNT

    A note that has an "issue price" that is less than its "stated redemption price at maturity" will be considered to have been issued at an original discount for federal income tax purposes (and will be referred to in this section as an "original issue discount note") unless the note satisfies a DE MINIMIS threshold (as described below) or is a short-term note (as defined above). The "issue price" of a note will be the first price at which a substantial amount of the notes are sold to the public (not including sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers). The "stated redemption price at maturity" of a note generally will equal the sum of all payments required under the note other than payments of "qualified stated interest." "Qualified stated interest" is stated interest unconditionally payable (other than in debt instruments of the issuer) at least annually during the entire term of the note and equal to the outstanding principal balance of the note multiplied by a single fixed rate of interest. In addition, qualified stated interest includes, among other things, stated interest on a "variable rate debt instrument" (as defined in the applicable U.S. Treasury regulations) that is unconditionally payable (other than in debt instruments of the issuer) at least annually at a single qualified floating rate of interest or at a rate that is determined at a single fixed formula that is based on objective financial or economic information. A rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous fluctuations in the cost of newly borrowed funds in the currency in which the note is denominated. For this purpose, if a floating rate note provides for stated interest at a fixed rate for an initial period of one year or less followed by a variable rate and if the variable rate on the floating rate note's issue date is intended to approximate the fixed rate (E.G., the value of the variable rate on the issue date does not differ from the value of the fixed rate by more than 0.25%), then the fixed rate and the variable rate together will constitute a single variable rate.

    If the difference between a note's stated redemption price at maturity and its issue price is less than a DE MINIMIS amount, I.E., 1/4 of 1 percent of the stated redemption price at maturity multiplied by the number of complete years to maturity, the note will not be considered to have original issue discount. U.S. holders of notes with a DE MINIMIS amount of original issue discount will include this original issue discount in income, as capital gain, on a PRO RATA basis as principal payments are made on the note.

    A U.S. holder of original discount notes will be required to include any qualified stated interest payments in income in accordance with the holder's method of accounting for federal income tax purposes. U.S. holders of original issue discount notes (other than short-term notes, as defined above) will be required to include in income for federal income tax purposes the sum of the daily portions of the original issue discount for each day on which the holder held the note. The U.S. holder will be required to include such original issue discount as it accrues in accordance with a constant yield method based on a compounding of interest, regardless of whether cash attributable to this income is received.

    A U.S. holder may make an election to include in gross income all interest that accrues on any note (including stated interest, acquisition discount, original issue discount, DE MINIMIS original issue discount, market discount, DE MINIMIS market discount and unstated interest, as adjusted by any amortizable bond premium or acquisition premium) in accordance with a constant yield method based on the compounding of interest (a "constant yield election").

    We may have an unconditional option to redeem, or holders may have an unconditional option to require us to redeem, a note prior to its stated maturity date. Under applicable regulations, if we have an unconditional option to redeem a note prior to its stated maturity date, this option will be presumed to be exercised if the exercise of the option will lower the yield on the note. Conversely, if holders have an unconditional option to require us to redeem a note prior to its stated maturity date, this option will be presumed to be exercised if the exercise of the option will increase the yield on the note. If an option discussed above is "deemed" exercised, but is not in fact exercised, the note will be treated solely for purposes of calculating original issue discount as if it were redeemed, and a new note were issued, on the presumed exercise date for an amount equal to the note's adjusted issue price on that date. The adjusted issue price of an original issue discount note is defined as the sum of the issue price of the note and the aggregate amount of previously accrued original issue discount, less any prior payments other than payments of qualified stated interest.

SALE, EXCHANGE OR RETIREMENT OF THE NOTES

    Upon the sale, exchange or retirement of a note, a U.S. holder will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange or retirement and the holder's adjusted tax basis in the note. Gain or loss, if any, will generally be U.S. source income for purposes of computing a U.S. holder's foreign tax credit limitation. Amounts attributable to accrued interest or discount are treated as interest as described under "-- Payment of Interest," "--Interest on Short-Term Notes" and "--Original Issue Discount" above.

    Except as described below, gain or loss realized on the sale, exchange or retirement of a note will generally be capital gain or loss and will be long-term capital gain or loss if at the time of sale, exchange or retirement the note has been held for more than one year. Exception to this general rule applies to the extent of any accrued discount not previously included in the holder's taxable income. See "--Interest on Short-Term Notes" and "--Original Issue Discount" above. In addition, other exceptions to this general rule apply in the case of contingent payment debt instruments, optionally exchangeable notes and mandatorily exchangeable notes. See "--Contingent Payment Debt Instruments," "--Optionally Exchangeable Notes" and "--Mandatorily Exchangeable Notes--Reverse Exchangeable Securities and Knock-In Reverse Exchangeable Securities" below.

CONTINGENT PAYMENT DEBT INSTRUMENTS

    We may issue notes or securities that will be treated as "contingent payment debt instruments" for U.S. federal income tax purposes.

    If a note or a security is treated as a contingent payment debt instrument, no payment on such instrument qualifies as qualified stated interest. Rather, a U.S. holder must account for interest for U.S. federal income tax purposes based on a "comparable yield" and the differences between actual payments on the contingent payment debt instrument and the instrument's "projected payment schedule" as described below. The comparable yield is determined by us at the time of issuance of the contingent payment debt instrument and takes into account the yield at which we could issue a fixed rate debt instrument with no contingent payments, but with terms and conditions otherwise similar to those of the contingent payment debt instrument. The comparable yield may be greater than or less than the stated interest, if any, with respect to the instrument.

    Solely for the purpose of determining the amount of interest income that a U.S. holder will be required to accrue on a contingent payment debt instrument, we will be required to construct a "projected payment schedule" that represents a series of payments the amount and timing of which would produce a yield to maturity on the instrument equal to the comparable yield used.

    NEITHER THE COMPARABLE YIELD NOR THE PROJECTED PAYMENT SCHEDULE CONSTITUTES A REPRESENTATION BY US OR HOLDING REGARDING THE ACTUAL AMOUNT, IF ANY, THAT THE CONTINGENT PAYMENT DEBT INSTRUMENT WILL PAY.

    For U.S. federal income tax purposes, a U.S. holder will be required to use the comparable yield and projected payment schedule established by us in determining interest accruals and adjustments in respect of a contingent payment debt instrument, unless the holder timely discloses and justifies the use of a different comparable yield and projected payment schedule to the Internal Revenue Service ("IRS").

    A U.S. holder, regardless of the holder's method of accounting for U.S. federal income tax purposes, will be required to accrue interest income on a contingent payment debt instrument at the comparable yield, adjusted upward or downward to reflect the difference, if any, between the actual and the projected amount of any contingent payments on the instrument (as set forth below).

    A U.S. holder will be required to recognize interest income equal to the amount of any net positive adjustment, I.E., the excess of actual payments over projected payments, in respect of a contingent payment debt instrument for a taxable year. A net negative adjustment, I.E., the excess of projected payments over actual payments, in respect of a contingent payment debt instrument for a taxable year:

    o will first reduce the amount of interest in respect of the contingent payment debt instrument that a holder would otherwise be required to include in income in the taxable year; and

    o any excess will give rise to an ordinary loss to the extent that the amount of all previous interest inclusions under the contingent payment debt instrument exceeds the total amount of the U.S. holder's net negative adjustments treated as ordinary loss on the contingent payment debt instrument in prior taxable years.

    A net negative adjustment is not subject to the two percent floor limitation imposed on miscellaneous deductions. Any net negative adjustment in excess of the amounts described above will be carried forward to offset future interest income in respect of the contingent payment debt instrument or to reduce the amount realized on a sale, exchange or retirement of the instrument.

    Upon a sale, exchange or retirement of a contingent payment debt instrument (including a delivery of property pursuant to the terms of the instrument), a U.S. holder will generally recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange or retirement and the holder's adjusted basis in the contingent payment debt instrument. If we deliver property, other than cash, to a U.S. holder in retirement of a contingent payment debt instrument, the amount realized will equal the fair market value of the property, determined at the time of retirement, plus the amount of cash, if any, received in lieu of property. A U.S. holder generally will treat any gain as interest income, and any loss as ordinary loss to the extent of the excess of previous interest inclusions in excess of the total net negative adjustments previously taken into account as ordinary losses, and the balance as capital loss. The deductibility of capital losses is subject to limitations. In addition, if a holder recognizes loss above certain thresholds, the holder may be required to file a disclosure statement with the IRS.

    A U.S. holder will have a tax basis in any property, other than cash, received upon the retirement of a contingent payment debt instrument, including in satisfaction of a conversion right or a call right, equal to the fair market value of the property determined at the time of retirement. The holder's holding period for the property will commence on the day immediately following its receipt.

    Special rules will apply if one or more contingent payments on a contingent payment debt instrument become fixed. For purposes of the preceding sentence, a payment (including an amount payable at maturity) will be treated as fixed if (and when) all remaining contingencies with respect to it are remote or incidental within the meaning of the applicable Treasury regulations. If one or more contingent payments on a contingent payment debt instrument become fixed more than six months prior to the date the payment is due, a U.S. holder would be required to make a positive or negative adjustment, as appropriate, equal to the difference between the present value of the amounts that are fixed, using the comparable yield as the discount rate, and the projected amounts of the contingent payments relevant as provided in the projected payment schedule. If all remaining scheduled contingent payments on a contingent payment debt instrument become fixed substantially contemporaneously, a U.S. holder would be required to make adjustments to account for the difference between the amounts so treated as fixed and the projected payments in a reasonable manner over the remaining term of the contingent payment debt instrument. A U.S. holder's tax basis in the contingent payment debt instrument and the character of any gain or loss on the sale of the instrument would also be affected. U.S. holders are urged to consult their tax advisers concerning the application of these special rules.

CPI RATE NOTES

    Depending on the terms of each CPI Rate Note, a CPI Rate Note will be treated as either a "variable rate debt instrument," or a "contingent payment debt instrument." For a description of the contingent payment debt instrument rules, see the discussion under "--Contingent Payment Debt Instruments" above. Unless otherwise provided in the applicable pricing supplement, a CPI Rate Note will be treated as a variable rate debt instrument for U.S. federal income tax purposes. The discussion below assumes that the CPI Rate Notes will qualify as a variable rate debt instruments. If a CPI Rate Note qualifies as a variable rate debt instrument, the tax consequences to a U.S. holder will generally be the same as the tax consequences to a U.S. holder holding a fixed rate note and are summarized below under this section "--CPI Rate Notes".

    PAYMENT OF INTEREST. Each interest payment will be taxable to a U.S. holder as ordinary interest income at the time it accrues or is received in accordance with the U.S. holder's method of accounting for U.S. federal income tax purposes. See "--Payment of Interest." If the CPI Rate Note qualifies as a short-term note (as defined above), interest payment on the CPI Rate Note will be taxable to a U.S. holder as described in "--Interest on Short-Term Notes" above.

     If a CPI Rate Note is issued with original issue discount (i.e., the issue price of the CPI Rate Note is less than its stated principal amount, and the difference between the issue price and the stated principal amount exceeds the DE MINIMIS amount described in "--Original Issue Discount" above), the amount of qualified stated interest and the amount of original issue discount that accrues during an accrual period on such CPI Rate Note would be determined by applying the rules described in "--Original Issue Discount" above, assuming that the stated variable interest rate for which the CPI Rate Note provide is a fixed rate that reflects the yield that is reasonably expected for the CPI Rate Note.

      SALE OR EXCHANGE OF THE NOTES. Upon a sale or exchange of CPI Rate Notes, a U.S. holder will recognize capital gain or loss equal to the difference between the amount realized on the sale or exchange and the U.S. holder's tax basis in the notes. This gain or loss will generally be long-term capital gain or loss if the U.S. holder held the CPI Rate Note for more than one year at the time of disposition. Amounts attributable to accrued but unpaid interest will be treated as interest as described under "--Payment of Interest," or under "--Interest on Short-Term Notes" above if the CPI Rate Note is a short-term note (as defined above).

OPTIONALLY EXCHANGEABLE NOTES

     Unless otherwise noted in the applicable pricing supplement, optionally exchangeable notes will be treated as "contingent payment debt instruments" for U.S. federal income tax purposes. See "--Contingent Payment Debt Instruments" above.

MANDATORILY EXCHANGEABLE NOTES--REVERSE EXCHANGEABLE AND KNOCK-IN REVERSE EXCHANGEABLE SECURITIES

    Unless otherwise provided in the applicable pricing supplement, we and every holder of Reverse Exchangeable Securities, which we refer to as "REXs", or Knock-In Reverse Exchangeable Securities, which we refer to as "Knock-In REXs", will agree (in the absence of an administrative determination or judicial ruling to the contrary) to characterize each such security for U.S. federal income tax purposes as consisting of the following components (the "Components"):

    o a put option (the "Put Option") that requires the holder of the REXs or the Knock-In REXs to buy the underlying shares from us for an amount equal to the Deposit (as defined below); and

    o a deposit with us of cash, in an amount equal to the principal amount of the REXs or the Knock-In REXs (the "Deposit"), to secure the holder's potential obligation to purchase the underlying shares.

     In the case of REXs, under this characterization the Put Option would be treated as exercised if the closing price of the underlying share on the determination date was lower than its closing price on the pricing date. In the case of Knock-In REXs, under this characterization the Put Option would be treated as exercised if the closing price of the underlying share on the determination date is lower than its closing price on the pricing date and in addition, the closing price of the underlying shares falls to or below the knock-in level at any time from the pricing date to and including the determination date.

    Under this characterization, a portion of the stated interest payments on REXs or Knock-In REXs is treated as interest on the Deposit, and the remainder is treated as attributable to the holder's sale of the Put Option to us (the "Put Premium"). Based on our judgment as to, among other things, our normal borrowing cost and the value of the Put Option, we will specify in the pricing supplement for each REXs and Knock-In REXs the portion of the stated payments on such security that we will treat as constituting interest on the Deposit. We will treat the remaining portion as the Put Premium.

    NOTWITHSTANDING OUR AGREEMENT TO TREAT THE REXS AND KNOCK-IN REXS AS DESCRIBED ABOVE, THE U.S. FEDERAL INCOME TAX TREATMENT OF THE REXS AND KNOCK-IN REXS IS UNCERTAIN. DUE TO THE ABSENCE OF STATUTORY, JUDICIAL OR ADMINISTRATIVE AUTHORITIES THAT DIRECTLY ADDRESS INSTRUMENTS SIMILAR TO THE REXS AND KNOCK-IN REXS, TAX COUNSEL IS UNABLE TO RENDER AN OPINION AS TO WHETHER THE TREATMENT DESCRIBED ABOVE WILL BE RESPECTED. THE U.S. FEDERAL INCOME TAX TREATMENT OF THE REXS AND KNOCK-IN REXS DESCRIBED ABOVE AND OUR

ALLOCATION OF INTEREST AND PUT PREMIUM ARE NOT BINDING ON THE IRS OR THE COURTS, AND NO RULING IS BEING REQUESTED FROM THE IRS WITH RESPECT TO THESE SECURITIES. ACCORDINGLY, NO ASSURANCE CAN BE GIVEN THAT THE IRS OR A COURT WILL AGREE WITH THE TAX TREATMENT DESCRIBED ABOVE AND SIGNIFICANT ASPECTS OF THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF AN INVESTMENT IN REXS OR KNOCK-IN REXS ARE UNCERTAIN.

    PROSPECTIVE PURCHASERS OF REXS OR KNOCK-IN REXS ARE URGED TO CONSULT THEIR TAX ADVISERS REGARDING THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF AN INVESTMENT IN SUCH SECURITIES (INCLUDING ALTERNATIVE CHARACTERIZATIONS OF THE SECURITIES) AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER THE LAWS OF ANY STATE, LOCAL OR FOREIGN TAXING JURISDICTION.

    THE DISCUSSION BELOW DOES NOT ADDRESS THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE OWNERSHIP OR DISPOSITION OF THE STOCK UNDERLYING REXS OR KNOCK-IN REXS SHOULD A HOLDER RECEIVE SUCH UNDERLYING STOCK AT MATURITY. PROSPECTIVE PURCHASERS OF REXS OR KNOCK-IN REXS ARE URGED TO CONSULT THEIR TAX ADVISERS REGARDING THE POTENTIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE OWNERSHIP OR DISPOSITION OF THE UNDERLYING STOCK.

    Assuming the treatment of the REXs and Knock-In REXs as set forth above, the following U.S. federal income tax consequences should result to a U.S. holder:

    STATED INTEREST PAYMENTS ON REXS OR KNOCK-IN REXS. Yield attributable to the Deposit will be treated as interest. Accordingly, if a REXs or a Knock-In REXs matures (after taking into account the last possible date that the security could be outstanding under the terms of the security) one year or less from its date of issuance (a "short-term REX"), the Deposit will be treated as a short-term obligation for U.S. federal income tax purposes. Interest on the Deposit component of a short-term REX will be treated as described in "--Interest on Short Term Notes" above.

    If a REXs or a Knock-In REXs is not a short-term REX, interest on the Deposit will be treated as described in "--Payments of Interest" above.

     Receipt of the Put Premium will not be taxable to a U.S. holder upon receipt.

     EXERCISE OR EXPIRATION OF THE PUT OPTION. If the Put Option expires unexercised (I.E., a cash payment of the principal amount of the REXs or Knock-In REXs is made to a U.S. holder at maturity), the U.S. holder will recognize in respect of the Put Option short term capital gain equal to the total Put Premium received.

    In the event that the Put Option is exercised (I.E., the final payment on the REXs or the Knock-In REXs is paid in underlying shares), a U.S. holder will not recognize any gain or loss in respect of the Put Option (other than in respect of cash received in lieu of fractional shares), and the holder will have an aggregate adjusted tax basis in the underlying shares (including any fractional shares) received equal to:

    o   the Deposit minus

    o   the total Put Premium received.

    The holding period for any underlying shares a U.S. holder receives will start on the day after the delivery of the underlying shares.

    In the event that we deliver cash in lieu of fractional underlying shares, a U.S. holder will generally recognize a short-term capital gain or loss in an amount equal to the difference between:

    o   the amount of cash received in respect of the fractional shares; and

    o   the basis in such shares, as determined above.

    SALE OR EXCHANGE OF REXS OR KNOCK-IN REXS. Upon a sale of REXs or Knock-In REXs for cash, a U.S. holder will be required to apportion the amount received between the Deposit and the Put Option on the basis of their respective values on the date of sale. The U.S. holder will generally recognize gain or loss with respect to the Deposit in an amount equal to the difference between:

    o   the amount received that is apportioned to the Deposit; and

    o the holder's adjusted basis in the Deposit, which will generally be equal to the principal amount of the holder's REXs or Knock-In REXs (and in the case of a short-term REX increased by the amount of any income the holder has recognized in connection with the Deposit and decreased by the amount of any payments made to the holder with respect to the Deposit).

    Except to the extent attributable to accrued discount on the Deposit (in the case of a short-term REX), or to accrued interest on the Deposit (if the REXs or the Knock-In REXs is not a short-term REX), which will be taxed as described above under "Stated Interest Payments on REXs or Knock-In REXs," such gain or loss will be capital gain or loss (and will be short-term capital gain or loss in the case of a short-term REX, or if the REXs or the Knock-In REXs has been held by the disposing holder for one year or less). The amount of cash that a U.S. holder receives that is apportioned to the Put Option (together with the total Put Premium previously received) will be treated as short-term capital gain. If the value of the Deposit on the date of the sale is in excess of the amount the holder receives upon such sale, the holder will be treated as having made a payment to the purchaser equal to the amount of such excess in exchange for the purchaser's assumption of the holder's rights and obligations under the Put Option. In such a case, the selling holder will recognize short-term capital gain or loss in an amount equal to the difference between the total Put Premium the holder previously received in respect of the Put Option and the amount of the deemed payment made by the holder with respect to the assumption of the Put Option. The amount of the deemed payment will also be treated as an amount received in connection with the Deposit in determining the U.S. holder's gain or loss in respect of the Deposit.

    POSSIBLE ALTERNATIVE TAX TREATMENTS OF AN INVESTMENT IN REXS OR KNOCK-IN REXS. Due to the absence of authorities that directly address the proper tax treatment of the REXs and Knock-In REXs, no assurance can be given that the IRS will accept, or that a court will uphold, the characterization and treatment described above. A successful assertion of an alternative characterization of the REXs or Knock-In REXs by the IRS could affect the timing and the character of any income or loss with respect to such securities. It is possible, for instance, that the entire coupon on the securities could be treated as giving rise to ordinary income. Alternatively, if a REXs or a Knock-In REXs is not a short-term REX, the IRS could seek to treat the REXs and Knock-In REXs as contingent payment debt instruments. See "--Contingent Payment Debt Instruments" above. Even if the Contingent Payment Regulations do not apply to the securities, other alternative U.S. federal income tax characterizations or treatments of the securities are also possible, which if applied could significantly affect the timing and character of the income or loss with respect to the securities.

    U.S. holders are urged to consult their own tax advisers regarding the U.S. federal income tax consequences of an investment in a REXs or a Knock-In REXs.

BACKUP WITHHOLDING AND INFORMATION REPORTING

    Information returns may be filed with the IRS in connection with payments on the notes and the proceeds from a sale or other disposition of the notes. A U.S. holder may be subject to U.S. backup withholding on these payments if it fails to provide its tax identification number to the paying agent and comply with certain certification procedures or otherwise establish an exemption from backup withholding. The amount of any backup withholding from a payment to a U.S. holder will be allowed as a credit against the holder's U.S. federal income tax liability and may entitle the holder to a refund, provided that the required information is furnished to the IRS.

TAX CONSEQUENCES FOR NON-U.S. HOLDERS

    Unless otherwise noted in the applicable pricing supplement, a holder that is not a U.S. holder will not be subject to U.S. withholding tax with respect to payments on notes or securities, but may be subject to generally applicable information reporting, and may also be subject to backup withholding requirements with respect to such payments unless the holder complies with certain certification and identification requirements as to the holder's foreign status or an exception to the information reporting and backup withholding rules otherwise applies.

    THE FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER'S PARTICULAR SITUATION. HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISERS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE OWNERSHIP AND DISPOSITION OF THE NOTES AND THE UNDERLYING STOCK, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

                              PLAN OF DISTRIBUTION

    We and Holding are offering the ABN Notes(SM) and related guarantees on a continuing basis exclusively through ABN AMRO Incorporated and LaSalle Financial Services, Inc. to the extent either or both of them are named in the applicable pricing supplement. In addition, we and Holding may offer the notes and related guarantees through certain other agents to be named in the applicable pricing supplement. The agents have agreed to use reasonable efforts to solicit offers to purchase these securities. We will have the sole right to accept offers to purchase these securities and may reject any offer in whole or in part. Each agent may reject, in whole or in part, any offer it solicited to purchase securities. Unless otherwise specified in the applicable pricing supplement, we will pay an agent, in connection with sales of these securities resulting from a solicitation that agent made or an offer to purchase the agent received, a commission ranging from 0.5% to 4% of the initial offering price of the securities to be sold, depending upon the maturity of the securities. We and the agent will negotiate commissions for securities with a maturity of 30 years or greater at the time of sale.

    We and Holding may also sell these securities to an agent as principal for its own account at discounts to be agreed upon at the time of sale. That agent may resell these securities to investors and other purchasers at a fixed offering price or at prevailing market prices, or prices related thereto at the time of resale or otherwise, as that agent determines and as we will specify in the applicable pricing supplement. An agent may offer the securities it has purchased as principal to other dealers. That agent may sell the securities to any dealer at a discount and, unless otherwise specified in the applicable pricing supplement, the discount allowed to any dealer will not be in excess of the discount that agent will receive from us. After the initial public offering of securities that the agent is to resell on a fixed public offering price basis, the agent may change the public offering price, concession and discount.

    Each of the agents may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933, as amended. We and Holding have agreed to indemnify the agents against certain liabilities, including liabilities under the Securities Act of 1933, or to contribute to payments made in respect of those liabilities.

    To the extent the total aggregate principal amount of securities offered pursuant to a pricing supplement is not purchased by investors, one or more of our affiliates may agree to purchase the unsold portion and hold such securities for its own investment.

    We estimate that we will spend approximately $350,000 for printing, rating agency, trustee and legal fees and other expenses allocable to the offering.

    Unless otherwise provided in the applicable pricing supplement, we do not intend to apply for the listing of these securities on a national securities exchange. We have been advised by certain agents that they intend to make a market in these securities, as applicable laws and regulations permit. The agents are not obligated to make a market in these securities, however, and the agents may discontinue making a market at any time without notice. No assurance can be given as to the liquidity of any trading market for these securities.

    LFS and AAI are wholly owned indirect subsidiaries of the Bank. To the extent either or both are named in the applicable pricing supplement, LFS and AAI will conduct each offering of these securities in compliance with the requirements of Rule 2720 of the NASD regarding an NASD member firm's distributing the securities of an affiliate. Following the initial distribution of these securities, LFS and AAI may offer and sell those securities in the course of their businesses as broker-dealers. LFS and AAI may act as principal or agent in those transactions and will make any sales at varying prices related to prevailing market prices at the time of sale or otherwise. LFS and AAI may use this prospectus supplement in connection with any of those transactions. Neither LFS or AAI is obligated to make a market in any of these securities and each may discontinue any market-making activities at any time without notice.

    In addition, we may, at our sole option, extend the offering period for securities offered pursuant to a pricing supplement. One or more of our or Holding's affiliates may agree to purchase, for its own investment, any securities that are not sold during the extended offering period. During an extended offering period, securities will be offered at prevailing market prices which may be above or below the initial issue price set forth in the applicable pricing supplement. Our affiliates will not make a market in those securities during that period, and are not obligated to do so after the distribution is complete.

    Neither of the agents nor any dealer utilized in the initial offering of these securities will confirm sales to accounts over which it exercises discretionary authority without the prior specific written approval of its customer.

    In order to facilitate the offering of these securities, the agents may engage in transactions that stabilize, maintain or otherwise affect the price of these securities or of any other securities the prices of which may be used to determine payments on these securities. Specifically, the agents may sell more securities than they are obligated to purchase in connection with the offering, creating a short position in these securities for its own accounts. A short sale is covered if the short position is no greater than the number or amount of securities available for purchase by the agent under any over-allotment option. The agents can close out a covered short sale by exercising an over-allotment option or purchasing these securities in the open market. In determining the source of securities to close out a covered short sale, the agents will consider, among other things, the open market price of these securities compared to the price available under the over-allotment option. The agents may also sell these securities or any other securities in excess of the over-allotment option, creating a naked short position. The agents must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the agents are concerned that there may be downward pressure on the price of these securities in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, the agents may bid for, and purchase, these securities or any other securities in the open market to stabilize the price of these securities or of any other securities. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may also reclaim selling concessions allowed to an underwriter or a dealer for distributing these securities in the offering if the syndicate repurchases previously distributed securities to cover syndicate short positions or to stabilize the price of these securities. Any of these activities may raise or maintain the market price of these securities above independent market levels or prevent or retard a decline in the market price of these securities. The agents are not required to engage in these activities, and may end any of these activities at any time.

    Other selling group members include broker-dealers and other securities firms that have executed dealer agreements with LFS and/or AAI. In the dealer agreements, the selling group members have agreed to market and sell notes in accordance with the terms of those agreements and all applicable laws and regulations.

                                  LEGAL MATTERS

    Davis Polk & Wardwell will pass upon the validity of the offered securities with respect to United States Federal and New York law. Clifford Chance Limited Liability Partnership will pass upon the validity of the offered securities with respect to Dutch law. Davis Polk & Wardwell has in the past represented ABN AMRO Holding N.V. and its affiliates, including us, and continues to represent ABN AMRO Holding N.V. and its affiliates on a regular basis and in a variety of matters.

PROSPECTUS

                                 DEBT SECURITIES


                               ABN AMRO BANK N.V.
                     FULLY AND UNCONDITIONALLY GUARANTEED BY
                              ABN AMRO HOLDING N.V.


We, ABN AMRO Bank N.V., may offer from time to time debt securities that are fully and unconditionally guaranteed by ABN AMRO Holding N.V. This prospectus describes the general terms of these securities and the general manner in which we will offer these securities. The specific terms of any securities we offer will be included in a supplement to this prospectus. The prospectus supplement will also describe the specific manner in which we will offer the securities.

THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The securities are not insured by the Federal Deposit Insurance Corporation or any other federal agency.

SEPTEMBER 29, 2006

                                TABLE OF CONTENTS
                                -----------------


                                                                            Page



About This Prospectus..........................................................1
Where You Can Find Additional Information......................................2
Cautionary Statement on Forward-Looking Statements.............................3
Consolidated Ratios of Earnings to Fixed Charges...............................4
ABN AMRO Bank N.V..............................................................5
ABN AMRO Holding N.V...........................................................6
Use of Proceeds................................................................7
Description of Debt Securities.................................................8
Forms of Securities...........................................................19
The Depositary................................................................20
Plan of Distribution..........................................................22
Legal Matters.................................................................25
Experts.......................................................................26
Benefit Plan Investor Considerations..........................................27
Enforcement of Civil Liabilities..............................................28

                              ABOUT THIS PROSPECTUS

This prospectus is part of a Registration Statement that we, ABN AMRO Holding N.V. and LaSalle Funding LLC filed with the Securities and Exchange Commission (the "Commission") utilizing a "shelf" registration process. Under this shelf process, we and Holding may, from time to time, sell the debt securities and related guarantees described in the prospectus in one or more offerings in U.S. dollars, foreign currencies or foreign currency units.

This prospectus provides you with a general description of the debt securities and the related guarantees. Each time we and Holding sell securities, we will provide a prospectus supplement that will contain specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find Additional Information" beginning on page 2 of this prospectus.

Following the initial distribution of an offering of securities, certain affiliates of ours and Holding may offer and sell those securities in the course of their businesses as broker-dealers. Such affiliates may act as principal or agent in these transactions. This prospectus and the applicable prospectus supplement will also be used in connection with those transactions. Sales in any of those transactions will be made at varying prices related to prevailing market prices and other circumstances at the time of sale.

The debt securities may not be offered or sold anywhere in the world except in compliance with the requirements of the Dutch Securities Market Supervision Act 1995 (WET TOEZICHT EFFECTENVERKEER).

As used in this prospectus, the "Bank," "we," "us," and "our" refer to ABN AMRO Bank N.V. and "Holding" refers to ABN AMRO Holding N.V.

                    WHERE YOU CAN FIND ADDITIONAL INFORMATION

Holding is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, Holding files reports and other information with the Commission. You may read and copy these documents at the SEC Headquarters Public Reference Room at 100 F Street, NE, Washington, D.C. 20549 (tel: 202-551-8090). Copies of this material can also be obtained from the Public Reference Room of the SEC at 100 F Street, NE, Washington, D.C. 20549 at prescribed rates. Please call the SEC at 1-800-SEC-0330 for further information about the Public Reference Room. The SEC also maintains an Internet website that contains reports and other information regarding Holding that are filed through the SEC's Electronic Data Gathering, Analysis and Retrieval (EDGAR) System. This website can be accessed at www.sec.gov. You can find information Holding has filed with the SEC by reference to file number 1-14624.

This prospectus is part of a registration statement we, Holding and LaSalle Funding LLC filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and Holding and the securities we and Holding are offering. Statements in this prospectus concerning any document we and Holding filed as an exhibit to the registration statement or that Holding otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

The SEC allows us to incorporate by reference much of the information Holding files with it, which means that we and Holding can disclose important information to you by referring you to those publicly available documents. The information that we and Holding incorporate by reference in this prospectus is considered to be part of this prospectus. Because we and Holding are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we and Holding incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below, all subsequent Annual Reports filed on Form 20-F and any future filings we or Holding make with the SEC (including any Form 6-Ks Holding subsequently files with the SEC and specifically incorporates by reference into this prospectus) under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act that are identified in such filing as being specifically incorporated by reference into the Registration Statement of which this prospectus is a part until we and Holding complete our offering of the securities to be issued under the registration statement or, if later, the date on which any of our affiliates cease offering and selling these securities:

     (a) Annual Report on Form 20-F of ABN AMRO Holding N.V. for the year ended December 31, 2005, filed on April 3, 2006; and

     (b) Reports on Form 6-K of ABN AMRO Holding N.V. dated April 26, 2006 (2 filings: (i) ABN AMRO first quarter results and consolidated ratio of earnings to fixed charges, and (ii) ABN AMRO pro-forma 2005 results under new structure), June 12, 2006, June 30, 2006, August 2, 2006, August 9, 2006 (ABN AMRO first half-year results and consolidated ratio of earnings to fixed charges), August 15, 2006 (ABN AMRO to start buying back its own shares in line with earlier announcement), September 13, 2006 and September 14, 2006.

You may request, at no cost to you, a copy of these documents (other than exhibits not specifically incorporated by reference) by writing or telephoning us at:

                               ABN AMRO Bank N.V.
                     ABN AMRO Investor Relations Department
                              Gustav Mahlerlaan 10
                                  P.O. Box 283
                       1000 EA Amsterdam, The Netherlands
                               (31-20) 6 28 78 35

               CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS

Certain statements included in this prospectus are forward-looking statements. We also may make forward-looking statements in other documents filed with the SEC that are incorporated by reference into this prospectus. Forward-looking statements can be identified by the use of forward-looking terminology such as "believe", "expect", "may", "intend", "will", "should", "anticipate", "Value-at-Risk", or by the use of similar expressions or variations on such expressions, or by the discussion of strategy or objectives. Forward-looking statements are based on current plans, estimates and projections, and are subject to inherent risks, uncertainties and other factors which could cause actual results to differ materially from the future results expressed or implied by such forward-looking statements.

In particular, this prospectus and certain documents incorporated by reference into this prospectus include forward-looking statements relating but not limited to management objectives, implementation of our strategic initiatives, trends in results of operations, margins, costs, return on equity, and risk management, including our potential exposure to various types of risk including market risk, such as interest rate risk, currency risk and equity risk. For example, certain of the market risk disclosures are dependent on choices about key model characteristics, assumptions and estimates, and are subject to various limitations. By their nature, certain market risk disclosures are only estimates and could be materially different from what actually occurs in the future.

Some of the risks inherent in forward-looking statements are identified in "Item
3. Key Information - D. Risk factors" in Holding's annual report on Form 20-F for the year ended December 31, 2005. Other factors that could cause actual results to differ materially from those estimated by the forward-looking statements in this prospectus include, but are not limited to:

     o general economic and business conditions in the Netherlands, Italy, the European Union, the United States, Brazil and other countries or territories in which we operate;

     o    changes in applicable laws and regulations, including taxes;

     o regulations and monetary, interest rate and other policies of central banks, particularly the Dutch Central Bank, the Bank of Italy, the European Central Bank, the US Federal Reserve Board and the Brazilian Central Bank;

     o changes or volatility in interest rates, foreign exchange rates (including the Euro-US dollar rate), asset prices, equity markets, commodity prices, inflation or deflation;

     o the effects of competition and consolidation in the markets in which we operate, which may be influenced by regulation, deregulation or enforcement policies;

     o changes in consumer spending and savings habits, including changes in government policies which may influence investment decisions;

     o    our ability to hedge certain risks economically;

     o our success in managing the risks involved in the foregoing, which depends, among other things, on our ability to anticipate events that cannot be captured by the statistical models we use; and

     o    force majeure and other events beyond our control.

Other factors could also adversely affect our results or the accuracy of forward-looking statements in this prospectus, and you should not consider the factors discussed here or in Item 3 of Holding's annual report on Form 20-F for the year ended December 31, 2005 to be a complete set of all potential risks or uncertainties. We have economic, financial market, credit, legal and other specialists who monitor economic and market conditions and government policies and actions. However, because it is difficult to predict with accuracy any changes in economic or market conditions or in governmental policies and actions, it is difficult for us to anticipate the effects that such changes could have on our financial performance and business operations.

The forward-looking statements made in this prospectus speak only as of the date of this prospectus. We do not intend to publicly update or revise these forward-looking statements to reflect events or circumstances after the date of this prospectus, and we do not assume any responsibility to do so. You should, however, consult any further disclosures of a forward-looking nature we made in other documents filed with the SEC that are incorporated by reference into this prospectus. This discussion is provided as permitted by the Private Securities Litigation Reform Act of 1995.

                CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES

The following table sets forth Holding's consolidated ratios of earnings to fixed charges for the periods indicated under U.S. GAAP.

                                              YEAR ENDED DECEMBER 31,
                                    --------------------------------------------
                                      2005     2004     2003     2002     2001
                                    -------- -------- -------- -------- --------
Excluding Interest on Deposits(1)     1.49     1.46     2.66     1.89     1.45
Including Interest on Deposits(1)     1.15     1.13     1.36     1.21     1.08


---------------------
(1) Deposits include bank and total customer accounts. See the consolidated financial statements incorporated by reference herein.

                               ABN AMRO BANK N.V.

We are a prominent international banking group offering a wide range of banking products and financial services on a global basis through our network of 3,557 offices and branches in 58 countries and territories as of year-end 2005. We are one of the largest banking groups in the world, with total consolidated assets of (euro) 880.8 billion at December 31, 2005. We are the largest banking group in the Netherlands and we have a substantial presence in Brazil and the Midwestern United States. We are one of the largest foreign banking groups in the United States, based on total assets held as of December 31, 2005. Our principal executive offices are at Gustav Mahlerlaan 10, 1082 PP Amsterdam, The Netherlands, and our telephone number is (31-20) 628 9393.

                              ABN AMRO HOLDING N.V.

ABN AMRO Holding N.V. is incorporated under the laws of The Netherlands by deed of May 30, 1990 as the holding company of the Bank. The Articles of Association of Holding were last amended by a notarial deed executed by Mr. van Helden, civil law notary in Amsterdam, on June 9, 2005. Holding's main purpose is to own the Bank and its subsidiaries. Holding owns 100 percent of the shares of the Bank and is jointly and severally liable for all liabilities of the Bank. Holding is listed on Euronext and the New York Stock Exchange. All of the securities issued by the Bank hereunder after the date hereof will be fully and unconditionally guaranteed by Holding. Holding's principal executive offices are at Gustav Mahlerlaan 10, 1082 PP Amsterdam, The Netherlands, and Holding's telephone number is (31-20) 628 9393.

                                 USE OF PROCEEDS

Unless the applicable prospectus supplement states otherwise, we will use the net proceeds from the sale of the securities we offer by this prospectus for general corporate purposes. General corporate purposes may include additions to working capital, investments in or extensions of credit to our subsidiaries and the repayment of indebtedness.

                         DESCRIPTION OF DEBT SECURITIES

The following description of debt securities sets forth the material terms and provisions of the debt securities to which any prospectus supplement may relate. Our senior debt securities would be issued under a senior indenture dated September 15, 2006 among us, Wilmington Trust Company, as trustee, Citibank, N.A., as securities administrator, and Holding, as guarantor, a copy of which has been filed as an exhibit to the registration statement of which this prospectus is a part. Our subordinated debt securities would be issued under a subordinated indenture between us, a trustee and a securities administrator, each to be named in the applicable prospectus supplement. The subordinated indenture, a form of which has been filed as an exhibit to the registration statement of which this prospectus is a part, will be executed at the time we issue any debt securities thereunder. Any supplemental indentures will be filed with the SEC on a Form 6-K or by a post-effective amendment to the registration statement of which this prospectus is a part.

All of the indentures are sometimes referred to in this prospectus collectively as the "indentures" and each, individually, as an "indenture." The senior indenture is sometimes referred to in this prospectus as the "senior indenture." The subordinated indenture is sometimes referred to in this prospectus as the "subordinated indenture." The particular terms of the debt securities offered by any prospectus supplement, and the extent to which the general provisions described below may apply to the offered debt securities, will be described in the applicable prospectus supplement. The indentures will be qualified under the Trust Indenture Act of 1939, as amended. The terms of the debt securities will include those stated in the indentures and those made part of the indentures by reference to the Trust Indenture Act.

Because the following summaries of the material terms and provisions of the indentures and the related debt securities are not complete, you should refer to the forms of the indentures and the debt securities for complete information on some of the terms and provisions of the indentures, including definitions of some of the terms used below, and the debt securities. The senior indenture and subordinated indenture are substantially identical to one another, except for specific provisions relating to subordination contained in the subordinated indenture.

GENERAL

The senior debt securities will be our direct, unsecured and unsubordinated general obligations and will have the same rank in liquidation as all of our other unsecured and unsubordinated debt. The subordinated debt securities will be our unsecured obligations, subordinated in right of payment to the prior payment in full of all our senior indebtedness with respect to such series, as described below under "Subordination of the Subordinated Debt Securities" and in the applicable prospectus supplement.

GUARANTEE

Holding will fully and unconditionally guarantee payment in full to the holders of our debt securities. The guarantee is set forth in, and forms part of, the indenture under which our debt securities will be issued. If, for any reason, we do not make any required payment in respect of our debt securities when due, the guarantor will cause the payment to be made to or to the order of the applicable trustee. The guarantee will be on a senior basis when the guaranteed debt securities are issued under the senior indenture, and on a subordinated basis to the extent the guaranteed debt securities are issued under the subordinated indenture. The extent to which the guarantee is subordinated to other indebtedness of Holding will be substantially the same as the extent to which our subordinated debt is subordinated to our other indebtedness as described below under "--Subordination of the Subordinated Debt Securities." Holders of our debt securities may sue Holding to enforce its rights under the guarantee without first suing us or any other person or entity. Holding may, without the consent of the holders of the debt securities, assume all of our rights and obligations under the debt securities and upon such assumption, we will be released from our liabilities under the Indenture and the debt securities.

PAYMENTS

We may issue debt securities from time to time in one or more series. The provisions of the indentures allow us to "reopen" a previous issue of a series of debt securities and issue additional debt securities of that series. The debt securities may be denominated and payable in U.S. dollars or foreign currencies. We may also issue debt securities from time to time with the principal amount or interest payable on any relevant payment date to be determined by reference to one or more currency exchange rates, securities or baskets of securities, commodity prices or indices. Holders of these types of debt securities will receive payments of principal or interest that depend upon the value of the applicable currency, security or basket of securities, commodity or index on the relevant payment dates.

Debt securities may bear interest at a fixed rate, which may be zero, a floating rate, or a rate which varies during the lifetime of the debt security. Debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate may be sold at a discount below their stated principal amount.

TERMS SPECIFIED IN THE APPLICABLE PROSPECTUS SUPPLEMENT

The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to any offered debt securities:

     o    the specific designation;

     o    the aggregate principal amount, purchase price and denomination;

     o the currency in which the debt securities are denominated and/or in which principal, premium, if any, and/or interest, if any, is payable;

     o    the date of maturity;

     o the interest rate or rates or the method by which the calculation agent will determine the interest rate or rates, if any;

     o    the interest payment dates, if any;

     o the place or places for payment of the principal of and any premium and/or interest on the debt securities;

     o any repayment, redemption, prepayment or sinking fund provisions, including any redemption notice provisions;

     o whether we will issue the debt securities in definitive form and under what terms and conditions;

     o the terms on which holders of the debt securities may convert or exchange these securities into or for stock or other securities of an entity unaffiliated with us, any specific terms relating to the adjustment of the conversion or exchange feature and the period during which the holders may make the conversion or exchange;

     o information as to the methods for determining the amount of principal or interest payable on any date and/or the currencies, securities or baskets of securities, commodities or indices to which the amount payable on that date is linked;

     o any agents for the debt securities, including applicable trustees, depositaries, authenticating or paying agents, transfer agents or registrars;

     o certain United States federal income tax consequences and Netherlands income tax consequences;

     o whether certain payments on the debt securities will be guaranteed under a financial insurance guaranty policy and the terms of that guaranty;

     o    any applicable selling restrictions; and

     o any other specific terms of the debt securities, including any modifications to or additional events of default, covenants or modified or eliminated acceleration rights, and any terms required by or advisable under applicable laws or regulations, including laws and regulations relating to attributes required for the debt securities to be afforded certain capital treatment for bank regulatory or other purposes.

Some of the debt securities may be issued as original issue discount debt securities. Original issue discount securities bear no interest or are issued at a price which represents a discount to their principal amount. The applicable prospectus supplement will contain information relating to federal income tax, accounting, and other special considerations applicable to original issue discount securities.

REGISTRATION AND TRANSFER OF DEBT SECURITIES

Holders may present debt securities for exchange, and holders of registered debt securities may present these securities for transfer, in the manner, at the places and subject to the restrictions stated in the debt securities and described in the applicable prospectus supplement. We will provide these services without charge except for any tax or other governmental charge payable in connection with these services and subject to any limitations or requirements provided in the applicable indenture or the supplemental indenture or issuer order under which that series of debt securities is issued. If any of the securities are held in global form, the procedures for transfer of interests in those securities will depend upon the procedures of the depositary for those global securities. See "Forms of Securities."

COVENANT RESTRICTING MERGERS AND OTHER SIGNIFICANT CORPORATE ACTIONS

The indentures provide that neither we nor Holding will merge or consolidate with any other person and will not sell, lease or convey all or substantially all of its assets to any other person, unless:

o    we or Holding, as applicable, will be the continuing legal entity; or

o the successor legal entity or person that acquires all or substantially all of our or Holding's assets, as applicable (i) will expressly assume all of our or Holding's obligations, as applicable, under the applicable indenture and the debt securities issued under such indenture, and (ii) will be incorporated and existing under the laws of the Netherlands, or a member state of the European Union or the Organization for Economic Co-Operation and Development, or, provided no adverse U.S. tax consequences to U.S. holders result therefrom, any other jurisdiction; and

o immediately after the merger, consolidation, sale, lease or conveyance, that person or that successor legal entity will not be in default in the performance of the applicable covenants and conditions of the applicable indenture.

ABSENCE OF PROTECTIONS AGAINST ALL POTENTIAL ACTIONS OF THE BANK OR HOLDING

There are no covenants or other provisions in the indentures that would afford holders of debt securities additional protection in the event of a recapitalization transaction, a change of control of us or Holding or a highly leveraged transaction. The merger covenant described above would only apply if the recapitalization transaction, change of control or highly leveraged transaction were structured to include a merger or consolidation of us or Holding or a sale, lease or conveyance of all or substantially all of our or Holding's, as the case may be, assets. However, we may provide specific protections, such as a put right or increased interest, for particular debt securities, which we would describe in the applicable prospectus supplement.

EVENTS OF DEFAULT

Each indenture provides holders of debt securities with remedies if we or Holding, as the case may be, fail to perform specific obligations, such as making payments on our debt securities, or if we or Holding, as the case may be, become bankrupt. Holders should review these provisions and understand which of our or Holding's actions trigger an event of default and which actions do not. Each indenture permits the issuance of debt securities in one or more series, and, in many cases, whether an event of default has occurred is determined on a series-by-series basis.

An event of default is defined under each indenture, with respect to any series of debt securities issued under that indenture, as any one or more of the following events, subject to modification in a supplemental indenture, each of which we refer to in this prospectus as an event of default, having occurred and be continuing:

     o default is made for more than 30 days in the payment of interest, premium or principal in respect of the securities;

     o we or Holding, as the case may be, fail to perform or observe any other obligations applicable to us or Holding, respectively, under the securities, and such failure has continued for a period of 60 days next following the service on us and Holding of notice requiring the same to be remedied except that the failure to file with the applicable Trustee certain information required to be filed with such Trustee pursuant to the Trust Indenture Act of 1939, as amended, shall not constitute an event of default and does not give a right under the applicable indenture to accelerate or declare any security issued under such indenture due and payable. Although the Trustee may bring suit to enforce such filing obligation, the applicable indenture would not provide for a remedy of acceleration in that circumstance.

     o we or Holding, as the case may be, are declared bankrupt, or a declaration in respect of us or Holding is made under Chapter X of the Act on the Supervision of the Credit System (WET TOEZICHT KREDIETWEZEN
          1992) of The Netherlands;

     o an order is made or an effective resolution is passed for our or Holding's winding up or liquidation, as the case may be, unless this is done in compliance with the "Covenant Restricting Mergers and Other Significant Corporate Actions" described above; or

     o any other event of default provided in the supplemental indenture or issuer order, if any, under which that series of debt securities is issued.

ACCELERATION OF DEBT SECURITIES UPON AN EVENT OF DEFAULT

Each indenture provides that, unless otherwise set forth in a supplemental indenture:

     o if an event of default occurs due to the default in payment of principal of, or any premium or interest on, any series of debt securities issued under such indenture, or due to the default in the performance or breach of any other covenant or warranty of us or Holding, as the case may be, applicable to that series of debt securities but not applicable to all outstanding debt securities issued under that indenture, other than a covenant for which the applicable indenture specifies that violation thereof does not give a right to accelerate or declare due and payable any security issued under such indenture, occurs and is continuing, either the applicable trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of each affected series issued under that indenture, voting as one class, by notice in writing to us, may declare the principal of and accrued interest on the debt securities of such affected series (but not any other debt securities issued under that indenture) to be due and payable immediately; and

     o if an event of default occurs due to specified events of bankruptcy of us or Holding or due to an order or effective resolution for our or Holding's liquidation or winding up, as the case may be, or due to a default in the performance of any other of the covenants or agreements in such indenture applicable to all outstanding debt securities issued under that indenture, other than a covenant or agreement for which the applicable indenture specifies that violation thereof does not give a right to accelerate or declare due and payable any security issued under such indenture, occurs and is continuing, either the applicable trustee or the holders of not less than 25% in aggregate principal amount of all outstanding debt securities issued under that indenture for which any applicable supplemental indenture does not prevent acceleration under the relevant circumstances, voting as one class, by notice in writing to us, may declare the principal of all debt securities issued under that indenture and interest accrued on those debt securities to be due and payable immediately.

ANNULMENT OF ACCELERATION AND WAIVER OF DEFAULTS

In some circumstances, if any and all events of default under the applicable indenture, other than the non-payment of the principal of the securities that has become due as a result of an acceleration, have been cured, waived or otherwise remedied, then the holders of a majority in aggregate principal amount of all series of affected outstanding debt securities issued under that indenture, voting as one class, may annul past declarations of acceleration or waive past defaults of the debt securities.

INDEMNIFICATION OF TRUSTEE FOR ACTIONS TAKEN ON YOUR BEHALF

Each indenture provides that the applicable trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of debt securities issued under that indenture relating to the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred upon the trustee. In addition, each indenture contains a provision entitling the applicable trustee, subject to the duty of the trustee to act with the required standard of care during a default, to be indemnified by the holders of debt securities issued under the indenture before proceeding to exercise any right or power at the request of holders. Subject to these provisions and specified other limitations, the holders of a majority in aggregate principal amount of each series of outstanding debt securities of each affected series, voting as one class, may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee.

LIMITATION ON ACTIONS BY YOU AS AN INDIVIDUAL HOLDER

Each indenture provides that no individual holder of debt securities may institute any action against us or Holding under that indenture, except actions for payment of overdue principal and interest, unless the following actions have occurred:

     o the holder must have previously given written notice to the applicable trustee of the continuing default;

     o the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of each affected series issued under that indenture, treated as one class, must have:

          o    requested the applicable trustee to institute that action, and

          o    offered the applicable trustee reasonable indemnity;

     o the applicable trustee must have failed to institute that action within 60 days after receipt of the request referred to above; and

     o the holders of a majority in principal amount of the outstanding debt securities of each affected series issued under that indenture, voting as one class, must not have given directions to the applicable trustee inconsistent with those of the holders referred to above.

Each indenture contains a covenant that we will file annually with the applicable trustee a certificate of no default or a certificate specifying any default that exists.

DISCHARGE, DEFEASANCE AND COVENANT DEFEASANCE

We and Holding each have the ability to eliminate most or all of our obligations on any series of debt securities prior to maturity if we or Holding, as applicable, comply with the following provisions:

DISCHARGE OF INDENTURE. We or Holding may discharge all of our obligations, other than as to transfer and exchanges, under the applicable indenture after we have or it has, as applicable:

     o paid or caused to be paid the principal of and interest on all of the outstanding debt securities issued under that indenture in accordance with their terms;

     o delivered to the applicable securities administrator or applicable trustee for cancellation all of the outstanding debt securities issued under that indenture; or

     o irrevocably deposited with the applicable securities administrator or applicable trustee cash or, in the case of a series of debt securities payable only in U.S. dollars, U.S. government obligations in trust for the benefit of the holders of any series of debt securities issued under the applicable indenture that have either become due and payable, or are by their terms due and payable, or are scheduled for redemption, within one year, in an amount certified to be sufficient to pay on each date that they become due and payable, the principal of and interest on, and any mandatory sinking fund payments for, those debt securities. However, the deposit of cash or U.S. government obligations for the benefit of holders of a series of debt securities that are due and payable, or are scheduled for redemption, within one year will discharge obligations under the applicable indenture relating only to that series of debt securities.

DEFEASANCE OF A SERIES OF SECURITIES AT ANY TIME. We or Holding may also discharge all of our obligations, other than as to transfers and exchanges, under any series of debt securities at any time, which we refer to as defeasance in this prospectus. We and Holding may be released with respect to any outstanding series of debt securities from the obligations imposed by the covenants described above limiting consolidations, mergers, asset sales and leases, and elect not to comply with those sections without creating an event of default. Discharge under those procedures is called covenant defeasance.

Defeasance or covenant defeasance may be effected only if, among other things:

     o we or Holding irrevocably deposit with the relevant applicable trustee or securities administrator cash or, in the case of debt securities payable only in U.S. dollars, U.S. government obligations, as trust funds in an amount certified to be sufficient to pay on each date that they become due and payable, the principal of and interest on, and any mandatory sinking fund payments for, all outstanding debt securities of the series being defeased; and

     o we or Holding deliver to the relevant applicable trustee an opinion of counsel to the effect that:

          o the holders of the series of debt securities being defeased will not recognize income, gain or loss for United States federal income tax purposes as a result of the defeasance or covenant defeasance; and

          o the defeasance or covenant defeasance will not otherwise alter those holders' United States federal income tax treatment of principal and interest payments on the series of debt securities being defeased; in the case of a defeasance, this opinion must be based on a ruling of the Internal Revenue Service or a change in United States federal income tax law occurring after the date of this prospectus, since that result would not occur under current tax law.

REDEMPTIONS AND REPURCHASES OF DEBT SECURITIES

OPTIONAL REDEMPTION. The prospectus supplement will indicate the terms of our option to redeem the debt securities, if any. Unless otherwise provided in the applicable prospectus supplement, we will mail a notice of redemption by first-class mail, postage prepaid, at least 30 days and not more than 60 days prior to the date fixed for redemption, or within the redemption notice period designated in the applicable prospectus supplement, to the depositary, as holder of the global debt securities. The debt securities will not be subject to any sinking fund.

REPAYMENT AT OPTION OF HOLDER. If applicable, the prospectus supplement relating to a debt security will indicate that the holder has the option to have us repay that debt security on a date or dates specified prior to its maturity date. Unless otherwise specified in the applicable prospectus supplement, the repayment price will be equal to 100% of the principal amount of the debt security, together with accrued interest to the date of repayment. For debt securities issued with original issue discount, the prospectus supplement will specify the amount payable upon repayment.

Unless otherwise provided in the applicable prospectus supplement, for us to repay a debt security, the paying agent must receive the following at least 15 days but not more than 30 days prior to the repayment date:

     o the debt security with the form entitled "Option to Elect Repayment" on the reverse of the debt security duly completed; or

     o a telegram, telex, facsimile transmission or a letter from a member of a national securities exchange, or the National Association of Securities Dealers, Inc. or a commercial bank or trust company in the United States setting forth the name of the holder of the debt security, the principal amount of the debt security, the principal amount of the debt security to be repaid, the certificate number or a description of the tenor and terms of the debt security, a statement that the option to elect repayment is being exercised and a guarantee that the debt security to be repaid, together with the duly completed form entitled "Option to Elect Repayment" on the reverse of the debt security, will be received by the paying agent not later than the fifth business day after the date of that telegram, telex, facsimile transmission or letter. However, the telegram, telex, facsimile transmission or letter will only be effective if that debt security and form duly completed are received by the paying agent by the fifth business day after the date of that telegram, telex, facsimile transmission or letter.

Exercise of the repayment option by the holder of a debt security will be irrevocable. Unless otherwise specified in the applicable prospectus supplement, the holder may exercise the repayment option for less than the entire principal amount of the debt security but, in that event, the principal amount of the debt security remaining outstanding after repayment must be an authorized denomination.

SPECIAL REQUIREMENTS FOR OPTIONAL REPAYMENT OF GLOBAL DEBT SECURITIES. If a debt security is represented by a global debt security, the depositary or the depositary's nominee will be the holder of the debt security and therefore will be the only entity that can exercise a right to repayment. In order to ensure that the depositary's nominee will timely exercise a right to repayment of a particular debt security, the beneficial owner of the debt security must instruct the broker or other direct or indirect participant through which it holds an interest in the debt security to notify the depositary of its desire to exercise a right to repayment. Different firms have different cut-off times for accepting instructions from their customers and, accordingly, each beneficial owner should consult the broker or other direct or indirect participant through which it holds an interest in a debt security in order to ascertain the cut-off time by which an instruction must be given in order for timely notice to be delivered to the depositary.

OPEN MARKET PURCHASES. We may purchase debt securities at any price in the open market or otherwise. Debt securities so purchased by us may, at our discretion, be held or resold or surrendered to the relevant applicable trustee for cancellation.

MODIFICATION OF THE INDENTURES

MODIFICATION WITHOUT CONSENT OF HOLDERS. We, Holding and the relevant applicable trustee may enter into supplemental indentures without the consent of the holders of debt securities issued under the applicable indenture to:

     o    secure any debt securities issued under that indenture;

     o evidence the assumption by a successor corporation of our or Holding's, as the case may be, obligations under that indenture;

     o add covenants for the protection of the holders of debt securities issued under that indenture;

     o    cure any ambiguity or correct any inconsistency;

     o establish the forms or terms of debt securities of any series to be issued under that indenture; or

     o evidence the acceptance of appointment by a successor applicable trustee.

MODIFICATION WITH CONSENT OF HOLDERS. We, Holding and the applicable trustee, with the consent of the holders of not less than a majority in aggregate principal amount of each affected series of outstanding debt securities issued under the applicable indenture, voting as one class, may add any provisions to, or change in any manner or eliminate any of the provisions of, that indenture or modify in any manner the rights of the holders of those debt securities. However, we, Holding and the applicable trustee may not make any of the following changes to any outstanding debt security issued under the applicable indenture without the consent of each holder of debt securities issued under that indenture that would be affected by the change:

     o    extend the final maturity of the security;

     o    reduce the principal amount;

     o    reduce the rate or extend the time of payment of interest;

     o    reduce any amount payable on redemption;

     o change the currency in which the principal, including any amount of original issue discount, premium, or interest on the security is payable;

     o modify or amend the provisions for conversion of any currency into another currency;

     o reduce the amount of any original issue discount security payable upon acceleration or provable in bankruptcy;

     o alter the terms on which holders of the debt securities issued under that indenture may convert or exchange those debt securities for stock or other securities or for other property or the cash value of the property, other than in accordance with the antidilution provisions or other similar adjustment provisions included in the terms of those debt securities;

     o impair the right of any holder of debt securities issued under that indenture to institute suit for the enforcement of any payment on any such debt security or the guarantee when due; or

     o reduce the percentage of debt securities issued under that indenture the consent of whose holders is required for modification of that Indenture.

SUBORDINATION OF THE SUBORDINATED DEBT SECURITIES

Our subordinated debt securities will, to the extent set forth in the applicable subordinated indenture, be subordinate in right of payment to the prior payment in full of all our senior indebtedness, whether outstanding at the date of the subordinated indenture or incurred after that date. In the event of:

     o our insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, or relative to our creditors, as such, or to our assets; or

     o our voluntary or involuntary liquidation, dissolution or other winding up, whether or not involving insolvency or bankruptcy; or

     o any assignment for the benefit of creditors or any other marshalling of our assets and liabilities,

then the holders of our senior indebtedness will be entitled to receive payment in full of all amounts due or to become due on or in respect of all our senior indebtedness, or provision will be made for the payment in cash, before the holders of our subordinated debt securities are entitled to receive or retain any payment on account of principal of, or any premium or interest on, or any additional amounts with respect to, the subordinated debt securities. The holders of our senior indebtedness will be entitled to receive, for application to the payment of the senior indebtedness, any payment or distribution of any kind or character, whether in cash, property or securities, including any payment or distribution which may be payable or deliverable by reason of the payment of any of our other indebtedness being subordinated to the payment of our subordinated debt securities. This payment may be payable or deliverable in respect of our subordinated debt securities in any case, proceeding, dissolution, liquidation or other winding up event.

By reason of subordination, in the event of our liquidation or insolvency, holders of our senior indebtedness and holders of our other obligations that are not subordinated to our senior indebtedness may recover more ratably than the holders of our subordinated debt securities.

Subject to the payment in full of all our senior indebtedness, the rights of the holders of our subordinated debt securities will be subrogated to the rights of the holders of our senior indebtedness to receive payments or distributions of cash, our property or securities applicable to our senior indebtedness until the principal of, any premium and interest on, and any additional amounts with respect to, our subordinated debt securities have been paid in full.

No payment of principal, including redemption and sinking fund payments, of, or any premium or interest on, or any additional amounts with respect to our subordinated debt securities, or payments to acquire these securities, other than pursuant to their conversion, may be made:

     o if any of our senior indebtedness is not paid when due and any applicable grace period with respect to the default has ended and the default has not been cured or waived or ceased to exist, or

     o if the maturity of any of our senior indebtedness has been accelerated because of a default.

The subordinated indentures do not limit or prohibit us from incurring additional senior indebtedness, which may include indebtedness that is senior to our subordinated debt securities, but subordinate to our other obligations.

The subordinated indentures provide that these subordination provisions, insofar as they relate to any particular issue of our subordinated debt securities, may be changed prior to the issuance. Any change would be described in the applicable prospectus supplement.

REPLACEMENT OF DEBT SECURITIES

At the expense of the holder, we will replace any debt securities that become mutilated, destroyed, lost or stolen or are apparently destroyed, lost or stolen. The mutilated debt securities must be delivered to the applicable securities administrator or agent or satisfactory evidence of the destruction, loss or theft of the debt securities must be delivered to us, Holding, the applicable securities administrator and trustee and any agent. At the expense of the holder, an indemnity that is satisfactory to us and our agents, Holding, the applicable securities administrator and trustee and any agent may be required before a replacement note will be issued.

NOTICES

Notices to holders of the securities will be given by mailing such notices to each holder by first class mail, postage prepaid, or by overnight delivery, courier or facsimile, at the respective address of each holder as that address appears upon our books. Notices given to the Depositary, as holder of the registered debt securities, will be passed on to the beneficial owners of the securities in accordance with the standard rules and procedures of the Depositary and its direct and indirect participants.

TAX REDEMPTION

Unless otherwise specified in the applicable prospectus supplement, if we are obligated to pay additional amounts under the applicable indenture as set forth below, we may redeem, in whole but not in part, any of our debt securities issued under that indenture at our option at any time prior to maturity, upon the giving of a notice of redemption as described below, at a redemption price equal to 100% of the principal amount of those debt securities (or if the debt securities are issued with original issue discount, a portion of the principal, as specified in the applicable prospectus supplement) together with accrued interest to the date fixed for redemption and any additional amounts (as defined below), or at any redemption price otherwise specified in the applicable prospectus supplement, if we determine that, as a result of any change in or amendment to the laws affecting taxation after the date of the relevant prospectus supplement or, if applicable, pricing supplement relating thereto (or any regulations or rulings promulgated thereunder) of The Netherlands or of any political subdivision or taxing authority thereof or therein (or the jurisdiction of residence or incorporation of any successor corporation), or any change in official position regarding the application or interpretation of those laws, regulations or rulings, which change or amendment becomes effective on or after the date of the applicable prospectus supplement or, if applicable, pricing supplement relating thereto, we have or will become obligated to pay additional amounts (as defined below under "-- Payment of Additional Amounts") with respect to any of those debt securities as described below under "-- Payment of Additional Amounts." Prior to the giving of any notice of redemption pursuant to this paragraph, we shall deliver to the applicable trustee and the applicable securities administrator:

     o a certificate stating that we are entitled to effect the redemption and setting forth a statement of facts showing that the conditions precedent to our right to so redeem have occurred; and

     o an opinion of independent counsel reasonably satisfactory to the applicable trustee and the applicable securities administrator to the effect that we are entitled to effect the redemption based on the statement of facts set forth in the certificate.

Notice of redemption will be given not less than 30 nor more than 60 days prior to the date fixed for redemption, which date and the applicable redemption price will be specified in the notice; PROVIDED that no notice of redemption shall be given earlier than 60 days prior to the earliest date on which we would be obligated to pay the additional amounts if a payment in respect of those debt securities were then due. Notice will be given in accordance with "-- Notices" above.

PAYMENT OF ADDITIONAL AMOUNTS

Except to the extent otherwise specified in the applicable prospectus supplement, we will, with respect to any of our debt securities and subject to certain exceptions and limitations set forth below, pay such additional amounts (the "additional amounts") to holders of the debt securities as may be necessary in order that the net payment of the principal of the securities and any other amounts payable on the debt securities, after withholding for or on account of any present or future tax, assessment or governmental charge imposed upon or as a result of such payment by The Netherlands, or the jurisdiction of residence or incorporation of any successor corporation, or any political subdivision or taxing authority thereof or therein (a "relevant jurisdiction"), will not be less than the amount provided for in the debt securities to be then due and payable. We will not, however, be required to make any payment of additional amounts for or on account of:

     o any such tax, assessment or other governmental charge that would not have been so imposed but for (i) the existence of any present or former connection between such holder (or between a fiduciary, settlor, beneficiary, member or shareholder, if such holder is an estate, a trust, a partnership or a corporation) and The Netherlands and its possessions or any other relevant jurisdiction, including, without limitation, such holder (or such fiduciary, settlor, beneficiary, member or shareholder) being or having been a citizen or resident thereof, being or having been engaged in a trade or business or present therein or having, or having had, a permanent establishment therein, or (ii) the presentation, where presentation is required, by the holder of a debt security for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

     o any capital gain, estate, inheritance, gift, sales, transfer or personal property tax or any similar tax, assessment or governmental charge;

     o any tax, assessment or other governmental charge that is payable otherwise than by withholding from payments on or in respect of the debt securities;

     o any tax, assessment or other governmental charge that is imposed on a payment to an individual and that is required to be made pursuant to European Council Directive 2003/48/EC or any other directive implementing the conclusions of the ECOFIN Council meeting of November 26-27, 2000 on the taxation of savings income, or any law implementing or complying with, or introduced in order to conform to, such directives;

     o any tax, assessment or other governmental charge required to be withheld by any paying agent from any payment of principal or other amounts payable, or interest on the debt securities, to the extent that such payment can be made without such withholding by presentation of the debt securities to any other paying agent;

     o any tax, assessment or other governmental charge that would not have been imposed but for a holder's failure to comply with a request addressed to the holder or, if different, the direct nominee of a beneficiary of the payment, to comply with certification, information or other reporting requirements concerning the nationality, residence or identity of the holder or beneficial owner of securities, if such compliance is required by statute or by regulation of the relevant jurisdiction, as a precondition to relief or exemption from such tax, assessment or other governmental charge; or

     o    any combination of the items listed above;

nor shall we pay additional amounts with respect to any payment on the debt securities to a holder who is a fiduciary, an entity treated as a partnership or any other person that is not the sole beneficial owner of such debt security to the extent such payment would be required by the laws of the relevant jurisdiction to be included in the income, for tax purposes, of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to the additional amounts had such beneficiary, settlor, member or beneficial owner been the holder of the debt securities.

NEW YORK LAW TO GOVERN

The indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

INFORMATION CONCERNING THE APPLICABLE TRUSTEE

Information about the applicable indenture trustee for the subordinated indenture will be set forth in the applicable prospectus supplement. The trustee under one indenture may also serve as trustee under the other indenture. We and our subsidiaries maintain ordinary banking relationships and custodial facilities with the trustee under the senior indenture and affiliates of the trustee.

                               FORMS OF SECURITIES

Each debt security will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Both certificated securities in definitive form and global securities may be issued in registered form, where our and Holding's obligation runs to the holder of the security named on the face of the security. Definitive securities name you or your nominee as the owner of the security and, in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the applicable trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities represented by these global securities. The depositary maintains a computerized system that will reflect each investor's beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below under "--Global Securities."

Our obligations, as well as the obligations of the applicable trustee under any indenture and the obligations, if any, of any agents of ours or any agents of such trustee run only to the persons or entities named as holders of the securities in the relevant security register. Neither we nor any applicable trustee, other agent of ours or agent of such trustee have obligations to investors who hold beneficial interest in global securities, in street name or by any other indirect means.

Upon making a payment or giving a notice to the holder as required by the terms of that security, we will have no further responsibility for that payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect owners of beneficial interests in that security but does not do so. Similarly, if we want to obtain the approval or consent of the holders of any securities for any purpose, we would seek the approval only from the holders, and not the indirect owners, of the relevant securities. Whether and how the holders contact the indirect owners would be governed by the agreements between such holders and the indirect owners.

References to "you" in this prospectus refer to those who invest in the securities being offered by this prospectus, whether they are the direct holders or only indirect owners of beneficial interests in those securities.

REGISTERED GLOBAL SECURITIES

We may issue the registered debt securities in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or its nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

We anticipate that the provisions described under "The Depositary" below will apply to all depositary arrangements, unless otherwise described in the prospectus supplement relating to those securities.

                                 THE DEPOSITARY

The Depository Trust Company, New York, New York will be designated as the depositary for any registered global security. Each registered global security will be registered in the name of Cede & Co., the depositary's nominee.

The depositary is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. The depositary holds securities deposited with it by its direct participants, and it facilitates the settlement of transactions among its direct participants in those securities through electronic computerized book-entry changes in participants' accounts, eliminating the need for physical movement of securities certificates. The depositary's direct participants include both U.S. and non-U.S. securities brokers and dealers, including the agents, banks, trust companies, clearing corporations and other organizations, some of whom and/or their representatives own the depositary. Access to the depositary's book-entry system is also available to others, such as both U.S. and non-U.S. brokers and dealers, banks, trust companies and clearing corporations, such as the Euroclear operator and Clearstream, Luxembourg, that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to the depositary and its participants are on file with the SEC.

Purchases of the securities under the depositary's system must be made by or through its direct participants, which will receive a credit for the securities on the depositary's records. The ownership interest of each actual purchaser of each security (the "beneficial owner") is in turn to be recorded on the records of direct and indirect participants. Beneficial owners will not receive written confirmation from the depositary of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participants through which the beneficial owner entered into the transaction. Transfers of ownership interests in the securities are to be made by entries on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in securities, except in the event that use of the book-entry system for the securities is discontinued.

To facilitate subsequent transfers, all securities deposited with the depositary are registered in the name of the depositary's partnership nominee, Cede & Co, or such other name as may be requested by the depositary. The deposit of securities with the depositary and their registration in the name of Cede & Co. or such other nominee of the depositary do not effect any change in beneficial ownership. The depositary has no knowledge of the actual beneficial owners of the securities; the depositary's records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by the depositary to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Neither the depositary nor Cede & Co. (nor such other nominee of the depositary) will consent or vote with respect to the securities unless authorized by a direct participant in accordance with the depositary's procedures. Under its usual procedures, the depositary mails an omnibus proxy to us as soon as possible after the applicable record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those direct participants identified in a listing attached to the omnibus proxy to whose accounts the securities are credited on the record date.

Redemption proceeds, distributions, and dividend payments on the securities will be made to Cede & Co or such other nominee as may be requested by the depositary. The depositary's practice is to credit direct participants' accounts upon the depositary's receipt of funds and corresponding detail information from us or any agent of ours, on the date payable in accordance with their respective holdings shown on the depositary's records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such participant and not of the depositary or its nominee, the applicable trustee, any agent of ours, or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payments of redemption proceeds, distributions, and dividend payments to Cede & Co. or such other nominee as may be requested by the depositary is the responsibility of us or of any paying agent of ours, disbursement of such payments to direct participants will be the responsibility of the depositary, and disbursement of such payments to the beneficial owners will be the responsibility of direct and indirect participants.

The depositary may discontinue providing its services as depositary with respect to the securities at any time by giving reasonable notice to us or our agent. Under such circumstances, in the event that a successor depositary is not obtained by us within 90 days, security certificates are required to be printed and delivered. In addition, under the terms of the indentures, we may at any time and in our sole discretion decide not to have any of the securities represented by one or more registered global securities. We understand, however, that, under current industry practices, the depositary would notify its participants of our request, but will only withdraw beneficial interests from a global security at the request of each participant. We would issue definitive certificates in exchange for any such interests withdrawn. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary's instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

According to the depositary, the foregoing information relating to the depositary has been provided to the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

The information in this section concerning the depositary and depositary's book-entry system has been obtained from sources we believe to be reliable, but we take no responsibility for the accuracy thereof. The depositary may change or discontinue the foregoing procedures at any time.

                              PLAN OF DISTRIBUTION

We and Holding may sell the securities being offered by this prospectus in four ways: (1) through selling agents, (2) through underwriters, (3) through dealers and/or (4) directly to purchasers. Any of these selling agents, underwriters or dealers in the United States or outside the United States may include affiliates of ours. We and Holding are offering the securities through LaSalle Financial Services, Inc. and ABN AMRO Incorporated to the extent either or both of them are named in the applicable prospectus supplement.

We may designate selling agents from time to time to solicit offers to purchase these securities. We will name any such agent, who may be deemed to be an underwriter as that term is defined in the Securities Act, and state any commissions we are to pay to that agent in the applicable prospectus supplement. That agent will be acting on a reasonable efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis.

If we use any underwriters to offer and sell these securities, we and Holding will enter into an underwriting agreement with those underwriters when we and they determine the offering price of the securities, and we will include the names of the underwriters and the terms of the transaction in the applicable prospectus supplement.

If we use a dealer to offer and sell these securities, we will sell the securities to the dealer, as principal, and will name the dealer in the applicable prospectus supplement. The dealer may then resell the securities to the public at varying prices to be determined by that dealer at the time of resale.

Our net proceeds will be the purchase price in the case of sales to a dealer, the public offering price less discount in the case of sales to an underwriter or the purchase price less commission in the case of sales through a selling agent -- in each case, less other expenses attributable to issuance and distribution.

Offers to purchase securities may be solicited directly by us and the sale of those securities may be made by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any resale of those securities. The terms of any sales of this type will be described in the related prospectus supplement.

One or more firms, referred to as "remarketing firms," may also offer or sell the securities, if the prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as agents for Holding, us or any of our subsidiaries. These remarketing firms will offer or sell the securities in accordance with a redemption or repayment pursuant to the terms of the securities. The prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with Holding, us or any of our subsidiaries and will describe the remarketing firm's compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket.

In order to facilitate the offering of these securities, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of these securities or any other securities the prices of which may be used to determine payments on these securities. Specifically, the underwriters may sell more securities than they are obligated to purchase in connection with the offering, creating a short position for their own accounts. A short sale is covered if the short position is no greater than the number or amount of securities available for purchase by the underwriters under any over-allotment option. The underwriters can close out a covered short sale by exercising the over-allotment option or purchasing these securities in the open market. In determining the source of securities to close out a covered short sale, the underwriters will consider, among other things, the open market price of these securities compared to the price available under the over-allotment option. The underwriters may also sell these securities or any other securities in excess of the over-allotment option, creating a naked short position. The underwriters must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of these securities in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, the underwriters may bid for, and purchase, these securities or any other securities in the open market to stabilize the price of these securities or of any other securities. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may also reclaim selling concessions allowed to an underwriter or a dealer for distributing these securities in the offering, if the syndicate repurchases previously distributed securities to cover syndicate short positions or to stabilize the price of these securities. Any of these activities may raise or maintain the market price of these securities above independent market levels or prevent or retard a decline in the market price of these securities. The underwriters are not required to engage in these activities, and may end any of these activities at any time.

Selling agents, underwriters, dealers and remarketing firms may be entitled under agreements with us to indemnification by us against some civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

If so indicated in the prospectus supplement, we will authorize selling agents, underwriters or dealers to solicit offers by some purchasers to purchase debt securities from us at the public offering price stated in the prospectus supplement under delayed delivery contracts providing for payment and delivery on a specified date in the future. These contracts will be subject only to those conditions described in the prospectus supplement, and the prospectus supplement will state the commission payable for solicitation of these offers.

Any underwriter, selling agent or dealer utilized in the initial offering of securities will not confirm sales to accounts over which it exercises discretionary authority without the prior specific written approval of its customer.

To the extent an initial offering of the securities will be distributed by an affiliate of ours each such offering of securities will be conducted in compliance with the requirements of Rule 2720 of the National Association of Securities Dealers, Inc., which is commonly referred to as the NASD, regarding a NASD member firm's distribution of securities of an affiliate. Following the initial distribution of any of these securities, affiliates of ours may offer and sell these securities in the course of their businesses as broker-dealers. Such affiliates may act as principals or agents in these transactions and may make any sales at varying prices related to prevailing market prices at the time of sale or otherwise. Such affiliates may also use this prospectus in connection with these transactions. None of our affiliates is obligated to make a market in any of these securities and may discontinue any market-making activities at any time without notice.

Underwriting discounts and commissions on securities sold in the initial distribution will not exceed 8% of the offering proceeds.

SELLING RESTRICTIONS

EUROPEAN ECONOMIC AREA

SECURITIES THAT QUALIFY AS SECURITIES WITHIN THE MEANING OF THE PROSPECTUS DIRECTIVE.

To the extent that the debt securities qualify as securities within the meaning of the Prospectus Directive, the following selling restriction shall apply:

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant Implementation Date") the debt securities will be offered to the public in that Relevant Member State of the European Economic Area, except that the debt securities may, with effect from and including the Relevant Implementation Date, be offered to the public in that Relevant Member State:

     (a) in (or in Germany, where the offer starts within) the period beginning on the date of publication of a prospectus in relation to those debt securities which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive and ending on the date which is 12 months after the date of such publication;

     (b) at any time to legal entities which are authorised or regulated to operate in the financial markets or, if not so authorised or regulated, whose corporate purpose is solely to invest in securities;

     (c) at any time to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than (euro)43,000,000 and (3) an annual net turnover of more than (euro)50,000,000, as shown in its last annual or consolidated accounts; or

     (d) at any time in any other circumstances which do not require the publication by us of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression "an offer of debt securities to the public" in relation to any debt securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the debt securities to be offered so as to enable an investor to decide to purchase or subscribe the debt securities, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Member State and the expression "Prospectus Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

SECURITIES THAT DO NOT QUALIFY AS SECURITIES WITHIN THE MEANING OF THE PROSPECTUS DIRECTIVE.

To the extent that the debt securities do not qualify as securities within the meaning of the Prospectus Directive, the following selling restriction shall apply:

          The debt securities are offered exclusively to individuals and legal entities who or which:

          (1) are professional investors (which includes, without limitation, banks, securities firms, insurance companies, pension funds, investment institutions, central governments, large international and supranational organisations, other institutional investors and other parties, including treasury departments of commercial enterprises, which as an ancillary activity regularly trade or invest in securities, hereafter "Professional Investors") situated in The Netherlands; or

          (2) are established, domiciled or have their residence (collectively, "are resident") outside the Netherlands;

          provided that (A) the offer, the applicable prospectus supplement and pricing supplement and each announcement of the offer states that the offer is and will only be made to persons or entities who are professional investors situated in The Netherlands or who are not resident in The Netherlands, (B) the offer, the prospectus, the applicable prospectus supplement and pricing supplement and each announcement of the offer comply with the laws and regulations of any state where persons to whom the offer is made are resident and (C) a statement by us that those laws and regulations are complied with is submitted to the Netherlands Authority for the Financial Markets (STICHTING AUTORITEIT FINANCIELE MARKTEN; the "AFM") before the offer is made and is included in the applicable prospectus supplement and pricing supplement and each such announcement.

                                  LEGAL MATTERS

Davis Polk & Wardwell will pass upon the validity of the offered securities with respect to United States Federal and New York law. Clifford Chance Limited Liability Partnership will pass upon the validity of the offered securities with respect to Dutch law. Davis Polk & Wardwell has in the past represented Holding and its affiliates, including us, and continues to represent Holding and its affiliates on a regular basis and in a variety of matters.

                                     EXPERTS

The consolidated financial statements and the related financial statement schedules of Holding incorporated in this prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2005 have been so incorporated in reliance on the report of Ernst & Young, independent registered public accounting firm, given on the authority of the firm as experts in accounting and auditing.

                      BENEFIT PLAN INVESTOR CONSIDERATIONS

A fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employment Retirement Income Security Act of 1974, as amended ("ERISA"), including entities such as collective investment funds, partnerships and separate accounts whose underlying assets include the assets of such plans (collectively, "ERISA Plans") should consider the fiduciary standards of ERISA in the context of the ERISA Plans' particular circumstances before authorizing an investment in the debt securities. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the ERISA Plan.

Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans, as well as individual retirement accounts and Keogh plans subject to Section 4975 of the Code (together with ERISA Plans, "Plans"), from engaging in certain transactions involving the "plan assets" with persons who are "parties in interest" under ERISA or "disqualified persons" under the Code ("Parties in Interest") with respect to such Plans. As a result of our business, we and/or certain of our affiliates are each a Party in Interest with respect to many Plans. Where we are a Party in Interest with respect to a Plan (either directly or by reason of ownership of our subsidiaries), the purchase and holding of the debt securities by or on behalf of the Plan would be a prohibited transaction under Section 406(a)(1) of ERISA and Section 4975(c)(1) of the Code, unless exemptive relief were available under an applicable administrative exemption (as described below).

Accordingly, the debt securities may not be purchased or held by any Plan, any entity whose underlying assets include "plan assets" by reason of any Plan's investment in the entity (a "Plan Asset Entity") or any person investing "plan assets" of any Plan, unless such purchaser or holder is eligible for the exemptive relief available under Prohibited Transaction Class Exemption ("PTCE") 96-23, 95-60, 91-38, 90-1 or 84-14 issued by the U.S. Department of Labor or the service provider exemption provided by new Section 408(b)(17) of ERISA and
Section 4975(d)(20) of the Code. Unless the applicable prospectus supplement explicitly provides otherwise, each purchaser or holder of the debt securities or any interest therein will be deemed to have represented by its purchase of the debt securities that (a) its purchase and holding of the debt securities is not made on behalf of or with "plan assets" of any Plan or (b) its purchase and holding of the debt securities will not result in a prohibited transaction under
Section 406 of ERISA or Section 4975 of the Code.

Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) are not subject to these "prohibited transaction" rules of ERISA or Section 4975 of the Code, but may be subject to similar rules under other applicable laws or documents ("Similar Laws"). Accordingly, each purchaser or holder of the debt securities shall be required to represent (and deemed to constitute a representation) that such purchase and holding is not prohibited under applicable Similar Laws. Due to the complexity of the applicable rules, it is particularly important that fiduciaries or other persons considering purchasing the debt securities on behalf of or with "plan assets" of any Plan consult with their counsel regarding the relevant provisions of ERISA, the Code or any Similar Laws and the availability of exemptive relief under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or the service provider exemption under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code.

Each purchaser and holder of the debt securities has exclusive responsibility for ensuring that its purchase and holding of the debt securities does not violate the fiduciary or prohibited transaction rules of ERISA, the Code or any Similar Laws. The sale of any debt securities to any Plan is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that such an investment is appropriate for Plans generally or any particular Plan.

                        ENFORCEMENT OF CIVIL LIABILITIES

We and Holding are organized under the laws of The Netherlands and the members of our and Holding's Supervisory Board, with two exceptions, and our and Holding's Managing Board are residents of The Netherlands or other countries outside the United States. Although we and some of our affiliates, including LaSalle Bank, have substantial assets in the United States, substantially all of our and Holding's assets and the assets of the members of the respective Supervisory Boards and Managing Boards are located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon us, Holding or these persons or to enforce against us, Holding or these persons judgments of U.S. courts predicated upon the civil liability provisions of U.S. securities laws. The United States and The Netherlands do not currently have a treaty providing for reciprocal recognition and enforcement of judgments in civil and commercial matters. Therefore, a final judgment for the payment of money rendered by any federal or state court in the United States based on civil liability, whether or not predicated solely upon U.S. federal securities laws, would not be enforceable in The Netherlands. However, if the party in whose favor such judgment is rendered brings a new suit in a competent court in The Netherlands, that party may submit to a Dutch court the final judgment which has been rendered in the United States, in which case the Dutch court may give such effect to this judgment as it deems appropriate. If the Dutch court finds that the jurisdiction of the federal or state court in the United States has been based on grounds that are internationally acceptable and that the final judgment concerned results from proceedings compatible with Dutch concepts of due process, to the extent that the Dutch court is of the opinion that reasonableness and fairness so require, the Dutch court would, in principle, under current practice, recognize the final judgment that has been rendered in the United States and generally grant the same claim without relitigation on the merits, unless the consequences of the recognition of such judgment contravene public policy in The Netherlands or conflicts with an existing Dutch judgment.

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YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PRICING SUPPLEMENT, THE PROSPECTUS SUPPLEMENT AND THE PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE ELSE TO PROVIDE YOU WITH DIFFERENT OR ADDITIONAL INFORMATION. WE ARE OFFERING TO SELL THESE SECURITIES AND SEEKING OFFERS TO BUY THESE SECURITIES ONLY IN JURISDICTIONS WHERE OFFERS AND SALES ARE PERMITTED. NEITHER THE DELIVERY OF THIS PRICING SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS SUPPLEMENT AND PROSPECTUS, NOR ANY SALE MADE HEREUNDER AND THEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF ABN AMRO BANK N.V. OR ABN AMRO HOLDING N.V. SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF SUCH INFORMATION.

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TABLE OF CONTENTS

PRICING SUPPLEMENT

                                                           PAGE
                                                           ----
Summary of Pricing Supplement...............               PS-3
Risk Factors................................               PS-8
Hypothetical Sensitivity Analysis of Total
  Return of the Securities at Maturity......              PS-14
Incorporation of Documents by Reference.....              PS-18
Public Information Regarding the Basket
  Stocks ...................................              PS-19
Description of Securities...................              PS-23
Use of Proceeds.............................              PS-34
Taxation....................................              PS-35
Plan of Distribution........................              PS-36

PROSPECTUS SUPPLEMENT

                                                           PAGE
                                                           ----
About This Prospectus Supplement............               S-1
Risk Factors................................               S-2
Description of Notes........................               S-4
Taxation in the Netherlands.................              S-24
United States Federal Taxation..............              S-25
Plan of Distribution........................              S-34
Legal Matters...............................              S-36

PROSPECTUS

                                                           PAGE
                                                           ----
About This Prospectus ......................                1
Where You Can Find Additional Information ..                2
Cautionary Statement on Forward-Looking
  Statements ...............................                3
Consolidated Ratios of Earnings to Fixed
  Charges ..................................                4
ABN AMRO Bank N.V ..........................                5
ABN AMRO Holding N.V. ......................                6
Use of Proceeds ............................                7
Description of Debt Securities .............                8
Forms of Securities ........................               19
The Depositary .............................               20
Plan of Distribution .......................               22
Legal Matters ..............................               25
Experts ....................................               26
Benefit Plan Investor Considerations .......               27
Enforcement of Civil Liabilities ...........               28

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                               ABN AMRO BANK N.V.



                                   $2,500,000



                     FULLY AND UNCONDITIONALLY GUARANTEED BY
                              ABN AMRO HOLDING N.V.




                       24 MONTH YIELD DISCOVERY SECURITIES
                       LINKED TO THE CURRENT COMPONENTS OF
                  THE NYSE(R) INTERNATIONAL TARGET 25 PORTFOLIO,
                              DUE JANUARY 29, 2010




                               PRICING SUPPLEMENT
                              (TO PROSPECTUS DATED
                             SEPTEMBER 29, 2006 AND
                              PROSPECTUS SUPPLEMENT
                            DATED SEPTEMBER 29, 2006)




                              ABN AMRO INCORPORATED